UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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SELECTIVE INSURANCE GROUP, INC.
(Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Selective Insurance Group, Inc. 40 Wantage Avenue Branchville, New Jersey 07890 (973) 948-3000

March 25, 2010
NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS
AND PROXY STATEMENT

April 28, 2010

The 2010 Annual Meeting of Stockholders of Selective Insurance Group, Inc. (“Selective”) will be held at 3:00 PM Eastern Time on Wednesday, April 28, 2010, in the Auditorium at Selective’s principal offices, which have both a physical and mailing address of 40 Wantage Avenue, Branchville, New Jersey 07890.

At the meeting, we will ask stockholders to:

1.	Approve amendments to Selective’s Restated Certificate of Incorporation and By-Laws to eliminate the classified Board over a period of three years;

2.	Elect four Class I directors for a one-year term expiring in 2011 if Proposal 1 is approved or for a three-year term expiring in 2013 if Proposal 1 is not approved;

3.
Approve an amendment and restatement of the Selective Insurance Group, Inc. 2005 Omnibus Stock Plan to, among other things, increase the number of shares issuable under such plan, provide that awards may be granted to consultants and service providers of subsidiaries of Selective that are less than 80% owned by Selective, and approve and reapprove the performance goals under the plan for purposes of Section 162(m) of the Internal Revenue Code;

4.
Approve an amendment and restatement of the Selective Insurance Group, Inc. Cash Incentive Plan and approve and reapprove the performance goals under the plan for purposes of Section 162(m) of the Internal Revenue Code; and

5.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

We plan a brief business meeting focused on these items and we will attend to any other business as may properly come before the meeting and at any adjournments or postponements of the meeting.  The Board of Directors recommends that you vote in favor of Items 1, 2, 3, 4, and 5.  These proposals are further described in the proxy statement.

Also enclosed is Selective's 2009 Annual Report to Stockholders.  At the meeting, we will be making a brief presentation on operations and we will offer time for your comments and questions.

Selective stockholders of record at the close of business on March 5, 2010 are entitled to notice of and to vote at the meeting and any adjournment of it.  A quorum is a majority of outstanding shares.  YOUR VOTE IS IMPORTANT.  WE URGE YOU TO VOTE YOUR SHARES BY: (1) CALLING THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE PROXY CARD; (2) ACCESSING THE INTERNET WEBSITE LISTED ON THE PROXY CARD; OR (3) COMPLETING, DATING, AND SIGNING THE PROXY CARD AND RETURNING IT IN THE ENCLOSED ENVELOPE.  YOUR PROXY MAY BE REVOKED AT ANY TIME, AS DESCRIBED IN THE PROXY STATEMENT, PRIOR TO THE TIME IT IS VOTED AT THE 2010 ANNUAL MEETING.

Very truly yours,
Gregory E. Murphy
Chairman of the Board, President and Chief Executive Officer

By Order of the Board of Directors:
Robyn P. Turner
Corporate Secretary

TABLE OF CONTENTS

PROXY STATEMENT	2
GENERAL INFORMATION ABOUT SELECTIVE’S ANNUAL MEETING	2
PROPOSALS FOR STOCKHOLDER VOTE AND APPROVAL REQUIREMENTS	3
OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING	5
VOTING AND PROXY PROCEDURE	5
IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD ON APRIL 28, 2010	6
INFORMATION ABOUT PROPOSAL 1	6
INFORMATION ABOUT PROPOSAL 2	8
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS	17
EXECUTIVE OFFICERS	18
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	18
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	20
CORPORATE GOVERNANCE	20
BOARD MEETINGS AND COMMITTEES	20
RISK MANAGEMENT	23
STOCKHOLDER COMMUNICATIONS	24
CODE OF CONDUCT	24
EXECUTIVE COMPENSATION	25
COMPENSATION DISCUSSION AND ANALYSIS	25
Summary Compensation Table	37
Grants of Plan Based Awards	39
Outstanding Equity Awards at Fiscal Year End	40
Option Exercises and Stock Vested	41
Pension Benefits	42
Nonqualified Deferred Compensation	43
Employment Agreements and Potential Payments upon Termination or Change of Control	44
DIRECTOR COMPENSATION	46
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	47
COMPENSATION COMMITTEE REPORT	47
INFORMATION ABOUT PROPOSAL 3	48
INFORMATION ABOUT PROPOSAL 4	53
INFORMATION ABOUT PROPOSAL 5	57
FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	57
AUDIT COMMITTEE REPORT	58
STOCKHOLDER PROPOSALS AND NOMINATIONS	59
DOCUMENTS INCORPORATED BY REFERENCE	61
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF SELECTIVE INSURANCE GROUP, INC.	A-1
BY-LAWS OF SELECTIVE INSURANCE GROUP, INC.	B-1
SELECTIVE INSURANCE GROUP, INC. 2005 OMNIBUS STOCK PLAN	C-1
SELECTIVE INSURANCE GROUP, INC. CASH INCENTIVE PLAN	D-1

PROXY STATEMENT

FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 28, 2010

GENERAL INFORMATION ABOUT SELECTIVE’S ANNUAL MEETING

WHEN AND WHERE IS THE ANNUAL MEETING?

The 2010 Annual Meeting of Stockholders (the “Annual Meeting”) of Selective Insurance Group, Inc. (“Selective” or the “Company”) will be held on Wednesday, April 28, 2010, at 3:00 PM Eastern Time in the Auditorium at Selective’s principal offices at 40 Wantage Avenue, Branchville, New Jersey 07890.  Directions are on the back of this Proxy Statement.

WHEN WAS THIS PROXY STATEMENT MAILED?

This Proxy Statement is being mailed to stockholders on or about March 25, 2010.

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

Anyone who owned Selective common stock as of the close of business on March 5, 2010, is entitled to one vote per share owned.  There were 53,250,772 shares outstanding at the close of business on that date.

WHO IS SOLICITING MY PROXY TO VOTE MY SHARES AND WHEN?

Selective’s Board of Directors (“Board of Directors” or the “Board”) is soliciting your “proxy,” or your authorization for our named proxies, A. David Brown and J. Brian Thebault, to vote your shares. Unless revoked by you, your proxy will be effective for the Annual Meeting and for any adjournments or continuations of that meeting.

WHAT IS THE COST OF SOLICITING PROXIES AND WHO IS PAYING FOR THE COST?

Selective is bearing the entire cost of soliciting proxies.  Proxies will be solicited principally through the mail, but may also be solicited personally or by telephone, or special letter by directors, officers, and regular Selective employees for no additional compensation.  Selective has engaged Georgeson Inc. (“Georgeson”), a proxy solicitation firm, to assist in the solicitation of proxies and the distribution of proxy materials, including reviewing Selective’s proxy materials, disseminating broker search cards, soliciting a proxy service company, brokers, banks, and institutional holders, and delivering executed proxies.  Georgeson will provide such services for an estimated fee of approximately $12,500 plus expenses.  Selective will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to their customers or principals who are the beneficial owners of shares of Selective common stock.

WHAT ARE THE REQUIREMENTS FOR BUSINESS TO BE CONDUCTED AT THE ANNUAL MEETING?

For business to be conducted at the Annual Meeting, owners of 26,625,387 shares of Selective common stock (a majority of the issued and outstanding shares entitled to vote) constituting a quorum, must be in attendance or represented by proxy.

PROPOSALS FOR STOCKHOLDER VOTE AND APPROVAL REQUIREMENTS

Management is presenting five proposals for a stockholder vote.

PROPOSAL 1:	AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION AND THE BY-LAWS

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION AND THE BY-LAWS TO PROVIDE FOR THE ANNUAL ELECTION OF ALL DIRECTORS AND TO ELIMINATE THE CLASSIFIED BOARD OVER A PERIOD OF THREE YEARS.

You can find information about the amendments to Selective’s Restated Certificate of Incorporation and By-Laws beginning on page 6.

New Jersey law and Selective’s By-Laws govern the vote on Proposal 1, on which you may:
▪	Vote in favor of Proposal 1;
▪	Vote against Proposal 1; or
▪	Abstain from voting.

Since these amendments alter Article Seventh of the Restated Certificate of Incorporation, as amended, and Sections 7A and 7B of the By-Laws, the amendments must receive the affirmative vote of 66 2/3% or more of the voting power of all of the shares of Selective entitled to vote generally in the election of directors, voting together as a single class.  Abstentions are the same as a vote "against" Proposal 1.

PROPOSAL 2.	ELECTION OF DIRECTORS

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE FOLLOWING FOUR NOMINATED DIRECTORS FOR A TERM OF ONE YEAR IF PROPOSAL 1 IS APPROVED, OR THREE YEARS IF PROPOSAL 1 IS NOT APPROVED:  W. MARSTON BECKER, GREGORY E. MURPHY, CYNTHIA S. NICHOLSON, AND WILLIAM M. RUE.

You can find information about these nominees, as well as information about Selective’s Board of Directors, its committees, compensation for directors, and other related matters beginning on page 8.

New Jersey law and Selective’s By-Laws govern the vote on Proposal 2, on which you may:
▪	Vote in favor of all the nominees;
▪	Withhold your votes as to all nominees; or
▪	Withhold your votes as to specific nominees.

Assuming a quorum is present, a candidate must receive a plurality of the votes cast at the Annual Meeting in person or by proxy to be elected.  Stockholders may not cumulate their votes.  Abstentions and broker non-votes will have no effect on the outcome of the vote.

PROPOSAL 3.
APPROVE THE AMENDMENT AND RESTATEMENT OF THE SELECTIVE INSURANCE GROUP, INC. 2005 OMNIBUS STOCK PLAN TO, AMONG OTHER THINGS, INCREASE THE NUMBER OF SHARES ISSUABLE UNDER SUCH PLAN, PROVIDE THAT AWARDS MAY BE GRANTED TO CONSULTANTS AND SERVICE PROVIDERS TO CERTAIN SUBSIDIARIES OF SELECTIVE, AND TO APPROVE AND REAPPROVE THE PERFORMANCE GOALS SET OUT IN THE PLAN

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT AND RESTATEMENT OF THE SELECTIVE INSURANCE GROUP, INC. 2005 OMNIBUS STOCK PLAN.

You can find information about the amendment and restatement of the Selective Insurance Group, Inc. 2005 Omnibus Stock Plan beginning on page 48.

New Jersey law and Selective’s By-Laws govern the vote on Proposal 3, on which you may:
▪	Vote in favor of Proposal 3;
▪	Vote against Proposal 3; or
▪	Abstain from voting.

Assuming a quorum is present, Proposal 3 will pass if approved by an affirmative vote of a majority of votes cast at the Annual Meeting.  Under New Jersey law, in determining whether the proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will not be counted as votes and, accordingly, will have no effect on the outcome of the vote.  A majority of votes cast is also required to approve Proposal 3 for purposes of Sections 162(m) and 422 of the Internal Revenue Code of 1986, as amended (“Internal Revenue Code”).

PROPOSAL 4.	APPROVE THE AMENDMENT AND RESTATEMENT OF THE SELECTIVE INSURANCE GROUP, INC. CASH INCENTIVE PLAN AND APPROVE AND REAPPROVE THE PERFORMANCE GOALS SET OUT IN THE CASH INCENTIVE PLAN

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT AND RESTATEMENT OF THE SELECTIVE INSURANCE GROUP, INC. CASH INCENTIVE PLAN

You can find information about the amendment and restatement of the Selective Insurance Group, Inc. Cash Incentive Plan beginning on page 53.

New Jersey law and Selective’s By-Laws govern the vote on Proposal 4, on which you may:
▪	Vote in favor of Proposal 4;
▪	Vote against Proposal 4; or
▪	Abstain from voting.

Assuming a quorum is present, Proposal 4 will pass if approved by an affirmative vote of a majority of votes cast at the Annual Meeting.  Under New Jersey law, in determining whether the proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will not be counted as votes and, accordingly, will have no effect on the outcome of the vote.  A majority of votes cast is also required to approve Proposal 4 for purposes of Section 162(m) of the Internal Revenue Code.

PROPOSAL 5.	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

You can find information about Selective’s relationship with KPMG LLP beginning on page 57.

New Jersey law and Selective’s By-Laws govern the vote on Proposal 5, on which you may:
▪	Vote in favor of Proposal 5;
▪	Vote against Proposal 5; or
▪	Abstain from voting.

Assuming a quorum is present, Proposal 5 will pass if approved by an affirmative vote of a majority of the votes cast at the Annual Meeting.  Under New Jersey law, in determining whether the proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will not be counted as votes cast and, accordingly, will have no effect on the outcome of the vote.

OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

The Board of Directors is not aware of any other business to be presented for a vote of the stockholders at the Annual Meeting.  If any other matters are properly presented for a vote, the people named as proxies will have discretionary authority, to the extent permitted by applicable law and NASDAQ Stock Market (“NASDAQ”) and United States Securities and Exchange Commission (“SEC”) rules and regulations, to vote on such matters according to their best judgment.

The Chairman of the Annual Meeting may refuse to allow presentation of a proposal or nominee for the Board of Directors if the proposal or nominee is not properly submitted.  The requirements for submitting proposals and nominations for this year’s meeting were set forth in the proxy statement for our 2009 Annual Meeting of Stockholders under the heading "Stockholder Proposals and Nominations".

VOTING AND PROXY PROCEDURE

HOW DO I VOTE?

You can vote four ways:

1.
BY MAIL.  Mark your voting instructions on, then sign and date the proxy card.  Then return the proxy card in the postage-paid envelope provided.  If you mail your proxy card, we must receive it before the beginning of the meeting.

If we receive your signed proxy card, but you do not give voting instructions, the named proxies will vote your shares FOR Proposals 1, 2, 3, 4, and 5.  If any other matters arise during the meeting which require a vote, the named proxies will exercise their discretion, to the extent permitted by applicable law and NASDAQ and SEC rules and regulations.

2.
BY TELEPHONE.  Call the toll-free number on your proxy card to vote by telephone.  Follow the instructions on your proxy card and the voice prompts.  IF YOU VOTE BY TELEPHONE, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

3.
BY INTERNET.  Go to the website listed on your proxy card to vote through the Internet.  Follow the instructions on your proxy card and the website. If you vote through the Internet, you may incur telephone and/or Internet access charges from your service providers.  IF YOU VOTE BY INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

4.	IN PERSON. Attend the Annual Meeting, or send a personal representative with an appropriate proxy, in order to vote.

HOW DO I REVOKE MY PROXY OR CHANGE MY VOTING INSTRUCTIONS?

You may revoke your proxy before the proxy is exercised by writing to Selective’s Corporate Secretary, Robyn P. Turner, at the address in the meeting notice on the cover of this Proxy Statement.  You may also change your vote before the proxy is exercised by entering a new vote via the Internet, by telephone, or by returning a properly executed proxy bearing a later date.  Any subsequent timely and valid vote by any means will change your prior vote.  For example, if you voted by telephone, a subsequent Internet vote will change your vote.  The last vote received before noon central time on April 27, 2010 will be the vote that is counted, except that you may also change your vote by voting in person at the Annual Meeting.

HOW WILL PROXIES BE VOTED IF I GIVE MY AUTHORIZATION?

If you properly execute your proxy on the accompanying form and return it to Selective or submit your proxy by telephone or Internet, and do not subsequently revoke your proxy, your shares of common stock will be voted at the Annual Meeting in accordance with your instructions.  In the absence of instructions, the named proxies will vote your shares “FOR” Proposals 1, 2, 3, 4, and 5.  If other matters should properly come before the meeting, the named proxies will vote on such matters, to the extent permitted by applicable law and NASDAQ and SEC rules and regulations, in accordance with their best judgment.

HOW WILL VOTES BE COUNTED?

The inspectors of elections appointed for the Annual Meeting by the Board of Directors will separately tabulate affirmative and negative votes, abstentions and broker non-votes (shares held by a broker, bank or other nominee that does not have authority, either express or discretionary, to vote on a particular matter).  Shares represented by proxies that reflect abstentions and broker non-votes are counted for determining whether there is a quorum.  Brokers may exercise their discretionary voting power for Proposals 1 and 5.

Approval of Proposal 1 requires the affirmative vote of 66 2/3% of the outstanding shares of Selective.  For Proposal 2, abstentions and broker non-votes will not be considered in determining whether director nominees have received the requisite number of affirmative votes.  Approval of Proposals 3, 4, and 5 requires the affirmative vote of a majority of votes cast at the Annual Meeting.  Abstentions and broker non-votes have no effect on the outcome of Proposals 3 and 4.  Abstentions are the same as a vote "against" Proposal 1 but have no effect on Proposal 5.

WHAT IF MY SHARES ARE NOT REGISTERED IN MY NAME?

If you own your shares in “street name,” meaning that your broker is actually the record owner, you should contact your broker.  When a broker does not have voting instructions and withholds its vote on one of these matters, it is called a “broker non-vote.”  Broker non-votes count toward a quorum, but otherwise do not affect the outcome of any proposal.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 28, 2010

This Proxy Statement is available on Selective’s internet website at www.selective.com.

INFORMATION ABOUT PROPOSAL 1
Amendment of the Restated Certificate of Incorporation and the By-Laws

Article Seventh of our Restated Certificate of Incorporation and Section 7A of our By-Laws establish three classes of Directors (Class I, Class II, and Class III) with terms of three years each.  Each year, our stockholders are requested to elect the directors comprising one of the classes.  The term of the Class I directors is scheduled to expire at the 2010 Annual Meeting.  The term of the Class III directors is scheduled to expire in 2011 and the term of the Class II directors is scheduled to expire in 2012.  Because of the classified Board structure, stockholders have the opportunity to vote on only roughly one-third of the directors each year.

At the 2009 Annual Meeting, a stockholder proposal requesting that the Board take the necessary steps to declassify the Board was approved by stockholders.  Our Board of Directors has unanimously approved, declared it advisable for the stockholders to adopt, and is proposing to the stockholders for approval, the following:

•
Amendments to Article Seventh and the deletion of Article Ninth of our Restated Certificate of Incorporation, as amended, with the amendments and revisions all incorporated into an amended and restated Certificate of Incorporation (the “Charter”); and

•	Amendments to Sections 7A and 7B of our By-Laws to declassify the Board of Directors and phase in annual voting for each Director to serve a one-year term.

If approved by the stockholders, the amended and restated Charter will become effective upon filing with the Treasurer of the State of New Jersey.  We intend to file the amended and restated Charter promptly after stockholder approval is obtained.  The amendment to our By-Laws will be effective upon approval by the stockholders.

If approved by the stockholders, the amendments will phase the declassification of the Board over the next two years and the Board will not be fully declassified until after the 2012 Annual Meeting.  Directors elected before the amendments are effective (which include all of our current directors) will stand for election for one-year terms once their then-current terms expire.  The term of the current Class I directors (W. Marston Becker, Gregory E. Murphy, Cynthia S. Nicholson, and William M. Rue) expires at the 2010 Annual Meeting.  These directors will stand for election to a one-year term at this Annual Meeting, if the amendments are approved, or a three-year term, if the amendments are not approved.  The Board of Directors recommends the stockholders vote to elect Messrs. Becker, Murphy, and Rue and Ms. Nicholson.

If the amendments are approved, the eligible Class III directors (Paul A. Bauer, John C. Burville, Michael J. Morrissey, Ronald L. O’Kelley, and Joan M. Lamm-Tennant) will stand for election to a one-year term at the 2011 Annual Meeting, and the eligible Class II directors (A. David Brown and J. Brian Thebault) will stand for election to a one-year term at the 2012 Annual Meeting.  S. Griffin McClellan III will not be eligible to stand for election at the 2012 Annual Meeting because he will have surpassed the age of eligibility for election as a director.

At every subsequent annual meeting of stockholders thereafter, all directors will serve for one-year terms and the Board will be fully declassified.  As amended, Section 7B of our By-Laws will provide that any director chosen as a result of a newly created directorship or to fill a vacancy on the Board after the 2010 Annual Meeting will hold office for a term expiring at the next annual meeting of stockholders.  In all cases, each director will hold office until a successor has been elected and qualified or the director’s earlier resignation or removal.

Article Ninth of our Charter currently provides that our Directors may be removed only for cause.  Under New Jersey corporate law:

•	Directors of a company with a classified Board structure may only be removed by stockholders for cause unless its certificate of incorporation provides otherwise; and

•	Directors of a company without a classified Board structure may be removed for cause or without cause unless otherwise provided in the certificate of incorporation.

The Board of Directors proposes to only permit a director to be removed for cause by deleting Article Ninth and by including in Article Seventh a limitation specifying that, except as otherwise required by law, stockholders can only remove a director from office for cause before the director’s term expires or otherwise terminates.  The Board of Directors also proposes to add to Section 7B of our By-Laws a similar requirement that except as otherwise required by law, until a director’s term expires or otherwise terminates, the Director may only be removed from office by the Company's stockholders for cause.

The form of the proposed amended and restated Charter is attached to this Proxy Statement as Appendix A, and the amended and restated By-Laws are attached to this Proxy Statement as Appendix B. The amended and restated By-Laws are marked to show all substantive changes, but clerical changes and corrections are not highlighted.

Required Vote

Pursuant to the Charter and By-Laws, the affirmative vote of 66 2/3% or more of the voting power of all of the shares of Selective entitled to vote generally in the election of directors, voting together as a single class, is required to approve this Proposal 1.

Reasons for the Proposal

The Board of Directors is committed to good corporate governance.  Accordingly, in determining whether to propose the declassification of the Board, the Board carefully reviewed the various arguments for and against a classified Board structure.

In formulating its recommendation, the Board considered the view of some stockholders who believe that classified boards have the effect of reducing the accountability of directors to stockholders because classified boards limit the ability of stockholders to evaluate and elect all directors on an annual basis.  The Board also gave considerable weight to the overwhelming approval at the 2009 Annual Meeting of a stockholder proposal requesting that the Board take the necessary steps to declassify the Board.  The election of directors is the primary means for stockholders to influence corporate governance policies.  The Board believes that implementing annual elections for all Directors would support our ongoing effort to adopt “best practices” in corporate governance as the Board noted that many U.S. public companies have eliminated their classified Board structures in recent years.

The Board recognizes that a classified structure may offer several advantages, such as promoting continuity and stability in the management of the business and affairs of a company because a majority of directors always have prior experience as directors of the company.  Proponents of classified boards also assert that such a structure reduces a company's vulnerability to coercive takeover tactics, forcing an entity seeking control of a target company to initiate arms-length discussions with the target's board because it cannot replace the entire board in a single election.  While the Board recognizes these potential benefits, it also notes that even without a staggered board, we have other means to compel a takeover bidder to negotiate with the Board, including certain supermajority voting requirements in our Charter, our proposed retention of the limitation on directors' removal only for cause and certain provisions of New Jersey law.

In view of these considerations and with the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors determined that it is in the best interests of the Company and our stockholders to eliminate the classified board structure.  The Corporate Governance and Nominating Committee and the Board also determined that the declassification should be implemented in stages to ensure a smooth transition and to not shorten the terms of the directors elected at the prior annual meetings.  With the recommendation of the Corporate Governance and Nominating Committee, the Board adopted and declared advisable:  (i) the proposed amended and restated Charter, attached as Appendix A to this Proxy Statement, to be effective upon its filing with the Treasurer of the State of New Jersey; and (ii) the amendments to Sections 7A and 7B of the By-Laws as reflected in Appendix B to this Proxy Statement, to be effective immediately upon stockholder approval.  The Board believes that by taking this action, it can provide stockholders further assurance that the directors are accountable to stockholders while maintaining appropriate defenses to respond to inadequate takeover bids.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION AND THE BY-LAWS TO DECLASSIFY THE BOARD.

INFORMATION ABOUT PROPOSAL 2
Election of Directors

Selective’s Board of Directors currently has 12 members and is divided into three classes designated Class I, Class II, and Class III.  Pursuant to Selective’s Restated Certificate of Incorporation, as amended, and its By-Laws, Selective may have a minimum of seven and a maximum of 20 directors.  By majority vote, the Board of Directors may set the number of directors within this range at any time.

Relationship of Proposal 2 to Proposal 1

As discussed in Proposal 1, the stockholders are being asked to approve and adopt amendments to our Charter and By-Laws to declassify our Board of Directors.  Because the Class I directors are nominated for election at the 2010 Annual Meeting, if they are elected and Proposal 1 is approved, the Class I directors will be elected for one-year terms at the 2010 Annual Meeting.  If Proposal 1 is not approved, however, the Class I directors (if elected) will serve for three-year terms to expire at our 2013 annual meeting of stockholders.

Process for Review and Nomination of Director Candidates:

The Corporate Governance and Nominating Committee is responsible for the review and nomination of candidates to the Board of Directors1.  The Corporate Governance and Nominating Committee seeks director candidates and reviews them for possible nomination and election to the Board from any source, including:
•	Directors and management;
•	Third party search firms that the Corporate Governance and Nominating Committee may engage; and
•	Stockholders.

Any stockholder proposing Board candidate(s) must submit in writing all information required to be disclosed pursuant to Regulation 14A under the Exchange Act in a solicitation of proxies for the election of a director to the Chairman of the Corporate Governance and Nominating Committee, c/o Corporate Secretary, 40 Wantage Avenue, Branchville, NJ  07890.

Regardless of source, the Corporate Governance and Nominating Committee evaluates all candidates based on, among other things, the following standards:
•	Personal and professional ethics, integrity, character, and values;
•	Professional and personal experience;
•	Business judgment;
•	Skills and expertise;
•	Industry knowledge;
•	Independence and avoidance or limitation of potential or actual conflicts of interest;
•	Dedication and commitment to representing the long-term interests of Selective and its stockholders;
•	Willingness to dedicate and devote sufficient time to Board duties and activities;
•	Other appropriate and relevant factors, including the qualification and skills of the current members of the Board; and
•	Diversity.

Although Selective has no formal diversity policy, its Corporate Governance Guidelines provide that the composition of the Board should encompass a broad range of skills, expertise, industry knowledge, and diversity of opinion.  Accordingly, diversity of thought, experience, gender, race, and ethnic background are greatly considered in the director evaluation process.

Director Nominees

No family relationships exist between any of Selective’s current directors, executive officers, and persons nominated by Selective to become a director.

The Board has ratified the Corporate Governance and Nominating Committee’s nomination of the following four incumbent Class I directors to stand for election at the 2010 Annual Meeting for terms expiring at the 2011 Annual Meeting if Proposal 1 is approved or at the 2013 Annual Meeting if Proposal

1  See chart on page 21 for further discussion of the Corporate Governance and Nominating Committee’s other responsibilities.

1 is not approved or until a successor has been duly elected and qualified:  W. Marston Becker, Gregory E. Murphy, Cynthia S. Nicholson, and William M. Rue.

All four nominees have consented to being named in this Proxy Statement and to serving if elected and the Board does not know of any reason why any of these nominees would decline or be unable to serve if elected.  If a nominee becomes unavailable or unable to serve before the Annual Meeting, the Board can either reduce its size or designate a substitute nominee.  If the Board designates a substitute nominee, proxies that would have been cast for the original nominee will be cast for the substitute nominee unless instructions are given to the contrary.

NOMINEES OF THE BOARD OF DIRECTORS
CLASS I – Directors Nominated to Continue in Office Until the 2011 Annual Meeting of Stockholders If Proposal 1 is Approved, or Until the 2013 Annual Meeting of Stockholders If Proposal 1 is Not Approved

Name, Age, Year Elected to Board of Directors	Occupation and Background
W. Marston Becker, 57 Independent Director, 2006	•	Chairman and Chief Executive Officer, Max Capital Group Ltd., since October 2006; Director, since 2004.
	•	Chairman and General Partner of West Virginia Media Holdings, since 2001.
•
Chairman and Chief Executive Officer of LaSalle Re Holdings Ltd., 2002 to 2008.  In August 2003, LaSalle Re Holdings Limited and its affiliate Trenwick Group Ltd. filed for protection under Chapter 11 of the U.S. Bankruptcy Code.

	•	Director, BrickStreet Mutual Insurance Company, since 2008.
	•	Director, Dorado Insurance, Ltd., since 2007.
	•	Director, Coal Contractors Insurance, Ltd., since 2002.
	•	Chairman and Chief Executive Officer, Trenwick Group, Ltd., 2002 to 2005; Director, Trenwick Group, Ltd., 1997 to 2003.
	•	Director, Mountain Companies, since 2007.
	•	Director, Beazley Group plc, 2006 to 2008.
	•	Director, West Virginia University, United Hospital System, 2004 to 2008.
	•	Chief Executive Officer, McDonough-Caperton Insurance Group, 1986 to 1994.
	•	Advisory Board Member, Conning Funds, since 1997.
	•	Advisory Board Member, American Securities Funds, since 1997.
	•	Advisory Board Member, International Catastrophe Insurance Managers, LLC (ICAT), 2005 to 2006.
	•	Graduate of West Virginia University (B.S. and J.D.).
Discussion of individual experience, qualifications, attributes, and skills.
Mr. Becker has extensive insurance industry expertise and leadership experience.  He is the Chairman and Chief Executive Officer of a publicly-traded insurance and reinsurance group and has held similar senior management and director positions with other insurance groups.  Mr. Becker also ran an independent insurance agency, which is our principal distribution channel.  He was trained as both an attorney and an accountant and is financially knowledgeable.  He is active in a variety of business and public policy issues in his native West Virginia.  He also has strong insurance industry contacts and analytical skills.

NOMINEES OF THE BOARD OF DIRECTORS
CLASS I – Directors Nominated to Continue in Office Until the 2011 Annual Meeting of Stockholders If Proposal 1 is Approved, or Until the 2013 Annual Meeting of Stockholders If Proposal 1 is Not Approved

Name, Age, Year Elected to Board of Directors	Occupation and Background
Gregory E. Murphy, 54	•	Chairman, President and Chief Executive Officer of Selective, since May 2000.
Employee Director, 1997	•	President and Chief Executive Officer of Selective, May 1999 to May 2000.
	•	President and Chief Operating Officer of Selective, 1997 to May 1999.
	•	Other senior executive, management, and operational positions at Selective, since 1980.
	•	Certified Public Accountant (New Jersey) (Inactive).
	•	Director, Newton Memorial Hospital Foundation, Inc., since 1999.
	•	Director, Property Casualty Insurers Association of America, since 2008.
	•	Director, Insurance Information Institute, since 2000.
	•	Director, American Insurance Association (AIA), 2002 to 2006.
	•	Trustee, the American Institute for CPCU (AICPCU) and the Insurance Institute of America (IIA), since 2001.
	•	Graduate of Boston College (B.S. Accounting).
	•	Harvard University (Advanced Management Program).
	•	M.I.T. Sloan School of Management.
Discussion of individual experience, qualifications, attributes, and skills.
Mr. Murphy, with 30 years of service at Selective and 11 as Chief Executive Officer, is the Director most knowledgeable about our operations.  We consider his service on the Board extremely valuable to informed business and strategic decision-making.  He has broad experience and knowledge in the areas of reinsurance, and insurance pricing and industry fundamentals.  Mr. Murphy has extensive contacts in the insurance industry and serves as a director of several important industry groups.  He is an accountant, served as our Chief Financial Officer prior to assuming other leadership positions, and is extremely financially sophisticated.

NOMINEES OF THE BOARD OF DIRECTORS
CLASS I – Directors Nominated to Continue in Office Until the 2011 Annual Meeting of Stockholders If Proposal 1 is Approved, or Until the 2013 Annual Meeting of Stockholders If Proposal 1 is Not Approved

Name, Age, Year Elected to Board of Directors	Occupation and Background
Cynthia S. Nicholson, 45	•	Co-Founder, Pup To Go, LLC, since 2009.
Independent Director,	•	Principal Strategist and Director, GamesThatGive, Inc., since 2009.
2009	•	Senior Vice President and Chief Marketing Officer of Pepsi-Cola North America, a division of PepsiCo, Inc., 2005 to 2008.
	•	Various Vice President and Director positions, PepsiCo, Inc., 1997 to 2004.
	•	Various Marketing positions, R.J. Reynolds Tobacco Company, 1988 to 1997.
	•	Member, Association of National Advertisers Board, 2006 to 2008.
	•	Graduate of Kelley School of Business, Indiana University (M.B.A.).
	•	Graduate of University of Illinois (B.S.).
Discussion of individual experience, qualifications, attributes, and skills.
Ms. Nicholson is a marketing expert and served in a variety of senior marketing positions at Pepsi, which is known for its brand marketing and senior management training.  We believe that her marketing expertise is invaluable to us as we explore branding and marketing efforts to address competitive issues in the property and casualty industry and our distribution through independent agents.  Ms. Nicholson was appointed to the Board in 2009 after being identified by a third-party firm specializing in diversity director searches, Diversified Search Ray & Berndtson.

William M. Rue, 62	•	President and former Executive Vice President, Rue Insurance, general insurance agency, since 1969.
Non-Independent Director,	•	President, Rue Financial Services, Inc., since 2002.
1977	•	Director, 1st Constitution Bank, since 1989, Secretary of the Board, since 2005.
	•	Director, 1st Constitution Bancorp, since 1999, Secretary of the Board, since 2005.
	•	Director, Robert Wood Johnson University Hospital at Hamilton, since 1994.
	•	Trustee, Rider University, since 1993.
	•	Director, Robert Wood Johnson University Hospital Foundation, since 1999.
	•	Member, National Association of Securities Dealers.
	•	Member, Council of Insurance Agents & Brokers.
	•	Member, Society of CPCU.
	•	Member, Professional Insurance Agents Association.
	•	President, The Rue Foundation, since 2004.
	•	Graduate of Rider College (B.A.).
Discussion of individual experience, qualifications, attributes, and skills.
Mr. Rue has been one of our independent agents for 41 years, and the chief executive of his agency for 25 years.  We believe that, because we distribute our products exclusively through independent agents, it is extremely valuable for informed business and strategic decision-making for the Board to have the feedback and input from an independent agent with strong knowledge of our operations and the competitive landscape.

CONTINUING DIRECTORS
CLASS II – Directors Continuing in Office Until the 2012 Annual Meeting of Stockholders
Name, Age, Year Elected to Board of Directors	Occupation and Background
A. David Brown, 67	•	Executive Vice President, Urban Brands, Inc., since April 2009.
Independent Director, 1996	•	Senior Vice President, Human Resources, Linens ‘n Things, Inc., 2006 to 2009. In May 2008, Linens and Things, Inc. filed for protection under Chapter 11 of the U.S. Bankruptcy Code.
	•	Managing Partner, Bridge Partners, LLC, an executive recruiting firm, 2003 to 2006.
Lead Independent Director, 2009 – present	•	Partner, Whitehead Mann, executive recruiters, 1997 to 2003.
	•	Director, Hanover Direct, 2003 to 2006.
	•	Director, Zale Corporation, 1997 to 2006.
	•	Director, The Sports Authority, Inc., 1998 to 2003.
	•	Trustee, Jackie Robinson Foundation.
	•	Trustee, Monmouth University.
	•	Graduate of Monmouth University (B.S.).
Discussion of individual experience, qualifications, attributes, and skills.
Mr. Brown has had a long career in human resources and executive development and leadership.  He has run his own business and worked for large corporations.  He also has a long commitment to diversity and was the managing director of a search firm specializing in diversity.  Mr. Brown has extensive corporate governance experience and has served on several public company boards.  He is active in several institutions based in New Jersey, where we are headquartered.  Mr. Brown’s strong leadership and inter-personal skills have made him an effective Lead Independent Director.

S. Griffin McClellan III, 72	•	Retired Banking Executive.
Independent Director, 1980	•	Self-employed Consultant, 1994 to 2001.
	•	Graduate of Harvard University (B.A.).
Discussion of individual experience, qualifications, attributes, and skills.
Mr. McClellan is the former Chief Executive Officer of two federal savings banks.  He has extensive financial and investment experience and knowledge, particularly in the area of structured products, leading him to be a major contributor to the Finance Committee.  After Mr. Rue, Mr. McClellan is the longest tenured director and has an extensive knowledge of our history and challenges.

J. Brian Thebault, 58	•	Partner, Thebault Associates, since 2007.
Independent Director, 1996	•	Chairman, Earth-Thebault, July 2007 to July 2009.
	•	Chairman and Chief Executive Officer, L.P. Thebault Company, 1998 to 2007; President and Chief Executive Officer, L.P. Thebault Company, 1984 to 1998.
	•	Trustee, The Peck School, since 1994.
	•	Trustee, The Delbarton School, 1990 to 2007.
	•	Graduate of University of Southern California (B.S.).
Discussion of individual experience, qualifications, attributes, and skills.
For most of his career, Mr. Thebault has run closely-held businesses, which is the structure of many of our commercial customers.  Through his career in the printing industry, he has a strong background in sales, marketing, finance matters, and business strategy.

CONTINUING DIRECTORS
CLASS III – Directors Continuing in Office Until the 2011 Annual Meeting of Stockholders

Name, Age, Year Elected to Board of Directors	Occupation and Background
Paul D. Bauer, 66	•	Retired financial executive.
Independent Director, 1998	•	Executive Vice President and Chief Financial Officer of Tops Markets, Inc., 1970 to 1993.
	•	Director, Rosina Holdings Inc., since 2002.
	•	Director, Catholic Health System of Western New York, 1998 to 2008.
	•	Director, R.P. Adams Co., 1991 to 2004.
	•	Director, IMC, Inc., 1995 to 2000.
	•	Co-founder and President, The Bison Scholarship Fund (formerly named the Buffalo Inner-City Scholarship Opportunity Network), since 1995.
	•	Trustee, Holy Angels Academy, since 2005.
	•	Graduate of Boston College (B.S. Accounting).
Discussion of individual experience, qualifications, attributes, and skills.
Mr. Bauer is the former Chief Financial Officer of a publicly-traded company and the Audit Committee’s designated financial expert.  Mr. Bauer is very active in the Buffalo community and knowledgeable of Upstate New York, which is an important market for us.

John C. Burville, 62	•	Insurance Consultant to the Bermuda Government, 2003 to 2007.
Independent Director, 2006	•	Bermuda Insurance Advisory Committee, 1985 to 2003.
	•	Chief Actuary and Senior Rating Agency Manager of ACE Limited, 1992 to 2003.
	•	Graduate of Leicester University in the United Kingdom (BSc and Ph.D.).
	•	Fellow of the Institute of Actuaries.
Discussion of individual experience, qualifications, attributes, and skills.
Mr. Burville has extensive insurance industry knowledge and served as chief actuary of one of the world’s largest property and casualty company.  He is extremely knowledgeable about reserving and numerous actuarial techniques to calculate ultimate reserve levels.  Mr. Burville is looked to as an actuarial subject matter expert on the Board.

Joan M. Lamm-Tennant, 57	•	Vice President, Marsh & McLennan Companies, Inc., since Feb. 2009.
Independent Director, 1993	•	Global Chief Economist & Risk Strategist, Guy Carpenter & Company, LLC, since 2007.
	•	Senior Vice President, General Re Corporation, 1997 to 2007.
	•	Adjunct Professor, the Wharton School of the University of Pennsylvania, since 2006.
	•	Professor of Finance, Villanova University, 1988 to 2000.
	•	Director, IVANS, Inc., since 2004.
	•	Member, American Risk and Insurance Association.
	•	Member, International Insurance Society.
	•	Member, Association for Investment Management and Research.
	•	Graduate of St. Mary’s University (B.B.A. and M.B.A.).
	•	Graduate of the University of Texas (Ph.D.).
Discussion of individual experience, qualifications, attributes, and skills.
Ms. Lamm-Tennant has extensive insurance industry experience.  She is a recognized expert in the fields of enterprise risk management and capital modeling.  She is active in several industry associations and a finance professor.  Ms. Lamm-Tennant is a financial expert and particularly knowledgeable regarding investments and investment strategies.

Michael J. Morrissey, 62	•	President & Chief Executive Officer, International Insurance Society, Inc., 2009 to present.
Independent Director, 2008	•	Chairman and Chief Executive Officer, Firemark Investments, 1983 to 2009.
	•	Director, CGA Group, Ltd., 1998 to 2009.
	•	President, Chief Operating Officer, Chief Investment Officer and Director, Manhattan Life Insurance Company, 1985 to 1987.
	•	Chief Executive Officer, Manhattan Capital Management, 1985.
	•	Senior Vice President, Crum & Forster Insurance Group, 1978 to 1983.
	•	Chartered Financial Analyst.
	•	Graduate of Boston College (B.A.).
	•	Graduate of Dartmouth College (M.B.A.).
Discussion of individual experience, qualifications, attributes, and skills.
Mr. Morrissey has 37 years of insurance industry experience.  He is the head of an international insurance trade association, previously ran an investment firm specializing in insurance companies, and was president and chief investment officer of an insurance company.  Mr. Morrissey is very knowledgeable regarding the investment community, investor relations, and the analysis of strategic transactions.

Ronald L. O’Kelley, 65 Independent Director, 2005	•	Chairman and Chief Executive Officer, Atlantic Coast Venture Investments Inc., 2003 to 2008 and 2009 to present; Director, Atlantic Coast Venture Investments Inc., 2003 to 2009.
•
President and Chief Executive Officer, U.S. Shipping Partners, L.P., 2008 to 2009.  In April 2009, U.S. Shipping Partners, L.P. filed for protection under Chapter 11 of the U.S. Bankruptcy Code and emerged reorganized as U.S. Shipping Corp in November 2009.

	•	Executive Vice President, Chief Financial Officer and Treasurer, State Street Corporation, 1995 to 2002.
	•	Director, U.S. Shipping Partners L.P., 2004 to 2008.
	•	Director, Refco Inc., 2005 to 2006.
	•	Advisory Director, Donald H. Jones Center for Entrepreneurship, Tepper School of Business, Carnegie Mellon University, since 2003.
	•	Member, National Association of Corporate Directors.
	•	Graduate of Duke University (A.B.).
	•	Graduate of Carnegie Mellon University (M.B.A.).
Discussion of individual experience, qualifications, attributes, and skills.
Mr. O’Kelley is the former Chief Financial Officer of a large multi-national financial services organization and qualifies as a financial expert.  He has extensive experience in corporate restructurings for both manufacturing organizations and financial institutions.  Mr. O’Kelley has a demonstrated track record for implementing corporate strategy through significant mergers and acquisitions, divestitures, and debt and equity fund raisings.  He is active in the trade association for corporate directors and has significant tenure as a director of other public companies.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE NOMINEES OF THE BOARD OF DIRECTORS.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table shows as of February 12, 2010:

▪
The number of shares of Selective common stock beneficially owned by each director, the Chairman of the Board, President and Chief Executive Officer (the “Chief Executive Officer” or “CEO”), the Chief Financial Officer, and the three most highly compensated executive officers other than the CEO and Chief Financial Officer (collectively, with the CEO and Chief Financial Officer, referred to as our “NEOs”).

▪	The number of shares of Selective common stock beneficially owned by the directors and executive officers of Selective as a group.

	Number of Shares
Name of Beneficial Owner	Common Stock(1)		Options Exercisable Within 60 Days of February 12, 2010	Total Shares Beneficially Owned	Percent of Class
Bauer, Paul D.	44,443		66,156	110,599	*
Becker, W. Marston	32,667	(2)	30,156	62,823	*
Brown, A. David	44,887		60,156	105,043	*
Burville, John C.	12,844		30,156	43,000	*
Connell, Richard F.	52,206		21,900	74,106	*
Lamm-Tennant, Joan M.	51,815		60,156	111,971	*
Lanza, Michael H.	5,673		11,900	17,573	*
McClellan, S. Griffin, III	45,504	(3)	42,156	87,660	*
Morrissey, Michael J.	5,748		14,612	20,361	*
Murphy, Gregory E.	122,848		74,718	197,566	*
Nicholson, Cynthia S.	2,008		0	2,008	*
O’Kelley, Ronald L.	20,955		36,156	57,112	*
Rue, William M.	417,671	(4)	60,156	477,828	1%
Thatcher, Dale A.	48,524		21,900	70,424	*
Thebault, J. Brian	59,519	(5)	60,156	119,675	*
Zaleski, Ronald J.	29,944		45,892	75,836	*
All directors and executive officers, as a group (19 persons)	1,086,804		704,716	1,791,520	3%

*  Less than 1% of the common stock outstanding.

(1)  Certain directors and executive officers hold Selective stock in margin accounts, but no director or officer has pledged Selective stock for a loan or stock purchase.

(2)  Includes 4,000 shares held by Becker Family LP.

(3)  Includes 4,000 shares held by Mr. McClellan’s wife, for which Mr. McClellan disclaims beneficial ownership.

(4)  Includes:  (i) 36,013 shares held by Chas. E. Rue & Sons, Inc. t/a Rue Insurance (“Rue Insurance”), a general insurance agency of which Mr. Rue is President and owner of more than a 10% equity interest (see page 18 of this Proxy Statement for more information); and (ii) 1,980 shares held by Mr. Rue’s wife.

(5)  Includes:  (i) 225 shares held in custody for and 323 shares held by Mr. Thebault’s son; (ii) 225 shares held in custody for and 215 shares held by a daughter of Mr. Thebault; and (iii) 218 shares held in custody for another daughter of Mr. Thebault.

The following table lists the only persons or groups known to Selective to be the beneficial owners of more than 5% of any class of Selective’s voting securities as of December 31, 2009, based on  Schedules 13G filed by the beneficial owners on February 8, 2010 and January 29, 2010, respectively, with the SEC.

Title of Class	Name & Address of Beneficial Owner	Amount & Nature of Beneficial Ownership	Percentage of Class
Common Stock	Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	4,529,210 shares of common stock	8.53%
Common Stock	BlackRock, Inc. 40 East 52nd Street New York, NY 10022	4,015,987 shares of common stock	7.57%

EXECUTIVE OFFICERS

Information regarding Executive Officers is incorporated by reference to the section entitled “Executive Officers of the Registrant” in Part I, Item 1. Business. of Selective’s Annual Report on Form 10-K for the year ended December 31, 2009.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

William M. Rue, Director.  Mr. Rue is President and owns more than 10% of the equity of Rue Insurance, a general independent insurance agency.  Rue Insurance has been an appointed independent agent of Selective’s insurance subsidiaries since 1928 and Selective expects that relationship to continue in 2010.  The appointment of Rue Insurance as an independent agent was made on similar terms and conditions as other Selective agents and includes the right to participate in the Selective Insurance Group, Inc. Stock Purchase Plan for Independent Insurance Agencies, as amended.  In 2009, Rue Insurance:

•
Placed insurance policies with Selective’s insurance subsidiaries.  Direct premiums written associated with these polices was $7.6 million in 2009, $8.3 million in 2008, and $9.9 million in 2007.  In return, Selective’s insurance subsidiaries paid commissions to Rue Insurance of $1.4 million in 2009 and $1.7 million in 2008 and 2007.

•
Placed human resource outsourcing contracts with Selective HR Solutions, Selective’s former human resources administration operations, resulting in revenues to Selective HR Solutions of approximately $77,000 in 2009, $79,000 in 2008, and $69,000 in 2007.  In return, Selective HR Solutions paid commissions to Rue Insurance of $10,000 in 2009, $12,000 in 2008, and $15,000 in 2007.

•
Placed insurance coverage for Selective with non-Selective insurance companies for which Rue Insurance was paid commission pursuant to its agreements with those carriers.  Selective paid premiums for such insurance coverage of $0.5 million in 2009, 2008, and 2007.

Gregory E. Murphy, CEO.  Kelly Salmon, daughter of Gregory E. Murphy, is a Fellow of the Casualty Actuary Society and employed as an actuarial analyst by Guy Carpenter & Company, LLC (“Guy Carpenter”), one of Selective’s reinsurance brokers.  Guy Carpenter receives commissions from Selective’s reinsurers for business that Guy Carpenter places with such reinsurers on Selective’s behalf.  Ms. Salmon is not involved in the reinsurance brokering relationship between Selective and Guy Carpenter.

The Selective Group Foundation, a private foundation Selective established under Section 501(c)(3) of the Internal Revenue Code (the “Selective Foundation”).  The Selective Foundation makes grants to charitable organizations in accordance with the Selective Foundation’s By-Laws and funding guidelines, which guidelines are available at www.selective.com.  In 2009, the Selective Foundation made grants in excess of $20,000 in the following amounts to the following organizations with ties to Selective, all of which are located in Sussex County, New Jersey, where Selective is headquartered and a large percentage of its headquarter-based employees live:

•
$75,000 in grants to The Newton Memorial Hospital Foundation (“NMHF”), a charitable organization affiliated with Newton Memorial Hospital.  Mr. Murphy serves on the Board of Directors of NMHF.  At the end of 2009, there were outstanding annually renewable pledges to NMHF totaling $225,000.

•
$45,000 in grants to Project Self-Sufficiency of Sussex County (“PSS”), a non-profit, community-based organization dedicated to empowering low-income adults and their children to achieve personal and economic self-sufficiency.  Susan Murphy, Mr. Murphy’s wife, serves on the PSS Board of Directors.

•
$25,000 in grants to the United Way of Sussex County.  Richard F. Connell, Senior Executive Vice President and Chief Administrative Officer of Selective, is a member of the Board of Trustees of the United Way of Sussex County.

Review, Approval, or Ratification of Transactions with Related Persons

Selective’s Board of Directors adopted a written Related Person Transactions Policy and Procedures (the “Related Person Policy”) on January 30, 2007.  Prior to that, such transactions were reported to, and considered by, the Board of Directors pursuant to Selective’s Conflict of Interest Policy.

The Related Person Policy defines “Related Person Transactions” as any transaction, arrangement or relationship in which Selective or its subsidiaries was, is, or will be a participant and the amount involved exceeds $20,000, and in which any “Related Person” had, has, or will have a direct or indirect interest.  A “Related Person” under the Related Person Policy is generally:  (i) any director, executive officer, or nominee to become director of Selective or an immediate family member of such person; (ii) a beneficial owner of more than 5% of Selective’s common stock or an immediate family member of such beneficial owner; and (iii) any firm, corporation, or other entity in which any person included in (i) or (ii) is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Under the Related Person Policy, the Audit Committee (or Chair of the Committee if between meetings) must approve “Related Person Transactions.”  In its review, the Audit Committee considers all available relevant facts and circumstances of the proposed transaction, including:  (i) the benefits to Selective; (ii) the impact on a director’s independence; (iii) the availability of other sources for comparable products and services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally.  No Audit Committee member may participate in any review, consideration, or approval of any Related Person Transaction in which such director or any of his or her immediate family members is the Related Person.  The Audit Committee only approves those Related Person Transactions that it considers are in, or are not inconsistent with, the best interests of Selective and its stockholders.

Director Independence

The Board of Directors has determined that all directors, except Messrs. Murphy and Rue, are independent as defined by the applicable NASDAQ and SEC rules and regulations.  In making its determination, the Board considered various transactions, relationships, or arrangements that relate to the Directors.  The Board determined that Mr. McClellan’s independence under applicable NASDAQ and SEC rules and regulations was unimpaired by the employment of Mr. McClellan’s son through January 16, 2009 by one of Selective’s subsidiaries.  For a description of the transactions, relationships, or arrangements related to Mr. Rue, see the section entitled “Transactions with Related Persons” on page 18.

In May 2007, Ms. Lamm-Tennant was appointed Global Chief Economist & Risk Strategist of Guy Carpenter, a subsidiary of Marsh & McLennan Companies, Inc. (“Marsh & McLennan”).  The Board reviewed the material terms of the broker service agreement between Selective’s insurance subsidiaries and Guy Carpenter under which reinsurance is placed.  In 2009, Guy Carpenter earned approximately $1.6 million on Selective’s reinsurance placements.  Guy Carpenter’s total revenue in 2009 was approximately $911 million.  Accordingly, the transactions with Selective’s insurance subsidiaries represent less than 0.2% of Guy Carpenter’s 2009 total revenue.  In February 2009, Ms. Lamm-Tennant was appointed Vice President of Marsh.  Occasionally, Selective and its subsidiaries use the services of Marsh & McLennan subsidiaries other than Guy Carpenter.  In 2009, Selective made aggregate payments totaling less than $10,000 to those other Marsh & McLennan subsidiaries.  As Ms. Lamm-Tennant had no involvement in these transactions and the amount of the transactions is immaterial to the business of Marsh & McLennan, the Board determined that these transactions do not affect Ms. Lamm-Tenant’s independence under applicable NASDAQ and SEC rules and regulations.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires Selective’s directors and executive officers, and persons who beneficially own more than 10% of a registered class of Selective’s equity securities, to file initial reports of beneficial ownership and reports of changes in beneficial ownership of Selective’s equity securities with the SEC.  Such executive officers, directors, and greater than 10% stockholders are required by SEC regulation to furnish Selective with copies of all of the Section 16(a) Exchange Act reports that they file.  Other than as set forth above, based solely on its review of the copies of Forms 3, 4, and 5 or written representations from certain reporting persons that no Forms 5 were required for those persons, Selective believes that all reporting requirements under Section 16(a) for the fiscal year ended December 31, 2009, were met in a timely manner by its directors, executive officers, and greater than 10% beneficial owners.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Selective has established Corporate Governance Guidelines that are available for review in the Corporate Governance section of Selective’s website, www.selective.com.  These guidelines provide for the election of a Lead Independent Director, who supervises meetings of Selective’s independent directors that occur at least semi-annually.  Mr. Brown is presently the Lead Independent Director.  In 2009, Selective’s independent directors met three times outside the presence of management.

All of the members of the Audit Committee, the Corporate Governance and Nominating Committee, and the Salary and Employee Benefits Committee are independent directors as defined by NASDAQ and SEC rules and regulations.

BOARD MEETINGS AND COMMITTEES

The Board of Directors held eight meetings in 2009.  All directors attended 75% or more of the meetings of the Board of Directors and their respective committees in 2009.  It is Selective’s policy that all directors are expected to attend the Annual Meeting, and all directors did so in 2009.

The Board has five standing committees:

•	Audit Committee;

•	Corporate Governance and Nominating Committee;

•	Executive Committee;

•	Finance Committee; and

•	Salary and Employee Benefits Committee.

The following tables provide information on each of the five committees:

Audit Committee
Written Charter is available on the Corporate Governance section of www.selective.com	2009 Meetings: 8
Responsibilities:
•	Oversee the accounting and financial reporting processes and the audits of the financial statements.
•	Review and discuss with Selective’s management and independent auditors Selective’s financial reports and other financial information provided to the public and filed with the SEC.
•	Monitor the activities of Selective’s Internal Audit Department and the appointment, replacement, reassignment, or dismissal of the Director of Internal Audit.
•	Monitor Selective’s internal controls regarding finance, accounting, and legal compliance.
•	Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures.
•
Appoint Selective’s independent registered public accounting firm and supervise the relationship between Selective and its independent auditors, including reviewing their performance, making decisions with respect to their compensation, retention and removal, reviewing and approving in advance their audit services and permitted non-audit services, and confirming the independence of the independent auditors.

Director Members:	Independent
Paul D. Bauer, Chairperson and designated Audit Committee financial expert under SEC safe harbor	Yes
John C. Burville	Yes
Joan M. Lamm-Tennant	Yes
Ronald L. O’Kelley	Yes
J. Brian Thebault	Yes

Corporate Governance and Nominating Committee
Written Charter is available on the Corporate Governance section of www.selective.com	2009 Meetings: 4
Responsibilities:
•	Establish criteria for the selection of directors and identify and recommend to the Board the nominees for director.
•	Review and assess Selective’s Corporate Governance Guidelines and recommend any changes to the Board.
•	Recommend to the Board the directors to serve on the various Board committees and as chairpersons of the respective committees.
•	Advise the Board with respect to Board composition, procedures, and committees.
•	Review and update Selective’s Code of Conduct and review conflicts of interest or other issues that may arise under the Code of Conduct involving Selective’s officers or directors.
•	Oversee the self-evaluations of the Board and each committee of the Board.
•	Review, jointly with the Salary and Employee Benefits Committee, CEO and executive staff succession planning and professional development.
Director Members:	Independent
W. Marston Becker, Chairperson	Yes
A. David Brown	Yes
S. Griffin McClellan III	Yes
Cynthia S. Nicholson	Yes

Executive Committee
No Charter. Responsibilities defined in By-Laws.	2009 Meetings: 1
Responsibilities:
•	Authorized by By-Laws to exercise the Board of Directors’ powers and authority in the management of Selective’s business and affairs between Board meetings.
•	Has the right and authority to exercise all the powers of the Board of Directors on all matters brought before it except matters concerning Selective’s investments.
Director Members:
Gregory E. Murphy, Chairperson	W. Marston Becker
Paul D. Bauer	William M. Rue
A. David Brown	J. Brian Thebault

Finance Committee
Written Charter is available on the Corporate Governance section of www.selective.com	2009 Meetings: 5
Responsibilities:
•	Review and approve changes to Selective’s investment policies, strategies, and programs.
•	Review investment transactions made on behalf of Selective and review the performance of Selective’s investment portfolio.
•	Review matters relating to the investment portfolios of the benefit plans of Selective and its subsidiaries, including the administration and performance of such portfolios.
•	Appoint members of Selective’s Management Investment Committee.
•	Review and make recommendations to the Board regarding payment of dividends.
•	Review Selective’s capital structure and provide recommendations to the Board regarding financial policies and matters of corporate finance.
Director Members:
William M. Rue, Chairperson	S. Griffin McClellan III
W. Marston Becker	Michael J. Morrissey
Joan M. Lamm-Tennant	Ronald L. O’Kelley

Salary and Employee Benefits Committee
Written Charter is available on the Corporate Governance section of www.selective.com	2009 Meetings: 6
Responsibilities:
•	Oversee, review, and administer all compensation, equity, and employee benefit plans and programs related to Selective’s and its subsidiaries’ employees and management.
•	Review annually and approve corporate goals and objectives relevant to executive compensation and evaluate performance in light of those goals.
•	Review annually and approve Selective’s compensation strategy for employees.
•	Review annually and determine the individual elements of total compensation of the CEO and other members of senior management.
•	Review, jointly with the Corporate Governance and Nominating Committee, CEO and executive staff succession planning and professional development.
•	Review and approve compensation for non-employee directors.
Director Members:	Independent
J. Brian Thebault, Chairperson	Yes
A. David Brown	Yes
Paul D. Bauer	Yes
John C. Burville	Yes
Michael J. Morrissey	Yes
Cynthia S. Nicholson	Yes

RISK MANAGEMENT

Board Leadership Structure

Gregory E. Murphy, our Chief Executive Officer, has served as Chairman of the Board since April, 2000.  Our Corporate Governance Guidelines provide that the Board will designate a Lead Independent Director.  A. David Brown has served as the Lead Independent Director since April, 2009.

The Lead Independent Director is responsible for coordinating the activities of the independent directors and performing various other duties.  The Lead Independent Director’s general authority and responsibilities are as follows:

•	Presiding at all meetings of independent directors, as appropriate, and providing prompt feedback to the Chairman, President and CEO.

•	Serving as point of contact for Board members to raise issues that they may not be able to readily address with the Chairman, President and CEO.

•	Ensuring that matters of importance to the Directors are placed on the Board’s meeting agendas.

•	Ensuring that the Chairman, President and CEO understand the Board’s view on all critical matters.

•	Ensuring that the Board understands the Chairman, President and CEO’s views on all critical matters.

•	Calling executive sessions of the independent directors and serving as chairman of such meetings.

The defined role of Selective’s Lead Independent Director is very similar to the role of an independent non-executive Chairman.  We believe that our current Board leadership structure provides effective oversight of management and strong leadership of the independent directors.  In addition, the Corporate Governance and Nominating Committee, of which Mr. Brown is a member, conducts annual self-assessment of the Board and its various committees to evaluate their effectiveness.  At this time, we believe there is a benefit to having Mr. Murphy serve as both Chairman and Chief Executive Officer.  As the individual with primary responsibility for managing our day-to-day operations, he is best positioned to chair regular Board meetings and ensure that key business issues and risks are brought to our Board or Audit Committee’s attention.

Enterprise Risk Management

Our Board oversees our overall enterprise risk management (“ERM”) process, which follows, among other things, the Enterprise Risk Management – Integrated Framework of the Treadway Commission of the Committee of Sponsoring Organizations (“COSO”).  We began our formal ERM process approximately eight years ago.  Its key components include identification and measurement, reporting, and monitoring of major risks, and the development of appropriate responses.  In 2009, we further refined our risk management structure and our process to review and report risk metrics.  Our Audit Committee reviewed our ERM processes and had extensive discussion at a special Audit Committee meeting attended by 10 of our 12 Directors.  The consensus of the Audit Committee and a majority of our Board was that the Board should continue to oversee risk and that a special risk committee was not appropriate for Selective at this time.  The Audit Committee and the Board, however, will continue to evaluate the appropriateness of the structure of both the Board’s committees and management to analyze and address risk.

In addition to the Board’s oversight of the overall ERM process, various committees of the Board oversee risks specific to their areas of supervision and report their activities and findings to the Board:

•	The Audit Committee, to operational, financial, and compliance risks;

•	The Corporate Governance and Nominating Committee, to governance and certain compliance risk;

•	The Finance Committee, to investment risk and associated financial risk; and

•	The Salary and Employee Benefits Committee, to employee, human capital, and compensation strategy risk.

The Audit Committee and Board also concluded that the Chief Executive Officer should continue to be the executive responsible for risk.  With the consent of the Audit Committee and the Board, management created an Executive Risk Committee (“ERC”) that is responsible for the holistic evaluation and supervision of our risks.  The ERC primarily consists of the Chief Executive Officer and his direct reports, each of whom is responsible for management of risk in their respective areas, and an ERM Manager who reports to the Chief Financial Officer.  The ERC meets at least quarterly and provides a structured forum for the discussion of Selective’s major risks.

In overseeing the analysis and management of risk, the Board regularly receives, analyzes, and makes due inquiry regarding reports from of its various committees and management regarding risk.  We believe our Board’s leadership structure, with a Lead Independent Director, supports the Board’s ability to effectively evaluate and manage risk.

STOCKHOLDER COMMUNICATIONS

Stockholders may send communications to the Board of Directors or individual directors in writing c/o Corporate Secretary, Selective Insurance Group, Inc., 40 Wantage Avenue, Branchville, NJ 07890 or by e-mail to corporate.governance@selective.com.  The Board has instructed the Corporate Secretary to use discretion in forwarding unsolicited advertisements, invitations to conferences, or other promotional material.

CODE OF CONDUCT

Selective has adopted a Code of Conduct stating business ethics guiding principles for all Selective personnel, including executive officers.  The Code of Conduct can be found under the Corporate Governance section of Selective’s website, www.selective.com.  Any amendment to or waiver from the provisions of the Code of Conduct that applies to Selective’s senior executive officers will be posted to Selective’s website, www.selective.com.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

OVERVIEW

Selective’s Executive Compensation Program Philosophy

Our compensation philosophy and program design did not change in 2009.  We seek to attract and retain talented and qualified executives by paying compensation that is generally targeted at the 50th percentile or greater of total compensation paid by comparable companies in the property and casualty insurance industry.  Our compensation programs are designed to motivate executives to achieve our corporate objectives and increase shareholder value in both the short and long term.  Accordingly, we tie our annual incentive awards to pre-determined strategic and financial business objectives and individual objectives, and we align our long-term compensation to the generation of long-term stockholder value.

Process

The Salary and Employee Benefits Committee (“SEBC”) of Selective’s Board of Directors oversees executive compensation.  The SEBC retains an independent executive compensation consultant to advise on executive compensation issues (“Compensation Consultant”).  Representatives of the Compensation Consultant:  (i) review senior executive compensation; (ii) prepare comprehensive competitive compensation analyses for our named executive officers (“NEOs); (iii) make recommendations regarding the components of compensation, amounts allocated to those components, and the total compensation opportunities for the CEO and the other NEOs; and (iv) attend SEBC meetings, as requested.

EXEQUITY, LLP has served as the SEBC’s Compensation Consultant since April 2007.  The Compensation Consultant’s only business with Selective is to advise the SEBC on executive compensation matters.

The SEBC has full autonomy in determining executive compensation and, primarily based on information provided by the Compensation Consultant, makes all final determinations regarding the CEO and other NEO compensation.  While the CEO makes compensation recommendations to the SEBC regarding all of the senior executives that report directly to him based on the CEO’s assessment of each executive officer’s annual performance, contributions to the Company, and potential for advancement, the SEBC makes all final decisions on NEO compensation.  In making its compensation decisions, the SEBC also considers the medians of the benchmark groups in addition to pre-established guidelines regarding award amounts, Company performance, retention issues, internal compensation parity, and advancement in abilities, experience, and responsibilities.  The Executive Vice President of Human Resources and certain other human resources officers, as part of their usual duties and responsibilities, provide the SEBC with information regarding the overall design of the executive compensation program and its individual components.

DESIGN CONSIDERATIONS OF SELECTIVE’S EXECUTIVE COMPENSATION PROGRAM

Our executive compensation program consists of the following key elements selected to:  (i) address the market-based realities of attracting and retaining quality executives; and (ii) align the executives’ compensation with our stockholders’ interests:

•	Base salary;

•	Annual cash incentive payments under the Annual Cash Incentive Program (“ACIP”); and

•	Long-term incentive awards in the form of stock options, performance-based restricted stock units, and performance-based cash incentive units.

Benchmarking

When making compensation decisions, the SEBC believes that it is important to be informed generally on compensation practices at publicly-traded companies and particularly at property and casualty insurance holding companies. The SEBC believes that:

•	Measuring Selective’s compensation against the practices in multiple groups helps ensure that it has an ample and robust assessment of Selective’s competitive compensation posture;

•
Benchmarking provides the SEBC with relevant information to make appropriate compensation decisions that will attract and retain the key talent required to drive Company performance and long-term shareholder value; and

•
Considering multiple market references offsets inaccuracies inherent in a single market data point and enhances the SEBC’s decisions by allowing it to rely on a fuller set of market-competitive pay measures.

Accordingly, the SEBC receives from, and reviews with, the Compensation Consultant, the following benchmarking information:

•
Benchmarking analyses by the Compensation Consultant of annual compensation paid to the NEOs, comparing base salary, annual cash incentives, total cash compensation, long-term incentives, and total compensation that Selective pays versus various external groups;

•
Benchmarking analyses by Selective’s Human Resources department for our NEOs against a group of 17 property and casualty companies, except for our Executive Vice President & Chief Actuary for which a property and casualty actuarial survey is used; and

•
Benchmarking analyses by Selective’s Human Resources department of supplemental survey data from multiple survey sources for all NEOs to facilitate a comprehensive understanding of the overall compensation environment.

For 2009, the Compensation Consultant furnished the SEBC with 2008 and 2009 NEO compensation information on three market groups as follows:

Market/Product Group		Peer Size Group		Third-party Vendor Surveys
Organizations that compete with Selective in the sale of products and services		Companies of similar revenue size
•	The Chubb Corporation	•	Arch Capital Group, Ltd.	•	Property and Casualty Insurance
•	Cincinnati Financial Corporation	•	The Hanover Insurance Group, Inc.		Compensation Survey
•	CNA Financial Corporation	•	Max Capital Group Ltd.
•	EMC Insurance Group Inc.	•	Mercury General Corporation	•	Clear Solutions HR Actuarial Salary
•	The Hanover Insurance Group, Inc.	•	Old Republic International Corporation		Surveys – Property & Casualty
•	Harleysville Group, Inc.	•	Radian Group Inc.
•	Hartford Financial Services Group	•	Unitrin, Inc.
•	PMA Capital Corporation	•	Zenith National Insurance Corp.
•	State Auto Financial Corporation

Information for the Market/Product Group and the Peer Size Group is gathered from proxy statements filed with the SEC.  This information includes data on compensation components and analyses of the overall financial performance of the organizations in each group, and compares Selective’s performance to them.  Third party vendor surveys in the property and casualty industry provide supplemental data.  As these third party vendor surveys contain competitive market data from companies of various sizes, this information is divided into segments that most accurately reflect the size of our organization.  Because we strive to engage the best talent, which may require recruiting from organizations larger than Selective, we look at data from:  (i) the overall property and casualty insurance industry; and (ii) organizations with direct written premium of at least $500 million, but less than $2 billion.

ALLOCATION BETWEEN CURRENT AND LONG-TERM COMPENSATION

Selective allocates compensation among:  (i) a fixed base salary; (ii) a variable annual cash incentive; and (iii) a variable long-term component.  Together, these three components link compensation opportunities for executives to both short-term and long-term financial and strategic objectives.  The chart below demonstrates the percentage of total compensation for the CEO, Chief Financial Officer, and other NEOs that is short-term compensation (base pay and ACIP) versus long-term incentive program compensation (“LTIP”) and fixed (base pay) versus variable (ACIP and LTIP).  In 2009, NEO compensation was above the 50th percentile but within the acceptable range of competitive pay practices.

NEO	2009 Base Pay	2009 ACIP	2009 LTIP	2009 Total Compensation
Chief Executive Officer	34.0%	15.1%	50.9%	100%
Chief Financial Officer	40.0%	24.5%	35.5%	100%
Other NEOs	40.1%	21.2%	38.7%	100%

Base Salary

Our base salary provides stable, competitive compensation and takes into account the executive’s scope of responsibility, relevant background, training, and experience.  The SEBC also considers competitive market data for similar positions and overall market demand for each position.  The SEBC generally believes base salaries should be aligned with market trends for executives in similar positions with similar responsibilities at comparable companies.  When establishing the base salaries of NEOs, the SEBC also considers:

•	the functional role of the position;
•	the level of responsibility;
•	growth of the executive in the role, including skills and competencies;
•	the contribution and performance of the executive; and
•	the organization’s ability to replace the executive.

When determining 2009 base salaries for the CEO and other NEOs, the SEBC also considered the challenging property and casualty insurance business environment, overall Company results, and the competitive positioning of the base salaries of the CEO and the other NEOs.  Based on these factors, the SEBC decided against an increase in base salary for the CEO and other NEOs in 2009.

Annual Cash Incentive Program

Our ACIP is intended to link a meaningful portion of annual cash compensation to the near-term strategic and financial organizational performance goals and pre-established individual and department performance goals and objectives, in each case as described below.  For 2009, all of Selective’s executives (other than those in the Investment Department), including all of the NEOs, were eligible to participate in the ACIP.  ACIP awards are granted under the Selective Insurance Group, Inc. Cash Incentive Plan, as amended (the “Cash Incentive Plan”).

The SEBC approves annual financial and strategic performance goals for the ACIP.  If none of the ACIP goals are achieved, no ACIP payments are made.  If ACIP goals are attained, the ACIP award pool is funded.  An individual’s ACIP award is based on:  (i) position grade level; (ii) corporate achievement of various ACIP annual financial and strategic goals; and (iii) the achievement of individual and departmental objectives.

2009 ACIP Targets and Results

2009 Targets
For 2009, the SEBC determined the ACIP funding opportunity to be between 0% to 112% of target based on attainment of the overall Company financial and strategic performance goals.  The SEBC determined that between 0% and 67% of this target would be attributable to a financial performance goal of achieving between a 98% and 102% statutory combined ratio.2  The SEBC also determined that between 0% and 45% of this target would be attributable to the achievement of six strategic performance goals.  The SEBC rated five of the six strategic measures as being worth seven percentage points each and one up to 10 percentage points if all elements were achieved.  The chart below reflects potential ACIP payout totals at various statutory combined ratio percentages if all strategic goals were met:

Statutory Combined	ACIP
Ratio (%)	Financial (%)	Strategic (%)	Total (%)
102	0	45	45
101	10	45	55
100	21	45	66
99	42	45	87
98	67	45	112

2009 ACIP Results

•	With regard to the 2009 ACIP financial performance goal, Selective had a statutory combined ratio of 100.5%, which resulted in the financial measure of the ACIP being funded at 15.5%.

•
With regard to the six 2009 ACIP strategic performance goals, Selective met four of the goals as shown on the table below, which resulted in the strategic measure of the ACIP being funded 28% for strategic performance.

•	Therefore, the total 2009 ACIP award pool was established at 43.5% of the funding target.

2009 Strategic Initiatives	Measures		Value	2009 Result
1. Pricing (2 of 3, or 3 of 3)	•	4 of 5 regions – achieve commercial lines (excluding bonds premium) pure rate target[3]	10 (if 3 goals met)	Not Achieved
	•	Company wide – achieve an average pure rate increase of 8% on retained business that performs in the lowest two internal categories of profitability	7 (if 2 goals met)
	•	Implement 21 rate changes in the auto and home lines of +3% or more in SelectPLUS® in 2009

2. Retention (2 of 3)	•	3 of 5 regions – achieve their CL (excluding bonds premium) retention target	7	Not Achieved
	•	Company wide – for the lowest internal category of profitability, achieve retention of 20-points lower than overall retention for all modeled business
	•	Company wide – for highest internal category of profitability, achieve 90% retention rate or 5-points greater retention than overall retention for all modeled business, whichever is lower

2 The statutory combined ratio is the property and casualty insurance industry standard measure of underwriting profitability.  A statutory combined ratio under 100% generally indicates that an insurance company is generating an underwriting profit and a statutory combined ratio over 100% generally indicates that an insurance company is generating an underwriting loss.

3  Although Selective met its commercial lines pure price target on an overall basis, the ACIP goal was based on 4 of the 5 regions meeting their individual commercial lines pure rate target.

3.New Business (2 of 3)	•	Achieve total new policy count plan	7	Achieved
	•	Write $157 million of new business in the areas of Manufacturers & Wholesalers, Mercantile & Services, and Specialty Programs
	•	90% of new policy counts (modeled lines) are in the three highest internal category of profitability

4.Growth/Profitability (2 of 3)	•	Implement Phases I and II of Company expansion by year-end	7	Achieved
	•	Implement one and build one additional in-house developed Decision Support Model by year-end
	•	Generate One & Done® new business of at least $290,000 per average business day

5. Financial/Operational	•	Meet or beat the controllable expense budget of $274 million	7	Achieved

6. Claims (2 of 3)	•	Creation of centralized claims vendor management process, including completion of an approved vendor panel for all regions and corporate claims by 12/31/09	7	Achieved
	•	Completion of the first four Claims Strategy Project plans: document management, automated correspondence, fraud analytics, and recovery analytics
	•	All regions meet their established litigation management plans

NEO 2009 ACIP Payment Opportunities and Awards

The ACIP payment opportunities for the NEOs earned in 2009 and paid in 2010 under the Cash Incentive Plan were based on competitive market levels and set as a percentage of annual base salary relative to corresponding levels of performance against the annual performance goals.  The SEBC can exercise discretion to award no incentive payments or to award amounts lower than the maximum opportunity.  The following table sets forth the 2009 minimum and maximum ACIP opportunity, the SEBC’s actual 2009 award for the NEOs as a percentage of base salary, and the percentage increase or decrease in ACIP from 2008 to 2009:

NEO and Position	Minimum 2009 ACIP Opportunity as % of Base Salary	Maximum 2009 ACIP Opportunity as % of Base Salary	Actual 2009 ACIP as % of Base Salary	% Change in ACIP from 2008 to 2009
Gregory E. Murphy Chairman, President & Chief Executive Officer	0%	200%	44.4%	- 38.5%
Dale A. Thatcher Executive Vice President, Chief Financial Officer & Treasurer	0%	150%	61.3%	+ 16.5%
Richard F. Connell Senior Executive Vice President & Chief Administrative Officer	0%	175%	54%	- 11.7%
Michael H. Lanza Executive Vice President & General Counsel	0%	150%	50.2%	+ 9.3%
Ronald J. Zaleski Executive Vice President & Chief Actuary	0%	150%	54.6%	+ 9.3%

DISCUSSION OF CEO ACIP AWARD

In evaluating Mr. Murphy’s 2009 performance, the SEBC reviewed the 2009 ACIP goal results and a comprehensive written performance appraisal that was completed by non-executive members of Selective’s Board of Directors.  Mr. Murphy, as CEO, has ultimate responsibility for the achievement of the annual financial and strategic performance goals, discussed above, as well as attainment of investment goals.  Selective’s 2009 investment goals were:  (i) after-tax investment income compared to budget; (ii) total return on its fixed income portfolio and equity portfolio (including alternative investments) compared to external benchmarks; and (iii) other strategic initiatives.  Selective’s financial, strategic, and investment goals are considered to be Mr. Murphy’s individual performance goals.  For 2009, Selective:

•	Had a statutory combined ratio of 100.5% and achieved four of the six strategic ACIP goals; and

•	Did not meet its investment income budget or beat its performance benchmarks.

As a result of Mr. Murphy’s role as CEO and his ultimate responsibility for leading Selective in the attainment of its goals, his 2009 ACIP payment was approximately 44% of base salary, in relation to his ACIP opportunity range of 0-200% of base salary.  Mr. Murphy’s 2009 ACIP payment was approximately 38% lower than his 2008 ACIP payment.  Given that Selective did not fully meet the 2009 ACIP financial and strategic goals and it underperformed with respect to its 2009 investment goals, the SEBC felt the reduction in Mr. Murphy’s ACIP payment was warranted and consistent with Selective’s pay for performance philosophy.

DISCUSSION OF OTHER NEO ACIP AWARDS

The SEBC reviewed the performance appraisal of each of the other NEOs and determined their 2009 ACIP payments based on:  (i) the achievement of the 2009 ACIP financial and strategic performance goals; (ii) the achievement of departmental objectives; and (iii) individual performance.  A discussion of the 2009 ACIP awards for the other NEOs follows:

Mr. Thatcher – In addition to his general management accountability as a member of the executive management team, Mr. Thatcher, Executive Vice President, Chief Financial Officer & Treasurer, has primary responsibility for all financial matters, including investor relations, tax, capital and capital management planning, and treasury activities.  In addition, in 2009 Mr. Thatcher assumed responsibility for Corporate Strategy, Corporate Communications, and was appointed chairman of the ERC.  Mr. Thatcher’s major 2009 departmental goals, which were met, included, among other things:

•	In-depth analysis and identification of corporate-wide cost-saving opportunities based on third-party benchmarking;

•	Selection of vendor for XBRL implementation for SEC filed financial statements;

•	Support efforts to decommission the prior statistical reporting system; and

•	Request for Proposal (“RFP”) and selection of a reinsurance system solution and begin implementation of outsource or purchase.

In addition, Mr. Thatcher’s 2009 individual accomplishments included:

•	Thoughtfully and timely planned and responded to the unprecedented financial market turmoil and general economic situation and allowed Selective to maintain a strong statutory surplus position;

•
With the Investment Department, developed an enhanced liquidity plan to deal with the unprecedented financial market turmoil by moving all short-term investments into AAA rated instruments, and diversifying the number of banking partners and money market funds;

•	Played a key role in the successfully negotiated sale of the Selective HR Solutions operations, which was central to the corporate strategy of focusing on Insurance Operations;

•	Achieved a well-diversified reinsurance program, despite a difficult reinsurance market; and

•
Enhanced Selective’s existing ERM processes, built new management tools, and supported the Audit Committee Chairman in preparation for a special Audit Committee meeting on ERM that was attended by most of the Directors.

Mr. Connell.  In his role as Senior Executive Vice President & Chief Administrative Officer, Mr. Connell is responsible for many integrated functions, including Information Technology, which supports the achievement of Company goals and objectives.  Mr. Connell takes a very disciplined approach in making business decisions and is responsible for Selective’s Enterprise Project Management Office (“EPMO”), which is responsible for all projects over $500,000.  During 2009, Mr. Connell accomplished several goals that were instrumental in supporting the attainment of the Company’s 2009 financial and strategic objectives, and have positioned Selective well for future success.  Mr. Connell’s major 2009 departmental goals, which were met, included, among other things:

•	Pricing tier expansion and automation;

•
Vendor management initiative, including reviewing vendor performance against price, quality, and delivery goals, identifying opportunities for consolidation and replacement, and requiring the use of the competitive bidding process for non-preferred vendors;

•	Control, compliance and security initiative, including issuing RFPs, selecting vendors, installing products, and piloting and deploying systems;

•	ITS infrastructure process automation, including issuing RFPs, selecting vendor, installing product, and piloting and deploying products;

•	Complete basic post-policy acquisition services for customer self-service automation; and

•	Claims strategy automation, including submitting project proposal to EPMO for the content management and automated correspondence initiatives.

Mr. Connell’s key individual 2009 accomplishments included:  (i) leading the successful execution of discretionary technology investments; (ii) delivering efficient and cost effective technology solutions; and (iii) leading initiatives to enable improvements in technology, service, and core operations.  Examples include:

•	Supporting the selection and implementation of a reinsurance system solution;

•	Supporting efforts to decommission the prior statistical reporting system;

•	Installing a new storage array and completing data migration to such array;

•	Upgrading infrastructure capacity in the Company’s data center;

•	Negotiating various contracts and agreements yielding approximately $1.5 million in annual savings; and

•	Negotiating renewal leases for our various leased facilities yielding approximately $700,000 in savings for these locations over five years.

Mr. Lanza.  In addition to his general management accountability as a member of the executive management team, Mr. Lanza has primary responsibility for all legal, corporate governance, internal audit, government affairs, regulatory, and compliance matters.  Mr. Lanza’s major 2009 departmental goals, which were met, included, among other things:

•	Support Investments in execution of strategies; review the securities lending program; review of alternative investments; and Corporate Secretarial support for Management Investment Committee;

•	Continue to support Insurance Operations leadership and staff in meeting profitability and growth goals;

•
Corporate Services: Continue to integrate Internal Audit Division as business partner with operating units; continue work on stockholder matters; support Board of Directors in corporate governance and corporate secretarial matters; and foster a compliance mindset throughout Selective;

•
Diversified Services: Continue to support the Selective HR Solutions operations in licensing and benefit issues; continue litigation and government affairs support for the Flood area of the Insurance operations; and

•	Support Claims and Claims Legal operations in efforts to improve Claims processes and reduce legal expenses.

Mr. Lanza led his team to actively contribute toward many aspects of the business, and significantly help drive positive changes during 2009, including the following individual accomplishments:

•
Providing significant legal and government affairs support to Selective’s Insurance Operations in meeting their profitability and growth goals related to product development, rating, and tiering issues;

•
Making significant contributions to increase the Company’s surplus and liquidity through the design and implementation of several holding company transactions and the admission of two insurance subsidiaries as members of the Federal Home Loan Bank of Indianapolis; and

•	Supporting the negotiation and closing of the sale of the Selective HR Solutions operations, which was central to the corporate strategy of focusing on Insurance Operations.

Mr. Zaleski.  As Chief Actuary and chief planning/budgeting officer, Mr. Zaleski plays a key role in oversight of reserve adequacy and other claims initiatives, monitoring pricing actions, and supporting underwriting improvements and predictive modeling efforts.  Mr. Zaleski’s major 2009 departmental goals, which were met, included, among other things:

•	Commercial Lines Pricing: Continue development of plan for Company pricing tier expansion and loss cost multiplier consolidation;

•	Knowledge Management – Predictive Modeling: Assist in implementation of in-house business owners policy, property, and general liability models in accordance with implementation schedule;

•	Reserving/Capital Modeling: Implement risk-adjusted return on equity analyses across actuarial functions and support Claims Operations’ initiatives with a dedicated resource; and

•
Financial Planning:  Develop internal underwriting staffing models; complete an in-depth analysis and identification of cost-saving opportunities based on third-party benchmarking; and create expense ratios for small, middle, and large risks to better assess profitability by size.

During 2009, Mr. Zaleski’s individual accomplishments included leading the Actuarial Department to, among other things:

•	Develop several actuarially based “tools” for use by our field and corporate underwriters that will improve underwriting performance;
•
Direct and lead our CL and personal lines predictive modeling efforts, including development, implementation, and enhancement of several commercial lines predictive models that continue to drive underwriting improvements and enhance risk selection;

•	Complete quarterly reserve analyses that include claim frequency and severity trends, tail factors, and loss development factors;
•	Analyze current uncertainties, identifying key reserve issues that required the development of Claims operations action plans; and
•	Provide reserve point estimates on a line of business basis and, during the planning process, carefully analyze and make current accident year loss ratio picks.

ELEMENTS OF LONG-TERM COMPENSATION

Design Elements

Our long-term incentive opportunities reward, and assist with the retention of, Company leaders.  By aligning financial rewards with the economic interests of our stockholders, leaders are encouraged to work toward achieving our long-term strategic objectives and increase shareholder value.  Selective uses both cash and non-cash vehicles to deliver long-term compensation, which is consistent with the market practices of Selective’s benchmark insurance groups, and takes into account the financial and accounting impact of the two components.  For each employee eligible to participate in Selective’s LTIP, including the NEOs, a dollar denominated target award is established.  To determine the amount of the total LTIP award pool, all individual target award amounts are aggregated.

For certain executives, including the NEOs, LTIP awards are granted in over-lapping three-year cycles, and allocated among three components:  (i) stock options; (ii) performance-based restricted stock units; and (iii) performance-based cash incentive units.  By granting performance-based restricted stock units and performance-based cash incentive units with three-year performance periods, and options with three-year ratable vesting periods, Selective encourages executive officers to continue their tenure with Selective and aligns their interests with those of our stockholders.

Long-Term Incentive Program Award Grants

Performance goals for the performance-based long-term incentive program awards granted in 2005 through 2009 are as follows:

Performance Period	Restricted Stock/Restricted Stock Unit Performance Measures	Cash Unit Measures
01/01/05 – 12/31/08	Cumulative return on equity (“ROE”) or cumulative net premiums written (“NPW”)	N/A
01/01/06 – 12/31/08	Cumulative ROE or cumulative NPW	Total shareholder return (“TSR”)/NPW/statutory combined ratio (“SCR”)
01/01/07 – 12/31/09	Cumulative ROE or cumulative NPW	TSR/NPW/SCR
01/01/08 – 12/31/10	Cumulative ROE or cumulative NPW	TSR/NPW/SCR
01/01/09 – 12/31/11	Cumulative ROE or cumulative growth in policy count	TSR/NPW/SCR

In determining the amount of LTIP awards to the NEOs in 2009, the SEBC looked at several factors, including:  (i) each individual executive’s performance during the previous year, including the achievement of department initiatives and other projects and endeavors accomplished throughout the year, as outlined above; (ii) each executive officer’s total compensation in comparison to benchmark data; and (iii) Selective’s desire to encourage long-term retention of high-performing executives.  The SEBC compared Selective’s performance, including SCR, revenue growth, NPW growth, and TSR, to the performance of the companies in the benchmark insurance groups to help ensure that Selective’s executive officers are appropriately and competitively compensated for the results they achieved for Selective in 2009.

Stock Options:  Stock options are allocated to the NEOs as a portion of the monetized value of the executive’s LTIP award.  As the value delivered by a stock option is dependent on the increase in value of the underlying shares, a stock option award aligns the interests of the NEOs with those of our stockholders.  Options are awarded under the Selective Insurance Group, Inc. 2005 Omnibus Stock Plan, as amended (the “Omnibus Stock Plan”) at the closing price of Selective’s common stock as quoted on NASDAQ on the date of grant, if available (“Fair Market Value”), and they vest ratably over three years, beginning on the first anniversary of the date of grant.  The value of any executive’s stock option grant is limited to a Fair Market Value of $100,000 on date of grant, so that the grant may qualify for incentive stock option tax treatment.

Performance-Based Restricted Stock Units:  The Black-Scholes value of the options awarded is deducted from the total monetary value of the LTIP award to determine the “adjusted monetary value” of the award.  65% of the adjusted monetary value of an executive’s LTIP award granted in 2009 (minus the value of options granted) was delivered in performance-based restricted stock units granted under the Omnibus Stock Plan.  Performance-based restricted stock unit awards are generally subject to vesting based on time and attainment of certain performance measures that are set annually by the SEBC.  The 2009 grants are subject to the following conditions:

•	Three-year vesting period; and
•
Achievement at the end of any calendar quarter during the three-year period beginning on January 1, 2009 and ending on December 31, 2011 of either:  (i) a cumulative operating ROE of at least 15% (computed by excluding from the determination of average equity any unrealized gain occurring after December 31, 2008); or (ii) a 9% cumulative growth in policy count.

Dividend equivalent units (“DEUs”) are credited on performance-based restricted stock units at the same dividend rate paid to all Selective stockholders.  Payment of DEUs remains subject to the same vesting conditions and performance measures applicable to the underlying restricted stock units.  This use of performance-based restricted stock units clearly aligns this component of NEOs’ compensation with overall corporate performance and stockholder interests.

Performance-Based Cash Incentive Units:  The remaining 35% of the adjusted monetary value of an executive’s LTIP award granted in 2009 was delivered through performance-based cash incentive units granted under the Cash Incentive Plan.  As the cash incentive unit grants take into account Selective’s three-year performance relative to a peer group and TSR on its common stock, this award is also directly linked to Company performance and the interests of stockholders.  Performance-based cash incentive units granted in 2009 are subject to the following terms:

•	Three-year performance period;
•	The value of each cash incentive unit initially awarded increases or decreases to reflect TSR on Selective common stock over the three-year performance period for the award; and
•	The number of cash incentive units ultimately earned increases or decreases based on the following table:

	> = 80 percentile	100%	125%	150%	175%	200%

	55th – 79.9th percentile	75%	100%	125%	150%	175%

Cumulative 3-Year Statutory Net	45th – 54.9th percentile	50%	75%	100%	125%	150%
Premium Growth
Relative to Peer Index	35th – 44.9th percentile	25%	50%	75%	100%	125%

	< 35th = percentile	0%	25%	50%	75%	100%

		< 35th = percentile	35th – 44.9th percentile	45th – 54.9th percentile (Target)	55th – 79.9th percentile	> = 80 percentile

		Cumulative 3-Year Statutory Combined Ratio Relative to Peer Index

The peer group (the “Cash Incentive Unit Peer Group”) established for 2009 for comparing Selective’s performance for the purposes of determining the ultimate number of performance-based cash incentive units awarded consists of the following companies:

OneBeacon Insurance Group, Ltd	United Fire & Casualty	Main Street America (National Grange)
Liberty Mutual Group Inc.	CNA Financial Corporation	The Hanover Insurance Group, Inc.
Cincinnati Financial Corporation	Harleysville Group Inc.	Auto-Owners Insurance Group
Utica National Insurance Group	State Auto Financial Corporation	Westfield Group

2005 and 2006 Long-Term Incentive Program Award Grant Results

The following table summarizes the achievement on the performance metrics for the 2005 and 2006 LTIP award grants and the corresponding payout:

Performance Metrics	Performance Versus Metrics	Percentage Achieved
2005 Grant Results
Restricted Stock
Generate a cumulative fiscal year return on average equity of at least 25% at any time during such period; or achieve a 20% cumulative growth NPW at any time during the period of January 1, 2005 to December 31, 2008	Achieved 25% cumulative ROE	100%

2006 Grant Results
Restricted Stock
Generate a cumulative fiscal year return on average equity of at least 15% at any time during such period; or achieve a 10% cumulative growth in NPW at any time during the period of January 1, 2006 to December 31, 2008	Achieved 15% cumulative ROE	100%
Cash Incentive Units(1)
TSR over the three-year performance period, and cumulative three-year statutory NPW growth and SCR relative to peer index during the period of January 1, 2006 to December 31, 2008	Achieved a TSR factor of 91.71%, a SCR of 97.49% and NPW growth of 1.69%	100% of units at $91.71

(1)  Cash incentive unit awards are denominated in units with an initial value of $100.  Appreciation or depreciation is based on TSR, which is determined using the change in Selective’s common stock price and reinvested dividends over the three-year performance period for the award.  The number of units ultimately earned increases or decreases based on:  (i) cumulative three-year statutory NPW growth relative to a peer index; and (ii) cumulative three-year SCR relative to a peer index.

Timing of LTIP Awards:  Stock option, restricted stock unit, and cash incentive unit awards are generally granted each year in connection with the SEBC’s regularly scheduled first quarter meeting after the release of year-end earnings.  It is at this time, at their respective meetings, that the SEBC and the Board of Directors review final year-end results for the prior year and the SEBC makes final determinations on compensation.

Stock Ownership Requirements:  Selective believes that stock ownership by directors and management encourages the enhancement of stockholder value.  Selective’s stock ownership guidelines are included in our Corporate Governance Guidelines, which are available at www.selective.com.

The following table shows the common stock ownership guidelines for directors and certain officers of Selective and its lead insurance subsidiary, Selective Insurance Company of America (“SICA”), which must be met at the later of March 31, 2014 or within five years of attaining the specified position:

POSITION	REQUIREMENT
Directors	4 x annual retainer
Chairman, President & CEO	4 x base salary
Senior Executive Vice Presidents and Executive Vice Presidents	2.5 x base salary
Senior Vice Presidents	1.5 x base salary

In calculating ownership under the guidelines:
•
Shares of Selective common stock currently owned, awards of restricted stock or restricted stock units (included related dividend equivalent units) not yet vested, and shares of Selective common stock held in benefit plan investments (i.e., 401(k) Plan) are counted;

•	Unexercised stock options are not counted; and
•	Deferred shares of Selective common stock held in accounts of Directors are counted.

Selective believes that its directors and officers are on track to meet the required ownership guidelines.

RETIREMENT AND DEFERRED COMPENSATION PLANS

SICA employs the personnel engaged in Selective’s Insurance Operations, including all of the NEOs.  SICA maintains a non-contributory defined benefit pension program consisting of a tax qualified defined benefit pension plan named the Retirement Income Plan for Selective Insurance Company of America (the “Retirement Income Plan”) and a supplemental employee retirement plan for certain executives and employees, and maintains health and welfare benefit plans in which eligible employees, including the NEOs, participate.  The pension program is more fully described in the section entitled “Pension Benefits” beginning on page 42.

SICA offers a tax qualified defined contribution plan named the Selective Insurance Retirement Savings Plan (the “Retirement Savings Plan”) to employees, including the NEOs, who meet eligibility requirements.  Participants, other than highly compensated employees as defined by the Internal Revenue Service, can contribute 50% of their defined compensation to the Retirement Savings Plan, up to $16,500 in 2009.  Highly compensated employees were limited to 8% of their defined compensation, up to $16,500 in 2009.  Contributions by participants of up to a maximum of 7% of defined compensation are matched 65% by SICA.  Participants over the age of 50, including certain of the NEOs, may make an additional $5,500 catch-up contribution to the Retirement Savings Plan, pursuant to the Internal Revenue Code, which contribution is not eligible for a company match.  Effective January 1, 2006, the Retirement Savings Plan was amended to include additional enhanced matching contributions and non-elective contributions for otherwise eligible employees who, because of a date of hire after December 31, 2005, are not eligible to participate in the Retirement Income Plan.  None of the NEOs are eligible for the enhanced matching or the additional non-elective contributions.

SICA offers a non-qualified deferred compensation plan (“Deferred Compensation Plan”), under which certain executives and employees, including the NEOs, may defer up to 50% of their base salary and/or up to 100% of their ACIP payment.  To the extent not matched in the Retirement Savings Plan due to limitations under the Internal Revenue Code, contributions to the Deferred Compensation Plan by participants of up to 7% of base salary are matched 65% by SICA.  Additional information regarding the Deferred Compensation Plan is included in the section entitled “Nonqualified Deferred Compensation” on page 43.

EMPLOYMENT AGREEMENTS

SICA entered into employment agreements with its key executive officers, including the NEOs, which provide for severance in the event of termination:  (i) due to death or disability; (ii) without “Cause”4; (iii) by the executive for “Good Reason”5; or (iv) after a change in control.  The SEBC was advised by its Compensation Consultants that the terms of these agreements are market competitive within our peer group, and the SEBC believes that these agreements are important for recruitment and retention of key executives.  In the event of a change in control, uncertainty may raise among our key executives as to their continued employment after or in connection with such event, which may result in the departure or distraction of our key executives.  The purpose of the employment agreements is to retain our key executives and reinforce and encourage their continued attention and dedication during such a potentially critical time, even if they fear that their position will be terminated after or in connection with the change in control.  The employment agreements are described in the section entitled “Employment Agreements and Potential Payments upon Termination or Change of Control” beginning on page 44.

4 “Cause” is defined in the employment agreements, but generally means the executive:  (i) was convicted of or pled guilty to a felony; (ii) breached a material provision of his or her employment agreement; or (iii) engaged in misconduct which constitutes fraud in the performance of his or her duties and obligations to the Company.

5 “Good Reason” is defined in the employment agreements, but generally means:  (i) a material reduction in salary; (ii) a material negative change in the executive’s benefits; (iii) a material reduction of the executive’s position, duties, responsibilities, and status with the Company or material negative change in title or office; (iv) requiring the executive to be based at a location in excess of 50 miles from the location of the executive’s office prior to a change in control; (v) failure of a counterparty to a transaction resulting in a change in control to assume the employment agreement; or (vi) a breach of the employment agreement by SICA within two years after a change in control.

Tax Treatment and Accounting

The SEBC intends to preserve deductibility under the Internal Revenue Code for performance-based compensation paid to its executive officers as practicable.  Section 162(m) of the Internal Revenue Code prohibits publicly-owned companies from deducting compensation paid to certain of its executive officers as expense to the extent that the officer’s compensation in excess of $1 million is not performance-based and is not paid pursuant to a stockholder approved plan.  Selective has two performance-based stockholder approved plans:  (i) the Omnibus Stock Plan; and (ii) the Cash Incentive Plan.

Generally accepted accounting principles in the United States of America (“GAAP”) require that compensation expense be measured on the income statement for all share-based payments at grant date fair value of equity instruments (including employee stock options and restricted stock and restricted stock unit awards) and at market value on the day of vesting of liability instruments (including cash incentive unit awards).  The SEBC has considered the impact of GAAP on our use of stock-based compensation as a key retention tool.  The SEBC has determined that the current estimated costs of continuing to use stock-based compensation relative to the benefits our compensation programs provide, does not warrant any change to our current incentive framework.

We have designed our compensation programs and awards to executive officers to comply with the provisions of Section 409A of the Internal Revenue Code, where applicable.  For example, payments made to our executive officers under our non-qualified deferred compensation plans on account of the executives’ separation from service are not payable before the first day of the seventh month following the date of separation from service.

Summary Compensation Table

The following Summary Compensation Table reflects the compensation earned by or paid to the NEOs during 2007, 2008, and 2009.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compen- sation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compen- sation ($)(6)	Total ($)
Gregory E. Murphy	2009	934,616	1,329,413	20,602	400,000	448,515	42,525	3,175,671
Chairman, President &	2008	900,000	1,576,973	23,139	650,000	459,931	61,071	3,671,114
Chief Executive Officer	2007	900,000	1,775,079	24,979	900,000	85,449	133,399	3,818,906
Dale A. Thatcher	2009	493,269	401,589	20,602	291,300	52,350	64,041	1,323,151
Executive Vice	2008	465,769	505,484	23,139	250,000	43,062	33,370	1,320,824
President, Chief Financial Officer & Treasurer	2007	405,000	590,152	24,979	300,000	13,696	29,903	1,363,730
Richard F. Connell	2009	467,308	454,465	20,602	242,800	103,242	20,513	1,308,930
Senior Executive Vice	2008	450,000	551,915	23,139	275,000	96,035	51,471	1,447,560
President & Chief Administrative Officer	2007	411,538	575,102	24,979	350,000	49,037	30,694	1,441,350
Michael H. Lanza	2009	451,731	354,832	20,602	218,500	28,929	43,883	1,118,477
Executive Vice	2008	435,000	337,565	23,139	200,000	22,774	46,100	1,064,578
President & General Counsel	2007	359,538	415,079	24,979	225,000	10,979	27,572	1,063,147
Ronald J. Zaleski	2009	415,385	371,059	20,602	218,500	60,282	59,288	1,145,116
Executive Vice	2008	395,385	415,220	23,139	200,000	54,649	28,597	1,116,990
President & Chief Actuary	2007	367,385	505,082	24,979	275,021	19,157	31,864	1,223,488

(1)  Although the CEO as well as all other NEOs did not receive a base salary increase in 2009, the Summary Compensation Table shows an increase in salary dollars for 2009.  This increase is due to pay period timing which resulted in an extra pay period in 2009 (27 vs. 26).  This pay period timing occurs approximately once every decade.  Consequently, the NEOs, as well as every employee in the organization, were paid an additional pay period in 2009.  This will not result in an ongoing increase to the NEOs or any employee’s annual base pay.  The amounts in this column include any salary that certain NEOs have deferred into SICA’s Deferred Compensation Plan.  Such amounts are also included in the Nonqualified Deferred Compensation table on page 43.

(2)  This column reflects the aggregate grant date fair value of the 2009 and 2008 grants of performance-based restricted stock units, 2007 grants of performance-based restricted stock, and 2009, 2008, and 2007 grants of performance-based cash incentive unit awards.  Grants of performance-based restricted stock and performance-based restricted stock units were made pursuant to the Omnibus Stock Plan, under which such shares vest three years from the date of grant, conditioned upon the attainment of certain predetermined performance goals.  Grants of performance-based cash incentive unit awards were made pursuant to the Cash Incentive Plan, under which such units vest at the payment date, which is as soon as practicable in the calendar year following the end of the calendar year coincident with the end of the three-year performance period.  The value of each cash incentive unit initially awarded increases or decreases to reflect TSR on Selective common stock over the three-year performance period for the award.  The number of cash incentive units ultimately earned increases or decreases based on:  (i) cumulative three-year statutory NPW growth relative to a peer index, and (ii) cumulative three-year SCR relative to a peer index.  Restricted stock, restricted stock unit, and cash incentive unit awards are subject to forfeiture should the grantee resign or be terminated for cause prior to vesting.

The aggregate grant date fair value for performance-based restricted stock unit and performance-based cash incentive unit awards granted in 2009 to the NEOs are as follows:  Mr. Murphy: $864,113 restricted stock units and $465,300 cash incentive units; Mr. Thatcher: $251,289 restricted stock units and $150,300 cash incentive units; Mr. Connell: $295,365 restricted stock units and $159,100 cash incentive units; Mr. Lanza: $222,032 restricted stock units and $132,800 cash incentive units; and Mr. Zaleski: $238,259 restricted stock units and $132,800 cash incentive units.

The aggregate grant date fair value for performance-based restricted stock unit and performance-based cash incentive unit awards granted in 2008 to the NEOs are as follows: Mr. Murphy: $1,024,973 restricted stock units and $552,000 cash incentive units; Mr. Thatcher: $320,984 restricted stock units and $184,500 cash incentive units; Mr. Connell: $358,715 restricted stock units and $193,200 cash incentive units; Mr. Lanza: $214,365 restricted stock units and $123,200 cash incentive units; and Mr. Zaleski: $265,720 restricted stock units and $149,500 cash incentive units.

The aggregate grant date fair value for performance-based restricted stock and performance-based cash incentive unit awards granted in 2007 to the NEOs are as follows: Mr. Murphy: $1,331,279 restricted stock and $443,800 cash incentive units; Mr. Thatcher: $442,552 restricted stock and $147,600 cash incentive units; Mr. Connell: $431,302 restricted stock and $143,800 cash incentive units; Mr. Lanza: $311,279 restricted stock and $103,800 cash incentive units; and Mr. Zaleski: $378,782 restricted stock and $126,300 cash incentive units.

The aggregate grant date fair value reported in this column assumes the following:  (i) the predetermined performance goals for the restricted stock unit grants are probable of being attained; (ii) per unit values for the cash incentive unit awards of $100.00; and (iii) a 100% peer group unit multiplier for cash incentive unit awards.  The maximum value assuming the highest level of performance conditions for the performance-based restricted stock and restricted stock units are consistent with the amounts above.  Although the maximum number of performance-based cash incentive units potentially issuable is 200% of the original grant, the ultimate maximum value of the grant cannot be determined due to the fact that, as stated above, the value of each unit is adjusted based on the TSR of Selective common stock, the maximum value of which is not determinable at this time.

(3)  This column reflects the aggregate grant date fair value for the 2009, 2008, and 2007 option grants.  The aggregate grant date fair value of these grants is calculated using the Black-Scholes option valuation method.  For a discussion of the weighted-average assumptions used in the valuation of these awards, see Item 8. Financial Statements and Supplementary Data, Note 17 Share-Based Payments, in Selective’s Annual Report on Form 10-K for the year ended December 31, 2009; Item 8. Financial Statements and Supplementary Data, Note 16, Share-Based Payments, in Selective’s Annual Report on Form 10-K for the year ended December 31, 2008; and Item 8. Financial Statements and Supplementary Data, Note 17, Share-Based Payments, in Selective’s Annual Report on Form 10-K for the year ended December 31, 2007.  Grants were made pursuant to the Omnibus Stock Plan, under which such options vest one-third each year, beginning the first anniversary of the grant date.  The grants are subject to forfeiture should the grantee resign or be terminated for cause prior to vesting.

(4)  Amounts in this column include ACIP awards to the NEOs earned in 2009 and paid in 2010, earned in 2008 and paid in 2009, and earned in 2007 and paid in 2008 that were granted under the Cash Incentive Plan.

(5)  Amounts in this column reflect the actuarial increase in the present value of each NEO’s pension benefits under all defined benefit pension plans of SICA, determined using the same interest rate and mortality assumptions as those used for financial statement reporting purposes. There were no changes to the benefit formulas under the defined pension benefit plans in 2009.  The increases in pension values reported in this column are attributable to a decrease in the discount rate used to calculate present value along with the increase of years of service of the NEOs.  There were no above-market or preferential earnings on deferred compensation under SICA’s nonqualified deferred compensation program.

(6)  For 2009, amounts in this column for each NEO reflect the following:

•	Mr. Murphy: $31,800 of company matching contributions to his Deferred Compensation Plan and $10,725 of company matching contributions to his 401(k) plan.

•
Mr. Thatcher:  $11,719 of company matching contributions to his Deferred Compensation Plan, $10,725 of company matching contributions to his 401(k) plan, and $41,597 of cash dividend payments related to the 2007 restricted stock grant.

•	Mr. Connell: $9,113 of company matching contributions to his Deferred Compensation Plan, $675 for tax preparation services, and $10,725 of company matching contributions to his 401(k) plan.

•
Mr. Lanza:  $8,809 of company matching contributions to his Deferred Compensation Plan, $10,725 of company matching contributions to his 401(k) plan, and $24,349 of cash dividend payments related to the 2007 restricted stock grant.

•
Mr. Zaleski:  $8,175 of company matching contributions to his Deferred Compensation Plan, $10,725 of company matching contributions to his 401(k) plan, and $40,388 of cash dividend payments related to the 2007 restricted stock grant.

Grants of Plan Based Awards

The following table shows the grants of plan based awards to our NEOs in 2009:

				Estimated Future Payouts under Equity Incentive Plan Awards(2)				All Other		Grant Date Fair Value
		Estimated Future Payouts under Non- Equity Incentive Plan Awards(1)		Cash Incentive Unit Awards(3)			Re- stricted Stock Awards (#)	Option Awards: Number of Secur- ities	Exer- cise or Base Price	of Cash Incentive Unit, Restricted Stock, and
Name	Grant Date	Thres- hold ($)	Maximum ($)	Thres- hold (#)	Target (#)	Maximum (#)	Maximum (#)	Under- lying Options (#)	of Option Awards ($/Sh)	Option Awards(4) ($)
Gregory E. Murphy	1/30/09	$0	$1,800,000	2,327	4,653	9,306	56,294	6,514	$15.35	$1,350,015
Dale A. Thatcher	1/30/09	$0	$712,500	752	1,503	3,006	18,183	6,514	$15.35	$422,191
Richard F. Connell	1/30/09	$0	$787,500	796	1,591	3,182	19,242	6,514	$15.35	$475,067
Michael H. Lanza	1/30/09	$0	$652,500	664	1,328	2,656	16,066	6,514	$15.35	$375,434
Ronald J. Zaleski	1/30/09	$0	$600,000	664	1,328	2,656	16,066	6,514	$15.35	$391,661

(1)  Amounts represent minimum and maximum potential ACIP award to each NEO under our Cash Incentive Plan for 2009.  Maximum awards reflect the maximum ACIP award established by the SEBC.  ACIP awards are intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code.  Actual payouts of the above-referenced awards are included in the “Non-Equity Incentive Compensation Plan” column of the “Summary Compensation Table.”  For information regarding the ACIP, see the section of the Compensation Discussion and Analysis beginning on page 27 entitled “Annual Cash Incentive Program.”

(2)  Performance-based cash incentive unit awards are granted under the Cash Incentive Plan, and performance-based restricted stock unit awards and stock option awards are granted under the Omnibus Stock Plan.  For a description of the material terms of such awards, see the section of the Compensation Discussion and Analysis beginning on page 33 entitled, “Elements of Long-Term Compensation.”

(3)  The number of performance-based cash incentive units paid can range from 0-200%, and therefore, the amount payable could be $0. The threshold selected represents 35-44.9th percentile of the Cash Incentive Unit Peer Group; the target represents 45-54.9th percentile of the Cash Incentive Unit Peer Group; and the maximum represents greater than or equal to 80th percentile of the Cash Incentive Unit Peer Group.

 (4)  This column includes restricted stock unit awards calculated at grant date fair value, cash incentive unit awards with an initial value of $100 per unit, and stock options valued at the Black-Scholes value on the date of grant.

Outstanding Equity Awards at Fiscal Year End

The following table shows the unexercised options and unvested stock awards to our NEOs as of December 31, 2009:

	Option Awards				Stock Awards
Name	No. of Securities Underlying Unexer- cised Options (#) Exercisable	No. of Securities Underlying Unexer- cised Options (#) Unexer- cisable(1)	Option Exer- cise Price ($/Sh)(2)	Option Expiration Date	No. of Shares or Units of Stock That Have Not Vested (#)(3)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(10)
Gregory E. Murphy	21,062		11.1875	02/06/2011	45,181	(4)	743,229	4,438	(7)	275,777
	10,362		10.375	02/05/2012	58,377	(5)	960,302	5,520	(8)	418,858
	11,394		11.6175	02/04/2013				4,653	(9)	345,811
	10,000		17.395	02/03/2014
	10,000		22.025	02/01/2015
	3,480		28.74	01/30/2016
	2,320	1,160	27.44	01/30/2017
	1,384	2,770	24.07	02/06/2018
		6,514	15.35	01/30/2019
Dale A. Thatcher	10,000		22.025	02/01/2015	16,128	(6)	265,306	1,476	(7)	91,719
	3,480		28.74	01/30/2016	15,096	(4)	248,331	1,845	(8)	139,999
	2,320	1,160	27.44	01/30/2017	18,856	(5)	310,178	1,503	(9)	111,703
	1,384	2,770	24.07	02/06/2018
		6,514	15.35	01/30/2019
Richard F. Connell	10,000		22.025	02/01/2015	15,812	(4)	260,112	1,438	(7)	89,357
	3,480		28.74	01/30/2016	19,954	(5)	328,243	1,932	(8)	146,600
	2,320	1,160	27.44	01/30/2017				1,591	(9)	118,243
	1,384	2,770	24.07	02/06/2018
		6,514	15.35	01/30/2019
Michael H. Lanza	3,480		28.74	01/30/2016	11,344	(6)	186,609	1,038	(7)	64,501
	2,320	1,160	27.44	01/30/2017	10,082	(4)	165,845	1,232	(8)	93,484
	1,384	2,770	24.07	02/06/2018	16,660	(5)	274,065	1,328	(9)	98,697
		6,514	15.35	01/30/2019
Ronald J. Zaleski	9,638		10.375	02/05/2012	12,231	(4)	201,206	1,263	(7)	78,483
	8,606		11.6175	02/04/2013	16,660	(5)	274,065	1,495	(8)	113,441
	5,748		17.395	02/03/2014				1,328	(9)	98,697
	10,000		22.025	02/01/2015
	3,480		28.74	01/30/2016
	2,320	1,160	27.44	01/30/2017
	1,384	2,770	24.07	02/06/2018
		6,514	15.35	01/30/2019

(1)  The options listed in this column vest ratably over three years beginning on the first anniversary of the date of grant.

(2)  The exercise price of option grants issued under the Omnibus Stock Plan is the closing market price on the date of the grant.  The exercise price on options grants issued under previous equity plans is the average of the high and the low market price on the date of grant.

(3)  In the event of a termination of employment on or after an individual’s “Early Retirement Date,” as defined under the Retirement Income Plan, holders of performance-based restricted stock and restricted stock unit awards are vested in such awards subject only to the attainment of applicable performance measures.  Early Retirement Dates for the NEOs are as follows:  Mr. Murphy, 11/11/2002; Mr. Thatcher, 12/10/2015; Mr. Connell, 2/7/2008; Mr. Lanza, 12/16/2016; and Mr. Zaleski, 12/7/2009.

(4) Reflects number of performance-based restricted stock units and related accrued DEUs initially granted on February 6, 2008, which will vest and be payable, subject to the attainment of applicable performance measures on February 6, 2011.

(5) Reflects number of performance-based restricted stock units and related accrued DEUs initially granted on January 30, 2009, which will vest and be payable, subject to the attainment of applicable performance measures on January 30, 2012.

(6) Reflects number of performance-based restricted stock initially granted on January 30, 2007, which vested and was paid on January 30, 2010.

 (7)  Reflects number of performance-based cash incentive units initially granted in 2007 to the NEOs for the three-year performance period ending December 31, 2009.  In the event of a termination of employment on or after an individual’s Early Retirement Date, as defined under the Retirement Income Plan, holders of such awards are vested in such awards, with the initial number of units and the value of each unit subject to adjustment, based on the attainment of specified performance measures.  Early Retirement Dates for the NEOs are set forth in footnote 3.  Settlement of the 2007 cash incentive unit award will be made as soon as practicable in the 2010 calendar year, following the determination of the attainment of the applicable performance measures.

(8)  Reflects number of performance-based cash incentive units initially granted in 2008 to the NEOs for the three-year performance period ending December 31, 2010.  In the event of a termination of employment on or after an individual’s Early Retirement Date, as defined under the Retirement Income Plan, holders of such awards are vested in such awards, with the initial number of units and the value of each unit subject to adjustment, based on the attainment of specified performance measures.  Early Retirement Dates for the NEOs are set forth in footnote 3.  Settlement of the 2008 cash incentive unit award will be made as soon as practicable in the 2011 calendar year, following the determination of the attainment of the applicable performance measures.

 (9)  Reflects number of performance-based cash incentive units initially granted in 2009 to the NEOs for the three-year performance period ending December 31, 2011.  In the event of a termination of employment on or after an individual’s Early Retirement Date, as defined under the Retirement Income Plan, holders of such awards are vested in such awards, with the initial number of units and the value of each unit subject to adjustment, based on the attainment of specified performance measures.  Early Retirement Dates for the NEOs are set forth in footnote 3.  Settlement of the 2009 cash incentive unit award will be made as soon as practicable in the 2012 calendar year, following the determination of the attainment of the applicable performance measures.

(10) The amounts in this column reflect:  (i) the target 100% unit multiplier for the number of cash incentive units granted for the 2007, 2008, and 2009 awards based on performance against the Cash Incentive Unit Peer Group; and (ii) a $62.14 per unit value for the 2007 grant, a $75.88 per unit value for the 2008 grant, and a $74.32 per unit value for 2009 grant based on TSR at December 31, 2009.  The target 100% unit multiplier is used in the calculation for the 2007, 2008, and 2009 grants because performance through December 31, 2009 is below target for the 2007 and 2008 grants and at target for the 2009 grant.  The targets are identified for the 2009 grant in the Grants of Plan Based Awards table on page 39.

Option Exercises and Stock Vested

The following table shows the option exercise and stock vesting of grants of plan based awards to our NEOs in 2009:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting ($)(2)
Gregory E. Murphy	0	0	10,642	975,982
Dale A. Thatcher	0	0	28,432	676,355
Richard F. Connell	0	0	3,292	301,911
Michael H. Lanza	0	0	17,942	458,064
Ronald J. Zaleski	0	0	41,240	860,817

(1)  Amounts in this column include shares of performance-based restricted stock vested to the NEOs in 2009 as well as performance-based cash incentive units paid to the NEOs in 2009.  The amounts reflected in the table attributable to shares of performance-based restricted stock are as follows:  Mr. Thatcher, 25,290; Mr. Lanza, 15,550; and Mr. Zaleski, 38,398.  The amounts reflected in the table attributable to performance-based cash incentive units are as follows:  Mr. Murphy, 10,642; Mr. Thatcher, 3,142; Mr. Connell, 3,292; Mr. Lanza, 2,392; and Mr. Zaleski, 2,842.

In the event of a termination of employment on or after an individual’s Early Retirement Date as defined under the Retirement Income Plan, holders of restricted stock awards become vested in such awards, provided any related performance measures are attained.  As a result, the value becomes subject to ordinary income taxation upon a holder attaining his Early Retirement Date if the related performance measure has been met by such date, notwithstanding the continued employment of the holder by Selective or its subsidiaries.  Due to the imposition of this accelerated income tax liability, the SEBC determined it appropriate to fully vest and remove the restrictions on such shares.  Accordingly, the numbers and amounts shown for Mr. Zaleski reflect a grant awarded to him in 2007.

(2)  Amounts in this column include the value of shares of performance-based restricted stock vested to the NEOs in 2009 as well as the amount paid for performance-based cash incentive units to the NEOs in 2009.  The amounts reflected in the table that are attributable to shares of performance-based restricted stock are as follows:  Mr. Thatcher, $388,201; Mr. Lanza, $238,693; and Mr. Zaleski, $600,176.  The amounts reflected in the table attributable to performance-based cash incentive units are as follows:  Mr. Murphy, $975,982; Mr. Thatcher, $288,154; Mr. Connell, $301,911; Mr. Lanza, $219,371; and Mr. Zaleski, $260,641.

Pension Benefits

SICA maintains a tax qualified non-contributory defined benefit pension plan, the Retirement Income Plan. Most SICA employees, including the NEOs and certain former employees whose employment commenced on or before December 31, 2005, are eligible to receive benefits under the Retirement Income Plan.  Selective also maintains the unfunded Selective Insurance Supplemental Pension Plan (“SERP”), as permitted under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to provide payments to certain executives and other participants in the Retirement Income Plan equal to the difference between: (i) the benefit payment to a participant under the Retirement Income Plan calculated without regard to ERISA and Internal Revenue Code limitations on annual amounts payable under the Retirement Income Plan; and (ii) the benefit payable to the participant pursuant to such limitations.

The Retirement Income Plan was amended as of July 1, 2002 to provide for different calculations based on age and company service as of that date.  Monthly benefits payable at normal retirement age under the Retirement Income Plan and SERP are computed as follows.  Defined terms used in this section, but not defined in this Proxy Statement, have the meanings given to them in the Retirement Income Plan.

1.
If a participant:  (i) attained age 50 and completed five years of vesting service on or before July 1, 2002, or (ii) completed at least 25 years of vesting service on or before July 1, 2002, a participant’s benefit is equal to 2% of Average Monthly Compensation, minus 1 3/7% of Primary Social Security Benefits multiplied by years of Benefit Service (up to 35 years), reduced by the annuity contract issued by the AXA Equitable Life Insurance Company (“Equitable”) purchased under a prior plan.

2.
If a participant:  (i) completed at least five years of Vesting Service; and (ii) the sum of a participant’s age and Vesting Service is 55 or more, a participant’s benefit is equal to the sum of: (a) 2% of Average Monthly Compensation, less 1 3/7% of Primary Social Security benefit multiplied by the number of years of Benefit Service through June 30, 2002 (up to a maximum of 35 years) reduced by the monthly amount, if any of retirement annuity payable under the group annuity contract issued by Equitable that was purchased under a prior plan, based on Benefit Service as of June 30, 2002, but including compensation earned after such date; and (b) 1.2% of Average Monthly Compensation multiplied by the number of years of Benefit Service after June 30, 2002.

3.
If a participant first became eligible for the plan before July 1, 2002, but did not qualify for either 1 or 2 above, the participant’s benefit is equal to the greater of:  (i) the benefit accrued as of June 30, 2002 equal to 2% of Average Monthly Compensation less 1 3/7% of Primary Social Security Benefit multiplied by years of Benefit Service (up to 35 years) reduced by the monthly amount, if any of retirement annuity payable under the group annuity contract issued by Equitable that was purchased under a prior plan, based on Benefit Service as of June 30, 2002, but including compensation earned after such date for purposes of determining the participant’s Average Monthly compensation; and (ii) 1.2% of Average Monthly Compensation multiplied by years of Benefit Service.

4.	If a participant first became a participant in the plan after July 1, 2002, the benefit is equal to 1.2% of Average Monthly Compensation multiplied by years of Benefit Service.

The earliest retirement age is age 55 with 10 years of service or the attainment of 70 points (age plus years of service).  If a participant chooses to begin receiving benefits before his or her 65th birthday, the amount of the monthly benefit will be reduced as follows:

•	By 1/180th for each complete calendar month for the first 60 months by which the first early retirement benefit payment precedes the attainment of Normal Retirement Age;
•	By 1/360th for each complete calendar month for the next 60 months by which the first early retirement benefit payments precede Normal Retirement Age; and
•	By 60% plus 1/600th per month for each month prior to age 55.

At retirement, participants receive monthly pension payments.  There are four optional forms of payments that can be chosen as alternatives to the Normal Form of Payment.

The following table shows information regarding the pension benefits of our NEOs:

Name	Early Retirement Eligible	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Gregory E. Murphy	Yes	Retirement Income Plan	28.58	641,802	0
		SERP	28.58	1,954,086	0
Dale A. Thatcher	No	Retirement Income Plan	8.67	97,942	0
		SERP	8.67	74,574	0
Richard F. Connell	Yes	Retirement Income Plan	8.33	235,586	0
		SERP	8.33	189,239	0
Michael H. Lanza	No	Retirement Income Plan	4.42	48,729	0
		SERP	4.42	31,820	0
Ronald J. Zaleski	Yes	Retirement Income Plan	9.25	152,744	0
		SERP	9.25	96,806	0

(1)  The Retirement Income Plan imposes a one-year waiting period for plan participation, which year is not included in years of credited service.

(2)  Present value as of December 31, 2009 is calculated on the basis of normal retirement age of 65.  A 5.93% discount rate is applied and the 2009 Static Mortality Table is used to calculate the values indicated.

Nonqualified Deferred Compensation

The Deferred Compensation Plan allows participants to defer receipt of up to 50% of base salary and up to 100% of their ACIP payments.  Participants may choose from a variety of investment options that mirror the market performance of the selected funds.  Each year, participants elect whether to schedule in-service withdrawals or withdrawals at separation of service.  For those funds to be distributed at separation of service, participants may be paid in five, 10, or 15 annual installments, or a lump sum.  SICA may make matching contributions of $0.65 of each dollar deferred, up to 7% of base salary, except that SICA will match the Retirement Savings Plan contributions first, and in no event will a participant receive a matching contribution in excess of $0.65 of each dollar, up to 7% of base salary.

The following table shows information regarding nonqualified deferred compensation of our NEOs:

Name	Executive Contributions in 2009 ($)(1)	Selective Contributions in 2009 ($)(2)	Aggregate Earnings in 2009 ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2009 ($)(4)
Gregory E. Murphy	56,077	31,800	135,490	0	794,167
Dale A. Thatcher	49,327	11,719	49,200	0	277,838
Richard F. Connell	14,019	9,113	195,905	0	1,266,647
Michael H. Lanza	13,552	8,809	5,993	0	36,351
Ronald J. Zaleski	141,538	8,175	320,621	0	1,618,602

(1)  Amounts in this column are attributable to 2009 salary deferred by Messrs. Murphy, Thatcher, Connell and Lanza and are included in the Salary column of the Summary Compensation Table.  Of the amounts in this column for Mr. Zaleski, $41,538 is attributable to 2009 salary deferred, which is included in the Salary column of the Summary Compensation Table, and $100,000 is attributable to the deferral of a portion of his ACIP paid in March 2009.

(2)  100% of the information in this column is included in the All Other Compensation Column of the Summary Compensation Table.

(3)  The information in this column is not included in the Summary Compensation Table because such earnings are not above market earnings.

(4)  The Aggregate Balance as of December 31, 2009 includes the following contributions of the NEOs and SICA to the Deferred Compensation Plan, which are included in the Summary Compensation Table:

•	For 2007: Mr. Murphy, $283,262; Mr. Thatcher, $56,069; Mr. Connell, $342,899; Mr. Lanza, $11,988; and Mr. Zaleski, $303,659.

•	For 2008: Mr. Murphy, $78,375; Mr. Thatcher, $57,695; Mr. Connell, $222,547; Mr. Lanza, $0; and Mr. Zaleski, $253,974.

•	For 2009: Mr. Murphy, $87,877; Mr. Thatcher, $61,046; Mr. Connell, $23,132; Mr. Lanza, $22,361; and Mr. Zaleski, $149,713.

Employment Agreements and Potential Payments upon Termination or Change of Control

SICA entered into amended employment agreements (collectively, the “Employment Agreements”) with the NEOs, as of December 23, 2008.  The following table summarizes the principal provisions of the Employment Agreements.

Term	Continuation of the prior agreements’ initial three-year term, automatically renewed for additional one-year periods unless terminated by either party with written notice.(1)
Compensation	Base salary.(2)
Benefits
Eligible to participate in incentive compensation plan, stock plan, 401(k) plan, defined benefit pension plan and any other stock option, stock appreciation right, stock bonus, pension, group insurance, retirement, profit sharing, medical, disability, accident, life insurance, relocation plan or policy, or any other plan, program, policy or arrangement of Selective or SICA intended to benefit SICA’s employees generally.

Vacation and Reimbursements	Vacation time and reimbursements for ordinary travel and entertainment expenses in accordance with SICA’s policies.
Perquisites	Suitable offices, secretarial and other services, and other perquisites to which other executives of SICA are generally entitled.
Severance and Benefits on Termination without Change in Control	•	For Cause or Resignation by NEO other than for Good Reason: Salary and benefits accrued through termination date.
•
Death or Disability:  Multiple(3) of:  (i) NEO’s salary; plus (ii) average of three most recent annual cash incentive payments; provided that any such severance payments be reduced by life or disability insurance payments under policies with respect to which SICA paid premiums, paid in 12 equal installments.

	•	Without Cause by SICA, Relocation of Office over 50 Miles (without NEO’s consent), Resignation for Good Reason by NEO:
		o	Multiple(3) of: (i) NEO’s salary; plus (ii) average of three most recent annual cash incentive payments paid in 12 equal installments.
o
Medical, dental, vision, disability, and life insurance coverage in effect for NEO and dependents until the earlier of specified period of months(4) following termination or commencement of equivalent benefits from a new employer.

•
Stock Awards:  Except for termination for Cause or resignation by the NEO other than for Good Reason, immediate vesting and possible extended exercise period, as applicable, for any previously granted stock options, stock appreciation rights, cash incentive units, restricted stock, and stock bonuses.

Severance and Benefits on Termination after Change in Control	For termination without Cause or by NEO with Good Reason within two years following a Change in Control (as defined in the Employment Agreement), NEO is entitled to:
•
Severance payment equal to multiple(5) of the greater of:  (i) NEO’s salary plus target annual cash incentive payment; or (ii) NEO’s salary plus the average of NEO’s annual cash incentive payments for the three calendar years prior to the calendar year in which the termination occurs, paid in lump sum.

•
Medical, dental, vision, disability, and life insurance coverage in effect for NEO and dependents until the earlier of period of months(6) following termination or commencement of equivalent benefits from a new employer.

	•	Stock Awards, same as above, except that the initial number of cash incentive units is multiplied by 150%.
	•	Tax gross-up payment, if necessary, to offset any excise tax imposed on NEO for such payments or benefits.

Release;	•	Receipt of severance payments and benefits conditioned upon:
Confidentiality and		o	Entry into release of claims; and
Non-Solicitation		o
No disclosure of confidential or proprietary information or solicitation of employees to leave Selective or its subsidiaries for a period of two years following the termination of the Employment Agreement.

(1)  The Employment Agreements automatically renewed for additional one-year periods on April 25, 2009 for Mr. Murphy, on July 26, 2009 for Mr. Lanza, and on July 31, 2009 for Messrs. Connell, Thatcher, and Zaleski.

(2)  As of January 31, 2010, the annual base salaries for the NEOs were as follows:  Mr. Murphy, $900,000; Mr. Thatcher, $475,000; Mr. Connell, $450,000; Mr. Lanza, $435,000; and Mr. Zaleski, $400,000.

(3)  For Mr. Murphy the multiple is 2; for Mr. Connell the multiple is 1.75; and for Messrs. Thatcher, Lanza, and Zaleski the multiple is 1.5.

(4)  For Mr. Murphy the period is 24 months; for Mr. Connell the period is 21 months; and for Messrs. Thatcher, Lanza, and Zaleski the period is 18 months.

(5)  For Mr. Murphy the multiple is 2.99; for Mr. Connell the multiple is 2.5; and for Messrs. Thatcher, Lanza, and Zaleski the multiple is 2.

(6)  For Mr. Murphy the period is 36 months; and for Messrs. Connell, Thatcher, Lanza, and Zaleski the period is 24 months.

The following table shows information regarding payments and benefits to which our NEOs would be entitled under the scenarios shown as of December 31, 2009:

Name	Resignation(1) or Termination For Cause ($)	Retirement(2) ($)	Death or Disability ($)(3)	Termination without Cause or Resignation with Good Reason ($)(4)	Change in Control ($)(5)
Gregory E. Murphy	-	2,751,143	6,584,476	6,599,888	10,021,983
Dale A. Thatcher	-	1,174,400	2,371,900	2,383,402	4,241,292
Richard F. Connell	-	949,721	2,384,731	2,386,010	4,467,324
Michael H. Lanza	-	890,366	1,912,866	1,928,862	3,732,877
Ronald J. Zaleski	-	773,057	1,805,567	1,820,228	3,326,286

(1)  Other than a resignation for Good Reason.

(2)   This column includes the value of unvested performance-based restricted stock and restricted stock units granted under the Omnibus Stock Plan and any related accrued DEUs.  These awards would normally vest upon:  (i) retirement or continuation in service through the end of the applicable performance period; and (ii) the achievement of the specified performance goals applicable to each such award, and be payable following the end of the applicable three-year performance period.  Also included in this column is the value of performance-based cash incentive units awarded under the Cash Incentive Plan to the NEOs.  The value of such awards is calculated using:  (i) the target 100% unit multiplier for the number of cash incentive units granted; and (ii) the per unit value at December 31, 2009.  Under the Cash Incentive Plan, participants’ awards, including the NEOs’ awards, would fully vest and be payable following the end of the applicable three-year performance period.

(3)  This column includes the value of unvested performance-based restricted stock and restricted stock units granted under the Omnibus Stock Plan and any related accrued DEUs.  In the event of total disability, these awards would normally vest for all participants, including the NEOs, upon the achievement of the specified performance goals applicable to each such award, and be payable following the end of the applicable three-year performance period.  In the event of death, the awards are immediately vested and payable for all participants, including the NEOs.  Also included in this column is the value of performance-based cash incentive units awarded under the Cash Incentive Plan to the NEOs.  The value of such awards is calculated using:  (i) the target 100% unit multiplier for the number of cash incentive units granted; and (ii) the per unit value at December 31, 2009.  Under the Cash Incentive Plan, participants’ awards, including the NEOs’ awards, would fully vest and be payable following the end of the applicable three-year performance period.  This column also includes the severance payment provided for in each NEO’s Employment Agreement.  Payments in this column will be reduced by life or disability insurance payments under policies with respect to which SICA paid premiums.

(4)  This column includes the value of unvested performance-based restricted stock and restricted stock units granted under the Omnibus Stock Plan and any related accrued DEUs.  These awards would normally vest upon:  (i) a termination without Cause or for Good Reason; and (ii) the achievement of the specified performance goals applicable to each such award, and be payable following the end of the applicable three-year performance period.  Also included in this column is the value of performance-based cash incentive units awarded under the Cash Incentive Plan to the NEOs.  The value is calculated using:  (i) the target 100% unit multiplier for the number of cash incentive units granted; and (ii) the per unit value at December 31, 2009.  The awards would fully vest and be payable following the end of the applicable three-year performance period.  Also included in this column are the severance payment and the value of medical, dental, vision, disability, and life insurance coverage, all as provided for in each NEO’s Employment Agreement.

(5)  This column includes the value of unvested performance-based restricted stock and restricted stock units granted under the Omnibus Stock Plan and any related accrued DEUs, which would immediately vest and be payable for all participants, including the NEOs.  This column also includes the value of performance-based cash incentive units awarded under the Cash Incentive Plan to the NEOs, all of which would vest upon a change in control for any participant, including the NEOs, holding such awards under such plans.  The value of such awards is calculated using:  (i) a 150% per unit multiplier; and (ii) the per unit value at December 31, 2009, all of which would vest upon a change in control for any participant, including the NEOs, holding such awards under such plans.  This column also includes the severance payment and the value of medical, dental, vision, disability, and life insurance coverage, as provided for in each NEO’s Employment Agreement.  This column also includes the value of any tax gross-up payment necessary to offset any excise tax imposed for the payment and benefits disclosed in this column.

DIRECTOR COMPENSATION

The following table shows compensation earned or paid to our non-employee directors during 2009 (employee directors do not receive compensation for serving on the Board).

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Paul D. Bauer	33,000	82,535	32,497	148,032
W. Marston Becker	18,006	82,535	32,497	133,038
A. David Brown	49,506	57,536	32,497	139,539
John C. Burville	30,500	62,534	32,497	125,531
William M. Kearns, Jr.	12,488	49,000	32,497	93,985
Joan M. Lamm-Tennant	15,500	82,535	32,497	130,532
S. Griffin McClellan III	35,000	57,536	32,497	125,033
Michael J. Morrissey	39,000	57,536	32,497	129,033
Cynthia S. Nicholson	1,500	18,487	0	19,987
Ronald L. O’Kelley	28,000	70,030	32,497	130,527
William M. Rue	16,000	82,535	32,497	131,032
J. Brian Thebault	30,500	82,535	32,497	145,532

(1)  This column reflects the aggregate grant date fair value for the 2009 grants of restricted stock units to directors, based on a grant date fair value of $11.60, and the portion of each director’s annual retainer paid in stock.  Under the Omnibus Stock Plan, at least 50% of a director’s annual retainer, as set forth below, must be paid in Selective common stock.

(2)  This column reflects the aggregate grant date fair value for the 2009 option grants to directors using the Black-Scholes option valuation method and based on a grant date fair value of $2.22.  The aggregate number of options outstanding at December 31, 2009 for each director was as follows:  Messrs. Bauer and Kearns: 66,156; Messrs. Becker and Burville: 30,156; Mr. McClellan: 42,156; Mr. O’Kelley: 36,156; Mr. Morrissey: 14,612; and Messrs. Rue, Mr. Thebault, Mr. Brown, and Ms. Lamm-Tennant: 60,156.

The following table summarizes the types and amounts of compensation paid to our non-employee directors in 2009:

Type of Compensation	Amount
Annual Retainer Fee	$50,000
Grant Date Fair Value of Annual Equity Award	$32,500
Black-Scholes Value of Annual Option Grant	$32,500
Board Meeting Attendance	$0
Committee Attendance Fee
In person	$1,500
By telephone	$1,000
Annual Chairperson Fee
Audit Committee	$15,000
Corporate Governance and Nominating Committee	$7,500
Finance Committee	$7,500
Salary and Employee Benefits Committee	$12,500
Lead Director Fee	$15,000
Expenses	Reasonable

As the Director Compensation table shows, the non-employee directors receive compensation in the forms of restricted stock units, stock options, and cash for their director service.  The SEBC reviews and approves the compensation for non-employee directors, including the Annual Retainer Fee.  Pursuant to the Omnibus Stock Plan, non-employee directors must elect by December 20 of the prior year to receive the Annual Retainer Fee either:  (i) entirely in shares of Selective common stock; or (ii) in cash for up to 50% of the Annual Retainer Fee with the balance in shares of Selective common stock.  The Annual Retainer Fee is paid in equal quarterly installments.  The portion of the Annual Retainer Fee that is paid in shares of Selective common stock is valued based on fair market value on the payment date, which is the first business day of January, April, July, and October.  The number of shares of common stock issued in each quarterly installment equals:

The amount of Annual Retainer Fee to be paid in stock x .25
The Fair Market Value of Selective’s common stock on the payment date.

In 2009, under the director compensation program, each non-employee director received restricted stock units of Selective’s common stock having a $32,500 Fair Market Value on the date of grant and options on shares having a $32,500 Black-Scholes value on the date of grant.  The restricted stock units and options are granted pursuant to the terms of the Omnibus Stock Plan.  Committee Attendance Fees and Annual Chairperson Fees are paid in cash pursuant to the table above.

Pursuant to the Omnibus Stock Plan, non-employee directors may elect by December 20 to defer their receipt of director compensation to be earned in the following year (including their Annual Retainer, committee fees, and committee chairperson fees and any dividends and accrued interest thereon, but excluding restricted stock units and options granted under the Omnibus Stock Plan) to a specified future year, the attainment of age 70, or separation from service as a director.

Effective as of May 1, 2010, conditioned upon approval by Selective’s stockholders of Proposal 3, the provisions of the Omnibus Stock Plan relating specifically to the form and deferral of non-employee director compensation will be removed from the Omnibus Stock Plan and restated as a separate plan, the Selective Insurance Group, Inc. Non-Employee Directors’ Deferred Compensation Plan (the “Directors Plan”).  Any restricted stock units and stock options, and any common stock issued pursuant to the Directors Plan, will continue to be issued under the Omnibus Stock Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Salary and Employee Benefits Committee:  (i) was a Selective officer or employee in 2009; (ii) is a former Selective officer; or (iii) entered into any transaction in 2009 requiring disclosure under the section entitled “Transactions with Related Persons.”

No Selective executive officer served as a member of the compensation committee of another entity, or as a director of another entity, one of whose executive officers served on the Salary and Employee Benefits Committee or as a director of Selective.

COMPENSATION COMMITTEE REPORT

The Salary and Employee Benefits Committee establishes general executive compensation policies and establishes the salaries and bonuses of Selective’s executive officers, including the Chief Executive Officer.  The Board of Directors did not modify any action or recommendation made by the Salary and Employee Benefits Committee with respect to executive compensation in 2009.  The Salary and Employee Benefits Committee:  (i) has reviewed and discussed the Compensation Discussion and Analysis with management; and (ii) based on this review and discussion recommended to the Board of Directors, and the Board approved, the inclusion of the Compensation Discussion and Analysis in Selective’s Annual Report on Form 10-K for the year ended December 31, 2009 and this Proxy Statement.

Submitted by the Salary and Employee Benefits Committee of Selective’s Board of Directors,

J. Brian Thebault, Chairperson
Paul D. Bauer
A. David Brown
John C. Burville
Michael J. Morrissey
Cynthia S. Nicholson

The Compensation Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Selective filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that Selective specifically incorporates the Compensation Committee Report by reference therein.

INFORMATION ABOUT PROPOSAL 3
Approval of the Amendment and Restatement of the Selective Insurance Group, Inc. 2005 Omnibus Stock Plan

Selective's stockholders are being asked to approve an amendment and restatement of the Selective Insurance Group, Inc. 2005 Omnibus Stock Plan ("Omnibus Stock Plan").  The purpose of the amendment and restatement is to:

•
Increase the number of shares of common stock available for issuance under the Omnibus Stock Plan to a maximum of 3,400,000 shares (including any shares available for issuance under the Omnibus Stock Plan as of April 30, 2010);

•	Increase the maximum number of shares of common stock that can be granted to any participant in the Omnibus Stock Plan in a calendar year from 100,000 to 200,000;

•	Provide that awards under the Omnibus Stock Plan may be granted to consultants;

•	Provide that awards under the Omnibus Stock Plan may be provided to employees and consultants to subsidiaries of Selective that are less than 80% owned by Selective;

•	Limit the circumstances under which a “change in control” will occur under the plan;

•	Reapprove the performance goals under the plan for purposes of Section 162(m) of the Internal Revenue Code (“Section 162(m)”);

•	Remove certain provisions relating to the form and deferral of compensation to non-employee directors; and

•	Make certain other minor changes to the plan.

Selective's stockholders are being asked to reapprove the performance goals under the Omnibus Stock Plan in accordance with Section 162(m).  Section 162(m) limits Selective’s federal income tax deduction for compensation to certain specified senior executives (“covered employees”) to $1,000,000 per year, but excludes from that limit compensation that qualifies as “performance-based compensation."  Certain awards made under the Omnibus Stock Plan to Selective’s covered employees are intended to qualify as performance-based compensation under Section 162(m).  These awards will be made subject to satisfaction of one or more of the performance goals listed below under "Performance Goals."

Because the administrator of the Omnibus Stock Plan has the authority to establish the particular target(s) under the performance goals for each award to a covered employee intended to constitute “performance-based compensation,” Section 162(m) requires the material terms of the performance goals to be disclosed to, and reapproved by, Selective’s stockholders no later than the first stockholder meeting in the fifth year following the initial stockholder approval of the performance goals.  As the performance goals in the Omnibus Stock Plan were initially approved by stockholders at the 2005 Annual Meeting, stockholder approval and reapproval of the goals is required at the 2010 Annual Meeting to ensure Section 162(m) qualification.  For purposes of Section 162(m), the material terms of the performance goals we are asking you to approve and reapprove include:  (i) the employees eligible to receive awards under the Omnibus Stock Plan; (ii) a description of the available performance measures; and (iii) the maximum amount that can be paid to any employee under awards if the performance goals are achieved.  If stockholder approval is not received at the Annual Meeting, the Omnibus Stock Plan will remain effective but we will not be able to deduct compensation under the Omnibus Stock Plan that would have otherwise qualified as performance-based compensation under Section 162(m).

The purpose of the Omnibus Stock Plan is to attract and retain employees and non-employee directors of Selective and its affiliates, to motivate them to achieve Selective's long-term goals, and to further align their interests with those of the Selective's stockholders.  Under NASDAQ rules, the amendment to the Omnibus Stock Plan must be approved by Selective's stockholders to be effective.

In designing the Omnibus Stock Plan, the Board of Directors was guided by best practices that seek to identify specific performance metrics most closely tied to achievement of Selective's growth and profitability goals and the enhancement of stockholder value.  The Omnibus Stock Plan is designed to work with other elements of Selective's compensation program, including the Cash Incentive Plan, to appropriately motivate and compensate executives and employees.  Under the Omnibus Stock Plan, vesting and payment of certain of the awards may be directly linked to the achievement of specific performance metrics, as outlined below under "Performance Goals.”

To address any issues that stockholders may have regarding the number of shares that Selective would be able to grant subject to awards under the Omnibus Stock Plan, Selective's Board of Directors has determined that the average annual number of shares that may be granted subject to awards during the three fiscal years commencing January 1, 2010 under the Omnibus Stock Plan shall not be greater than 2.12% (average of the 2009 and the 2010 burn-rate caps) of the weighted average annual number of outstanding shares during such three fiscal years.  For purposes of calculating the number of shares granted in a year, any full-value awards will count as equivalent to two shares.  The calculation shall be made as follows:

•
Average annual number of shares granted = (A + B + C) ÷ 3 expressed as a percentage, where A, B, and C = the Granted Share Percentage (as defined below) for fiscal years 2010, 2011, and 2012, respectively.

•
The number of shares granted subject to awards under the Omnibus Stock Plan for each fiscal year = X / Y expressed as a percentage (the “Granted Share Percentage”), where X = the sum of the number of common shares granted subject to awards during the fiscal year pursuant to stock options, stock appreciation rights, restricted stock, restricted stock units, stock grants, other stock-based awards, actual performance shares delivered pursuant to long-term incentive plan awards, and earned deferred shares to employees, non-employee directors and consultants (if not otherwise included in one of the previously listed types of awards in the same or a previous year); and Y = the number of weighted average common shares of Selective outstanding for the fiscal year.

The following is a summary of the amended and restated Omnibus Stock Plan, which is qualified in its entirety by the text of the amended and restated Omnibus Stock Plan, a copy of which is attached to this Proxy Statement as Appendix C.

Plan Administrator

•	The Salary and Employee Benefits Committee ("SEBC") of the Board of Directors.

Authority of Plan Administrator

•	Grant awards under the Omnibus Stock Plan;
•	Determine the persons to whom and the time or times at which awards will be granted;
•	Determine the type and number of awards to be granted, the number of shares to which an award may relate and the terms, conditions, restrictions, and performance criteria relating to any award;
•	Determine whether, to what extent, and under what circumstances an award may be settled, cancelled, forfeited, exchanged, or surrendered;
•	Construe and interpret the Omnibus Stock Plan and any award under the Omnibus Stock Plan;
•	Prescribe, amend, and rescind rules and regulations relating to the Omnibus Stock Plan;
•	Determine the terms and provisions of the agreements evidencing awards under the Omnibus Stock Plan; and
•	Make all other determinations deemed necessary or advisable for the administration of the Omnibus Stock Plan, including:
o	Accelerate the date on which any option or stock appreciation right granted under the Omnibus Stock Plan becomes exercisable;
o	Waive or amend the operation of Omnibus Stock Plan provisions with respect to exercise after termination of employment (provided that the term of an option or stock appreciation right may not be extended beyond ten (10) years from the date of grant);
o	Accelerate the vesting date, or waive any condition imposed under the Omnibus Stock Plan, with respect to any share of restricted stock, restricted stock unit, stock grant, or other award; and
o	Otherwise adjust any of the terms applicable to any such award in a manner consistent with the terms of the Omnibus Stock Plan.

Term of Plan

•	Ten (10) years from the Omnibus Stock Plan's effective date of April 1, 2005.

Eligibility

•
Employees, officers, non-employee directors, and consultants of Selective or any of its subsidiaries and affiliates selected by the SEBC.  As of December 31, 2009, approximately 1,900 employees, 11 non-employee directors, and no consultants were eligible to participate in the Omnibus Stock Plan.

Shares Reserved for Issuance

•
Maximum number of common shares reserved for issuance is 3,400,000 (any or all of which may be granted pursuant to options, including “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code), with adjustments based on stock splits, dividends, recapitalizations, and other changes or transactions.  The shares may be authorized but unissued Selective common stock or authorized and issued Selective common stock held in Selective's treasury.

•
Maximum number of shares subject to awards that can be made to one participant in any year is 200,000, subject to adjustments based on stock splits, dividends, recapitalizations, and other changes or transactions.

•
Shares forfeited, cancelled, exchanged, surrendered, tendered in payment of an exercise price or withheld to satisfy tax obligations, or which are covered by awards settled in cash, are available for future awards.

Types of Awards

•
Stock options (including incentive stock options), provided that:  (i) the per share exercise price of each option may not be less than 100% of the fair market value of a share of Selective common stock on the date of grant; and (ii) the term of any option may not exceed ten (10) years;

•
Stock appreciation rights, which are the rights to receive, upon exercise, an amount in cash or shares of Selective common stock as described in the Omnibus Stock Plan, may be granted either at the time of grant or, with respect to a nonqualified stock option, at any time thereafter during the term of the option, or may be granted unrelated to an option, in which case the term of the right may not exceed ten (10) years;

•	Restricted stock;
•
Restricted stock units, which are awards of the right to receive at a future date either shares of Selective common stock, their cash value, or a combination thereof, plus (if provided in the award agreement) an amount in cash or shares of Selective common stock equal to the aggregate cash dividends paid with respect to the number of shares underlying such restricted stock units;

•	Stock grants; or
•	Other stock-based awards.

Performance Goals

•
The SEBC may determine that vesting or payment of an award under the Omnibus Stock Plan will be subject to the attainment of one or more performance goals with respect to a fiscal year, including any of the following:

o	Return on total stockholder equity or operating return on total stockholder equity;
o	Earnings per share or book value per share of Selective's common stock;
o	Net income (before or after taxes);
o	Earnings before all or any interest, taxes, depreciation, and/or amortization;
o	Return on assets, capital, or investment;
o	Market share;
o	Cost reduction goals;
o	Earnings from continuing operations;
o	Levels of expense, costs, or liabilities;
o	Department, division, or business unit level performance;
o	Operating profit;
o	Sales or revenues;
o	Stock price appreciation;
o	TSR;
o	Growth in NPW, including, without limitation, policy count;
o	Combined ratios;
o	Implementation or completion of critical projects or processes;
o	Except in the case of a "covered employee", any other performance criteria established by the SEBC; or
o	Any combination of the foregoing.

Termination of Employment or Service

•
Unless otherwise provided by the SEBC, upon termination for any reason other than cause (as defined in the Omnibus Stock Plan), death or disability, the grantee will have one year to exercise all vested nonqualified options and stock appreciation rights, and 90 days to exercise incentive stock options.

•	Unless otherwise provided by the SEBC, upon termination due to death or disability, the grantee will have one year to exercise all vested options and stock appreciation rights.
•	Upon a termination for cause, all options and stock appreciation rights, whether or not vested, will be forfeited.
•	Any unvested options and stock appreciation rights will be forfeited upon any termination of grantee's employment with, or service to, Selective, its affiliates and subsidiaries.
•
Upon termination for death or disability, any unvested shares of restricted stock, the vesting of which is not subject to the achievement of performance goals, will become fully vested and any unvested shares of restricted stock that are subject to the achievement of performance goals will become vested only if and when such performance goals are satisfied.

•	Unless otherwise provided by the SEBC, upon termination for any reason other than death or disability, any unvested shares of restricted stock will be forfeited.
•	Unless otherwise provided by the SEBC, upon termination for any reason, all restricted stock units will be forfeited.

Change in Control and Other Transactions

•	All unvested awards become fully vested and exercisable upon a change in control of Selective.
•
In the event of a corporate transaction involving shares of Selective's common stock, the SEBC may provide for:  (i) assumption by the successor entity of all outstanding awards; (ii) termination upon the occurrence of the transaction of all outstanding awards that are not exercised within a period specified by the SEBC; and/or (iii) cash-out of the outstanding options and stock appreciation rights based on the acquisition price, net of the exercise price of such awards, and the cancellation without compensation of any such awards whose exercise price exceeds the acquisition price.

Award Transferability

•
Unless otherwise determined by the SEBC, awards may be transferred only by will or the laws of descent and distribution or (except in the case of incentive stock options) to an immediate family member.

Amendment or Termination of the Omnibus Stock Plan

•
The Omnibus Stock Plan may, at any time, be terminated, revised, or amended in any respect whatsoever, provided that:  (i) approval by Selective's stockholders will be required for any such amendment if and to the extent such approval is required to comply with applicable law or stock exchange listing requirements; (ii) approval by Selective’s stockholders will be required for the repricing of any option or other award; and (iii) no such action may reduce a grantee's rights under an outstanding award without the grantee's consent, except to comply with Section 409A of the Internal Revenue Code.

Federal Income Tax Consequences of the Omnibus Stock Plan

•
The following summarizes certain current U.S. federal income tax laws and regulations generally applicable to awards pursuant to the Omnibus Stock Plan, all of which are subject to change (possibly with retroactive effect), and does not address any tax considerations under Section 409A of the Internal Revenue Code, or the laws of any local, state, or foreign jurisdiction.  This summary does not purport to be complete.

o	Incentive Stock Options.
▪	Not taxable income upon grant.
▪
Amounts received in excess of the exercise price from the sale of shares received ("Option Shares") that are held for less than one year from receipt or two years from the option grant ("Disqualifying Disposition") are treated as ordinary income in the year of disposition, and Selective is entitled to deduct the same amount as compensation expense.

▪
Amounts received from the sale of Option Shares in a transaction that is not a Disqualifying Disposition are treated as capital gain or loss, with the basis being the exercise price.  The amount by which the fair market value of the Option Shares exceeds the exercise price, however, will constitute an item that increases the participant's "alternative minimum taxable income."

▪
An incentive stock option generally will not be treated as an incentive stock option if it is exercised more than three months following termination of employment; in which case the option will be treated as a nonqualified stock option.

o	Nonqualified Stock Options.
▪	Not taxable income upon grant.
▪	Amounts in excess of the exercise price at the time of exercise are treated as ordinary income and Selective is entitled to deduct the same amount as compensation expense.
▪	Amounts received from the sale of Option Shares following exercise are treated as capital gain or loss, with the basis being the exercise price plus the ordinary income incurred upon exercise.
o	Restricted Stock.
▪	Generally, not taxable income upon grant.
▪
Ordinary income is recognized on the date the restrictions are removed in an amount equal to the fair market value of such shares on such date, less any amount paid for the shares, at which time Selective is entitled to deduct the same amount as compensation expense.

▪
An Internal Revenue Code Section 83(b) election may be made by the grantee within 30 days of receipt to recognize ordinary income in an amount equal to the fair market value on the grant date; but the holder will not be allowed a deduction for shares subsequently forfeited or returned. Amounts received from the subsequent sale of the restricted stock are treated as capital gain or loss, with the basis being the amount paid by the holder for the restricted stock, if any, plus the amount included in the income by the holder of the award as a result of the Internal Revenue Code 83(b) election.

o	Other Types of Awards.
▪	No taxable income upon grant of a stock appreciation right or restricted stock unit.
▪
Upon settlement of such a stock appreciation right, restricted stock unit, stock grant, or any other stock-based award, ordinary income is recognized in the aggregate value of the payment received, and Selective is entitled to deduct the same amount as compensation expense.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO AMEND AND RESTATE THE OMNIBUS STOCK PLAN AS DESCRIBED IN THIS SECTION.

INFORMATION ABOUT PROPOSAL 4
Approval of the Amendment and Restatement of the Selective Insurance Group, Inc. Cash Incentive Plan

Selective's stockholders are being asked to approve the amendment and restatement of the Selective Insurance Group, Inc. Cash Incentive Plan ("Cash Incentive Plan").  The purpose of the amendment and restatement is to incorporate the amendments made to the Cash Incentive Plan after its initial effective date, to reapprove the performance goals under the Cash Incentive Plan for purposes of Section 162(m), and to make minor, non-substantive, clarifying changes.

The purposes of the Cash Incentive Plan are to:  (i) provide Selective with an effective vehicle to assist in attracting, retaining, and motivating its employees; (ii) reinforce corporate, organizational, and business development goals; and (iii) promote year-to-year and long-range financial and other business objectives by rewarding the performance of officers and other employees in fulfilling their individual responsibilities for achieving these year-to-year and long-range objectives.

In designing the Cash Incentive Plan, the Board of Directors was guided by best practices that seek to identify specific performance metrics that are most closely tied to achievement of Selective's growth and profitability goals as well as enhancement of stockholder value.  The Cash Incentive Plan is designed to work with other elements of Selective's compensation program, including the Omnibus Stock Plan, to appropriately motivate and compensate executives and employees consistent with the identified performance metrics.  Under the Cash Incentive Plan, vesting and payment of certain of the awards may be directly linked to the achievement of these specific performance metrics (outlined below under “Performance Goals”).

Selective's stockholders are being asked to reapprove the performance goals under the Cash Incentive Plan in accordance with Section 162(m).  Section 162(m) limits Selective’s federal income tax deduction for compensation to certain covered employees to $1,000,000 per year, but excludes from that limit compensation that qualifies as “performance-based compensation."  Certain awards made under the Cash Incentive Plan to Selective’s covered employees are intended to qualify as performance-based compensation under Section 162(m).

Because the administrator of the Cash Incentive Plan has the authority to establish the particular target(s) under the performance goals for each award to a covered employee intended to constitute “performance-based compensation,” Section 162(m) requires the material terms of the performance goals to be disclosed to and reapproved by Selective’s stockholders no later than the first stockholder meeting in the fifth year following the initial stockholder approval of the performance goals.  As the performance goals in the Cash Incentive Plan were initially approved by stockholders at the 2005 Annual Meeting, approval and reapproval of the goals is required at the 2010 Annual Meeting to ensure Section 162(m) qualification.

For purposes of Section 162(m), the material terms of the performance goals we are asking you to approve and reapprove include:  (i) the employees eligible to receive awards under the Cash Incentive Plan; (ii) a description of the available performance measures; and (iii) the maximum amount that can be paid to any employee under awards if the performance goals are achieved.  If stockholder approval is not received at the Annual Meeting, the Cash Incentive Plan will remain effective, but we will not be able to deduct compensation under the Cash Incentive Plan that would have otherwise qualified as performance-based compensation under Section 162(m).

The following is a summary of the amended and restated Cash Incentive Plan, which is qualified in its entirety by the text of the amended and restated Cash Incentive Plan, a copy of which is attached to this Proxy Statement as Appendix D.

Cash Incentive Plan Administrator
•	The SEBC is the Cash Incentive Plan administrator.

Administrator's Authority
•	Grant awards;
•	Determine the persons to whom and the time or times at which awards will be granted;
•
Determine the terms, conditions, restrictions, and performance criteria, including performance goals, and the length of the performance period (which will be no less than one year), relating to any award;

•	Determine whether, to what extent, and under what circumstances an award may be settled, cancelled, forfeited, or surrendered;
•
Make adjustments in the performance goals in recognition of unusual or non-recurring events affecting Selective or the financial statements of Selective, or in response to changes in applicable laws, regulations, or accounting principles, or for any other reason;

•	Construe and interpret the Cash Incentive Plan and any award;
•	Prescribe, amend, and rescind rules and regulations relating to the Cash Incentive Plan;
•	Determine the terms and provisions of any award;
•	Make all other determinations deemed necessary or advisable for the administration of the Cash Incentive Plan;
•	Delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable; and
•	Employ one or more persons to render advice with respect to any responsibility the SEBC or delegated party may have under the Cash Incentive Plan.

Eligibility
•
Officers and other employees of Selective and its subsidiaries in the sole discretion of the SEBC.  As of December 31, 2009, approximately 1,900 employees were eligible to participate in the Cash Incentive Plan.

Type of Awards
•	Cash, paid as soon as practicable in the calendar year following the calendar year in which the performance period ends.

Performance Goals
•	Return on total stockholder equity or operating return on total stockholder equity;
•	Earnings per share or book value per share of Selective's common stock;
•	Net income (before or after taxes);
•	Earnings before all or any interest, taxes, depreciation, and/or amortization;
•	Return on assets, capital, or investment;
•	Market share;
•	Cost reduction goals;

•	Earnings from continuing operations;
•	Levels of expense, costs, or liabilities;
•	Department, division, or business unit level performance;
•	Operating profit;
•	Sales or revenues;
•	Stock price appreciation;
•	TSR;
•	Growth in NPW, including, without limitation, policy count;
•	Combined ratios;
•	Implementation or completion of critical projects or processes;
•	Except in the case of a "covered employee", any other performance criteria established by the SEBC; or
•	Any combination of the foregoing.

Maximum Annual Award Amount
•
No participant may receive payments under the Cash Incentive Plan for any performance period in amount of more than the product of:  (i) $7.5 million; and (ii) the number of full and partial years of the performance period.

Reduction of Awards
•
The SEBC may reduce or eliminate any award under the Cash Incentive Plan, but in no event may the SEBC increase the amount of an award payable to a "covered employee" over such amount payable based on the objective criteria established at the outset of the fiscal year for which the award is made.

Employment Requirements
•
Participants must be employed by Selective or one of its subsidiaries as of the payment date established for awards relating to the fiscal year for which payment is to be made; provided that, if the participant's employment is terminated prior to such payment date by reason of death, retirement on or after "early retirement age," "normal retirement age" or "total disability," as such terms are defined in SICA's Retirement Income Plan, or for any other reason with the express consent of the SEBC, the SEBC, in its sole discretion, may provide for an award payment to the participant or, if applicable, the participant's designated beneficiary.

Award Transferability
•	Only by will or the laws of descent and distribution.

Plan Amendment or Termination
•
At any time by the SEBC or Board of Directors; provided that:  (i) no amendment that requires stockholder approval in order for the Cash Incentive Plan to continue to comply with Section 162(m) will be effective unless approved by the requisite vote of the stockholders of Selective; and (ii) no amendment may adversely affect any of the rights of any participant, without such participant's consent, under any award previously granted under the Cash Incentive Plan.

New Plan Benefits

The following table shows the range of amounts that would be payable with respect to the 2010 plan year in 2011 to the NEOs, if the SEBC does not exercise its discretion to reduce or eliminate the awards.  Such range spans from:  (i) the amount that would be payable if the minimum level of achievement of the performance goals is not attained; to (ii) the amount that would be payable if the performance goals are fully achieved.  Non-employee directors are not eligible to participate in the Cash Incentive Plan.  There will also be payments made in 2011 for cash incentive unit awards granted in 2008 under the Cash Incentive Plan.  The amounts of such awards are not determinable at this time.

Name and Position	Dollar Amount ($)
Gregory E. Murphy Chairman, President & Chief Executive Officer	$0 - $1,800,000
Dale A. Thatcher Executive Vice President, Chief Financial Officer & Treasurer	$0 - $712,500
Richard F. Connell Senior Executive Vice President & Chief Administrative Officer	$0 - $787,500
Michael H. Lanza Executive Vice President & General Counsel	$0 - $652,500
Ronald Zaleski Executive Vice President & Chief Actuary	$0 - $600,000
Current executive officers as a group	$0 - $5,521,250
Current directors who are not executive officers as a group	$0
Non-executive officer employees as a group	$0 – $37,510,144

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE CASH INCENTIVE PLAN.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information about Selective’s common stock authorized for issuance under equity compensation plans as of December 31, 2009.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,381,350	17.90	5,843,868	(1)
(1)  Includes 1,404,195 shares available for issuance under the Selective Insurance Group, Inc. Employee Stock Purchase Plan, 2,494,901 shares available for issuance under the Selective Insurance Group, Inc. Stock Purchase Plan for Independent Insurance Agencies, and 1,944,772 shares available for issuance under the Omnibus Stock Plan.  Future grants under this plan can be made, among other things, as stock options, restricted stock units, or restricted stock.

INFORMATION ABOUT PROPOSAL 5
Ratification of Appointment of
Independent Registered Public Accounting Firm

The Audit Committee has appointed KPMG LLP to act as Selective’s independent registered public accounting firm for the fiscal year ending December 31, 2010.  The Board of Directors has approved the appointment and has directed that such appointment be submitted to Selective’s stockholders for ratification at the Annual Meeting.

Stockholder ratification of the appointment of KPMG LLP as Selective’s independent registered public accounting firm is not required.  The Board of Directors, however, is submitting the appointment to the stockholders for ratification as a matter of good corporate practice.  If the stockholders do not ratify the appointment, the Audit Committee and the Board of Directors will reconsider whether to retain KPMG LLP or another firm.  Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different auditing firm at any time during the 2010 fiscal year if the Board determines that such a change would be in the best interests of Selective and its stockholders.

Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.  In 2009, Selective paid KPMG LLP $1,457,000 for audit and audit-related services.  No non-audit services were provided by KPMG LLP to Selective in 2009.

FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP, Selective’s independent registered public accounting firm, provided services in the following categories and amounts in 2009 and 2008:

Category	2009	2008
Audit Fees	$1,170,000	$1,215,000
Audit-Related Fees(1)	$287,000	$497,150
Tax Fees	$0	$0
All Other Fees	$0	$0
TOTAL	$1,457,000	$1,712,150

(1)  Audit-Related Fees for 2009 consisted primarily of:  (i) amounts associated with audits of our benefit plans for 2008; and (ii) the independent actuarial review and reserve opinion related to the audit of the financial statements of Selective and its subsidiaries.  Audit-Related Fees for 2008 consisted primarily of:  (i) amounts associated with audits of our benefit plans for 2007 and 2006; (ii) an audit of the flood area of our Insurance Operations; and (iii) the independent actuarial review and reserve opinion related to the audit of the financial statements of Selective and its subsidiaries.

The Audit Committee has a pre-approval policy that requires pre-approval of audit and audit-related services on an annual basis and authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.  The Audit Committee delegated the authority to pre-approve audit and audit-related services by KPMG LLP to the Audit Committee Chairperson, who is required to report any pre-approvals to the Audit Committee at its next meeting for ratification.  In 2009, the Audit Committee pre-approved 100% of audit and audit-related services and concluded that KPMG LLP’s provision of such services was compatible with the maintenance of KPMG LLP’s independence in the conduct of its auditing functions.  KPMG LLP provided no tax services or non-audit related services in 2009.  Any such future services also would require Audit Committee pre-approval on an individual engagement basis.

AUDIT COMMITTEE REPORT

The Audit Committee oversees Selective’s financial reporting processes on behalf of the Board of Directors.  Management has the primary responsibility for overseeing preparation of the financial statements and the overall reporting processes, including the systems of internal controls.  In fulfilling its oversight responsibilities, the Audit Committee has:

•
Periodically met with and held discussions with management regarding the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in Selective’s financial statements.

•
Reviewed and discussed the audited financial statements for the year ended December 31, 2009, included in the Annual Report on Form 10-K, with management, which represented to the Audit Committee that:  (i) the financial statements were prepared in accordance with U.S. generally accepted accounting principles; and (ii) management had reviewed Selective’s disclosure controls and procedures and believes those controls are effective.

•
Reviewed and discussed with KPMG LLP, Selective’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements in accordance with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Selective’s accounting principles and such other matters as are required to be discussed with the Audit Committee under Statements of the Public Company Accounting Oversight Board, including the Statement on Auditing Standards No. 61, as amended.

•
Discussed with KPMG LLP, the independent registered public accounting firm’s independence from Selective and its management, including the matters in the written disclosures from the independent accountants delivered to the Audit Committee as required by the applicable requirements of the Public Company Accounting Oversight Board.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements in Selective’s Annual Report on Form 10-K for the year ended December 31, 2009.

Submitted by the Audit Committee of Selective’s Board of Directors,

Paul D. Bauer, Chairperson
John C. Burville, Ph.D.
Joan M. Lamm-Tennant, Ph.D.
Ronald L. O’Kelley
J. Brian Thebault

STOCKHOLDER PROPOSALS AND NOMINATIONS

Proposals for Inclusion in 2011 Proxy

From time-to-time, stockholders present proposals that may be proper subjects for inclusion in the proxy statement and for consideration at an annual meeting.  Under the rules of the SEC (Rule 14a-8 under the Exchange Act), stockholder proposals to be included in the proxy statement for the 2011 Annual Meeting must be received by Selective’s Corporate Secretary at 40 Wantage Avenue, Branchville, NJ 07890 no later than November 25, 2010.

Other Proposals and Nominations

In order for proposals of stockholders made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by Selective’s Corporate Secretary at the above address by January 28, 2011.  Selective’s By-Laws require that a stockholder who otherwise intends to present a proposal outside of Rule 14a-8 under the Exchange Act at Selective’s 2011 Annual Meeting must deliver notice to the Corporate Secretary, in proper written form and in accordance with the requirements of the By-Laws, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting.  Thus, a notice of a stockholder proposal for the 2011 Annual Meeting, submitted outside of Rule 14a-8 under the Exchange Act, will be untimely if received by the Corporate Secretary before December 29, 2010 or after January 28, 2011.

Under Section 3B of Selective’s By-Laws, stockholders may:  (i) present proposals that are proper subjects for consideration at an annual meeting, which proposals are not submitted for inclusion in the proxy statement for such annual meeting pursuant to Rule 14a-8 of the Exchange Act; or (ii) nominate a person for election to our Board of Directors at the annual meeting.  On written request to Selective’s Corporate Secretary at 40 Wantage Avenue, Branchville, NJ 07890, stockholders of record may receive a free copy of Selective’s By-Laws.  Procedures in the By-Laws are separate and distinct from those required by Rule 14a-8 under the Exchange Act.

Selective’s By-Laws require that the stockholder provide the following information in writing regarding any nomination for director or other proposal for business to be brought before the annual meeting:

•
as to any business that a stockholder proposes to bring before the annual meeting a brief description of the business proposed to be brought before the annual meeting, the reasons for conducting such business at the annual meeting; and any material interest of the stockholder in such business;

•
as to each person whom the stockholder proposes to nominate for election as a director, all information relating to each such person as would be required to be disclosed in a solicitation of proxies for the election of such person as a director pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if so elected);

•	the name and address of the stockholder giving the notice, as they appear on our books;

•
the name and address of any “Stockholder Associated Person” (as defined below), if any, on whose behalf the proposal is made.  A “Stockholder Associated Person” is:  (i) any person controlling, controlled by, under common control with, or acting in concert with, the stockholder; (ii) any beneficial owner of shares of stock of Selective owned of record or beneficially by the stockholder; (iii) any entity of which the stockholder is an employee, officer, member, partner, trustee, director or, except for entities the shares of which are registered under the Securities Exchange Act of 1934, as amended, a stockholder; and (iv) any person controlling, controlled by or under common control with, any of the foregoing);

•	the class and number of shares which are owned beneficially and of record by the stockholder and any Stockholder Associated Person on whose behalf the proposal is made;

•
a representation by the stockholder that it is a holder of record of shares of stock of Selective entitled to vote at the annual meeting and, if applicable, intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice or make the proposal to the annual meeting;

•
a representation that the stockholder will notify Selective in writing of the number and class of shares of stock owned beneficially or of record by the stockholder and any Stockholder Associated Person as of the close of business on the record date for the annual meeting promptly, and in no event later than 10 days, following the later of the record date or the date notice of the record date is first publicly disclosed;

•
a description of all agreements, arrangements, or understandings between the stockholder and each nominee for director, as applicable, or any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made or the business is to be proposed, and a representation that the stockholder will notify Selective in writing of any such agreement, arrangement, or understanding in effect as of the close of business on the record date for the annual meeting promptly, and in no event later than 10 days, following the later of the record date or the date notice of the record date is first publicly disclosed; and

•
a description in reasonable detail, with respect to the stockholder or any Stockholder Associated Person, of:  (i) any option, warrant, convertible security, stock appreciation right, or other right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to the value of any class or series of shares of Selective stock or with a value derived in whole or in part from the value of any class or series of shares of Selective stock, whether or not such instrument or right is subject to settlement in the underlying class or series of shares of Selective stock or otherwise (“Derivative Instruments”), directly or indirectly beneficially owned by the stockholder or a Stockholder Associated Person, or any other direct or indirect opportunity for the stockholder or Stockholder Associated Person to profit or share in any profit derived from any increase or decrease in the value of shares of stock of Selective; (ii) any interest in shares of stock of Selective or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which the stockholder or Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and (iii) any hedging or other transaction or series of transactions that has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, without limitation, any put, short position or any borrowing or lending of shares of stock) that has been made by or on behalf of, a stockholder or any Stockholder Associated Person, the effect or intent of which is to mitigate loss to, or manage risk or benefit of stock price changes for, or to increase or decrease the voting power of, the stockholder or any Stockholder Associated Person with respect to any share of stock of Selective (such statement, the “Disclosure of Hedged Positions”), and a representation that the stockholder will notify Selective in writing of any changes in such Disclosure of Hedged Positions as of the close of business on the record date for the meeting promptly, and in no event later than 10 days, following the later of the record date or the date notice of the record date is first publicly disclosed.

* * * * * * * *

It is important that your shares be represented at the meeting, regardless of the number of shares that you hold.  YOU ARE THEREFORE URGED TO PROMPTLY VOTE YOUR SHARES BY:  (1) CALLING THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE PROXY CARD; (2) ACCESSING THE INTERNET WEBSITE LISTED ON THE PROXY CARD; OR (3) COMPLETING, DATING, AND SIGNING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ENCLOSED ENVELOPE.  Stockholders who are present at the meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

By Order of the Board of Directors:
Robyn P. Turner
Corporate Secretary

March 25, 2010
Branchville, New Jersey

DOCUMENTS INCORPORATED BY REFERENCE

Information regarding Executive Officers is incorporated by reference to the section entitled “Executive Officers of the Registrant” in Part I, Item 1. Business. of Selective’s Annual Report on Form 10-K for the year ended December 31, 2009.

Appendix A

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
SELECTIVE INSURANCE GROUP, INC.

To:         Treasurer
State of New Jersey

Pursuant to the provisions of Title 14A:9-5, Corporations, General, of the New Jersey Statutes, the undersigned corporation organized under the laws of the State of New Jersey does hereby execute the following Amended and Restated Certificate of Incorporation:

FIRST:               The name of the corporation is: Selective Insurance Group, Inc.

SECOND:          The purpose of the corporation is to engage in any activity within the purposes for which corporations may be organized under the provisions of Title 14A, Corporations, General, of the New Jersey Statutes.

THIRD:              The address of the corporation’s current registered office is 830 Bear Tavern Road, West Trenton, New Jersey 08628 and the name of the corporation’s current registered agent at such address is Corporation Service Company.

FOURTH:

(a)  Authorized Stock.  The corporation is authorized to issue 360,000,000 shares of common stock, having a par value of $2.00 per share (the “Common Stock”) and 5,000,000 shares of preferred stock, without par value.

(b)  Series A Junior Preferred Stock.

(1)  Designation and Amount. The shares of such series shall be designated as “Series A Junior Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting the Series A Preferred Stock shall be 300,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of such shares then outstanding plus the number of such shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the corporation convertible into Series A Preferred Stock.

(2)  Dividends and Distributions.

(A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders Common Stock, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first business day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a sub-division or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)  The corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in subparagraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C)  Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

(3)  Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

(A) Each share of Series A Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the corporation, and each fractional share of Series A Preferred Stock shall have an equivalent fractional vote on all matters submitted to a vote of the stockholders of the corporation.

(B) Except as otherwise provided herein, in any other certificate of amendment creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the corporation.

(C) Except as set forth in this Amended and Restated Certificate of Incorporation, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

(4) Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in paragraph (2) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the corporation shall not:

(i)  declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

(ii)  declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)  redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

(iv)  redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The corporation shall not permit any subsidiary of the corporation to purchase or otherwise acquire for consideration any shares of stock of the corporation unless the corporation could, under subparagraph (A) of this Paragraph (4), purchase or otherwise acquire such shares at such time and in such manner.

(5)  Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Amendment creating a series of preferred stock or any similar stock or as otherwise required by law.

(6)  Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(7)  Consolidation, Merger, etc. In case the corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(8)  No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

(9)  Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the corporation’s Preferred Stock.

(10)  Amendment. This Amended and Restated Certificate of Incorporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

FIFTH:               The number of directors constituting the current Board of Directors is 12 and the names of said directors are as listed below.  Each of such directors has an address as follows: c/o Selective Insurance Group, Inc., 40 Wantage Avenue, Branchville, New Jersey 07890.

Name:

Paul D. Bauer
W. Marston Becker
A. David Brown
John C. Burville
Joan M. Lamm-Tennant
S. Griffin McClellan III
Michael J. Morrissey
Gregory E. Murphy
Cynthia S. Nicholson
Ronald L. O’Kelley
William M. Rue
J. Brian Thebault

SIXTH:

(a)  Vote Required for Business Combinations.

(1) Higher Vote for Business Combinations. In addition to any affirmative vote required by law or this Amended and Restated Certificate of Incorporation, and except as otherwise expressly provided in Section (b) of this Article SIXTH, any Business Combination (as hereinafter defined) shall require the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then outstanding shares of capital stock of the corporation entitled to vote generally for the election of directors (the “Voting Stock”), voting together as a single class (it being understood that for purposes of this Article SIXTH, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article FOURTH of this Amended and Restated Certificate of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

(2) Definition of “Business Combination”. The term “Business Combination” as used in this Article SIXTH shall mean any transaction which is referred to in any one or more of the following clauses (A) through (E):

(A)  any merger or consolidation of the corporation or any Subsidiary (as hereinafter defined) with (1) any Interested Stockholder (as hereinafter defined) or (2) any other corporation or person (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of any Interested Stockholder; or

(B)  any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with, or proposed by or on behalf of, any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) constituting not less than 10% of the total assets of the corporation as reported in the consolidated balance sheet of the corporation as of the end of the most recent quarter with respect to which such balance sheet has been prepared; or

(C)  the issuance or transfer by the corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the corporation or any Subsidiary in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value constituting not less than 10% of the total assets of the corporation as reported in the consolidated balance sheet of the corporation as of the end of the most recent quarter with respect to which such balance sheet has been prepared, to, or proposed by or on behalf of, any Interested Stockholder or any Affiliate of any Interested Stockholder; or

(D)  the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

(E)  any reclassification of securities (including any reverse stock split), or recapitalization of the corporation, or any merger or consolidation of the corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder.

(b) When Higher Vote is Not Required. The provisions of Section (a) of this Article SIXTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law and any other provision of this Amended and Restated Certificate of Incorporation, if all of the conditions specified in either of the following paragraphs (l) or (2) are met:

(1) Approval by Continuing Directors. The Business Combination shall have been approved by a majority of the total number of the Continuing Directors (as hereinafter defined), it being understood that this condition shall not be capable of satisfaction unless there is at least one Continuing Director.

(2) Price, Form of Consideration and Procedural Requirements. All of the following conditions shall have been met:

(A) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination (the “Consummation Date”) of consideration other than cash to be received per share by holders of shares of Common Stock of the corporation in such Business Combination shall be at least equal to the sum of:

(i) The greater of (l) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Stockholder for any shares of Common Stock acquired or beneficially owned by it that were acquired within the two year period immediately prior to the first public announcement of the proposal of the Business Combination (the “Announcement Date”) or in the transaction in which it became an Interested Stockholder, whichever is higher, or (2) the Fair Market Value per share of the Common Stock on the day after the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Article SIXTH as the “Determination Date”), whichever is higher; and

(ii) Interest on the per share price calculated at the rate for 90 day United States Treasury obligations in effect on the Determination Date, compounded annually from that date until the Consummation Date, less the per share amount of cash dividends payable to holders of record on record dates occurring in the interim, up to the amount of such interest.

(B)  The aggregate amount of the cash and the Fair Market Value as of the Consummation Date of consideration other than cash to be received per share by holders of shares of any class of outstanding Voting Stock, other than Common Stock, in such Business Combination shall be at least equal to the sum of the following, unless such Business

Combination is one in which the corporation is to become the surviving entity and such class of outstanding Voting Stock is to remain outstanding without any change in its rights, preferences and limitations, in which case such aggregate amount shall be at least equal to the sum of (x) the higher of the amounts set forth in subparagraphs (i)(1) and (i)(3) below and (y) the amount set forth in subparagraph (ii) below (it being intended that the requirements of this subparagraph (2)(B) shall be required to be met with respect to every such class of outstanding Voting Stock whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting stock):

(i) The greatest of (1) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired or beneficially owned by it that were acquired within the two year period immediately prior to the Announcement Date or in the transaction in which it became an Interested Stockholder, whichever is higher, (2) (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation, or (3) the Fair Market Value per share of such class of Voting Stock on the day after the Announcement Date or on the Determination Date, whichever is higher; and

(ii) Interest on the per share price calculated at the rate of 90 day United States Treasury obligations in effect on the Determination Date, compounded annually from that date until the Consummation Date, less the per share amount of cash dividends payable on such class to holders of record on record dates occurring in the interim, up to the amount of such interest.

(C) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.

(D) The holders of all outstanding shares of Voting Stock not beneficially owned by the Interested Stockholder immediately prior to the consummation of any Business Combination shall be entitled to receive in such Business Combination cash or other consideration for their shares meeting all of the terms and conditions of this paragraph (2) (provided, however, that the failure of any stockholders who are exercising their statutory rights to dissent from such Business Combination and receive payment of the fair value of their shares to exchange their shares in such Business Combination shall not be deemed to have prevented the condition set forth in this subparagraph (2)(D) from being satisfied).

(E)  After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination: (a) except as approved by a majority of the total number of Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding Preferred Stock of the corporation, if any; (b) there shall have been (l) no reduction in the annual rate of dividends paid on the shares of Common Stock (except as necessary to reflect any subdivision of the shares of Common Stock) except as approved by a majority of the total number of Continuing Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by a majority of the total number of Continuing Directors; and (c) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

(F)  After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

(G)  A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of the corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). Such proxy or information statement shall contain, if a majority of the total number of Continuing Directors so requests, an opinion of a reputable investment banking firm (which firm shall be selected by a majority of the total number of Continuing Directors, furnished with all information it reasonably requests, and paid a reasonable fee for its services by the corporation upon the corporation’s receipt of such opinion) as to the fairness (or lack of fairness) of the terms of the proposed Business Combination from the point of view of the holders of shares of Voting Stock (other than the Interested Stockholder).

(c) Certain Definitions. For the purposes of this Article SIXTH:

(1)  A “person” shall mean any individual, firm, corporation, partnership or other entity, including, without limitation, any syndicate or group deemed to be a person pursuant to Section 14(d)(2) of the Securities Exchange Act of 1934, as amended.

(2)  “Interested Stockholder” shall mean any person (other than the corporation or any Subsidiary, any employee benefit plan maintained by the corporation or any Subsidiary or any trustee or fiduciary with respect to any such plan when acting in such capacity) who or which:

(A) is the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or

(B) is an Affiliate of the corporation and at any time within the two year period immediately prior to the date in question was the beneficial owner, directly or indirectly of 10% or more of the voting power of the then outstanding Voting Stock; or

(C) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two year period immediately prior to the date in question beneficially owned by an Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933; as amended.

In determining whether a person is an Interested Stockholder pursuant to paragraph (2) of this Section (c), the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph (3) of this Section (c) but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(3) A person shall be a “beneficial owner” of any shares of Voting Stock:

(A)  which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

(B)  which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

(C)  which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

(4)  “Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

(5)  “Subsidiary” shall mean any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph (2) of this Section (c), the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the corporation.

(6)  “Continuing Director” shall mean any member of the Board of Directors of the corporation who is not the Interested Stockholder or an Affiliate, Associate, representative, nominee or relative of the Interested Stockholder and who was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director who is not the Interested Stockholder or an Affiliate, Associate, representative, nominee or relative of the Interested Stockholder and who is recommended to succeed a Continuing Director by a majority of the total number of Continuing Directors then on the Board of Directors.

(7)  “Fair Market Value” shall mean: (i) in the case of stock, the highest closing sale price during the 30 day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the; New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sale price or bid quotation with respect to a share of such stock during the 30 day period preceding the date in question on the National Association of Securities Dealers, Inc., Automated Quotations System or any system then in use, or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the total number of Continuing Directors in good faith, in each case with respect to any class of such stock, appropriately adjusted for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of share of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the total number of Continuing Directors in good faith.

(8)  In the event of any Business Combination in which the corporation survives, the phrase “consideration other than cash to be received” as used in paragraphs (2)(A) and (2)(B) of Section (b) of this Article SIXTH shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

(9)  References to “highest per share price” shall in each case with respect to any class of stock reflect an appropriate adjustment for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock.

(d) Powers of the Board and the Continuing Directors. A majority of the entire Board of Directors of the corporation shall have the power and duty to determine for the purposes of this Article SIXTH, on the basis of information known to them after reasonable inquiry, whether a person is an Interested Stockholder. Once the Board of Directors has made a determination, pursuant to the preceding sentence, that a person is an Interested Stockholder, a majority of the total number of directors of the corporation who would qualify as Continuing Directors shall have the power and duty to interpret all of the terms and provisions of this Article SIXTH, and to determine on the basis of information known to them after reasonable inquiry all facts necessary to ascertain compliance with this Article SIXTH, including, without limitation, (A) the number of shares of Voting Stock beneficially owned by any person, (B) whether a person is an Affiliate or Associate of another, (C) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or  transfer of securities by the corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value constituting not less than 10% of the total assets of the corporation as reported in the consolidated balance sheet of the corporation as of the end of the most recent quarter with respect to which such balance sheet has been prepared and (D) whether all of the applicable conditions set forth in paragraph (2) of Section (b) of this Article SIXTH have been met with respect to any Business Combination. Any determination pursuant to this Section (d) made in good faith shall be binding and conclusive on all parties.

(e) No Effect on Fiduciary Obligations of Interested Stockholders. Nothing contained in this Article SIXTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

(f) Amendment, Repeal, etc. Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or the By-Laws of the corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Amended and Restated Certificate of Incorporation or the By-Laws of the corporation), and in addition to any affirmative vote of the holders of Preferred Stock or any other class of capital stock of the corporation or any series of any of the foregoing then outstanding which is required by law or pursuant to this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of 66 2/3% or more of the voting power of all the shares of then outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this Article SIXTH of this Amended and Restated Certificate of Incorporation.

SEVENTH:

(a) Number, Election and Terms.  The business and affairs of the corporation shall be managed by a Board of Directors which shall have and may exercise all of the powers of the corporation, except such as are expressly conferred upon the stockholders by law, by this Amended and Restated Certificate of Incorporation or by the By-Laws. Subject to the rights of the holders of shares of any series of preferred stock then outstanding, the Board of Directors shall consist of not less than seven nor more than 20 persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the whole Board of Directors, and if such number is not so fixed, the number shall be 12. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.  Commencing at the annual meeting of stockholders that is held in calendar year 2010 (the “2010 Annual Meeting”), directors shall be elected annually for terms of one year, except that any director in office at the 2010 Annual Meeting whose term does not expire until the annual meeting of stockholders held in calendar year 2011 or calendar year 2012 (a “Continuing Classified Director”) shall continue to hold office until the end of the term for which such Continuing Classified Director was previously elected and until such Continuing Classified Director’s successor shall have been elected and qualified.  Except as otherwise required by law, until the term of a Continuing Classified Director or any other director expires or otherwise terminates as aforesaid, such directors may be removed from office by the stockholders of the Corporation or the Board of Directors only for cause pursuant to the applicable provisions of the New Jersey Business Corporation Act.

(b) Amendment, Repeal, etc. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with, or repeal this Article SEVENTH or to alter, amend, adopt any provision inconsistent with, or repeal Sections 7A, 7B or 20 of the By-Laws of the corporation.

EIGHTH:

(a) Elimination of Certain Liability.

(1) A director of the corporation shall not be personally liable to the corporation or its stockholders for damages for breach of any duty owed to the corporation or its stockholders, except to the extent such personal liability may not be eliminated or limited under the New Jersey Business Corporation Act as the same exists or may hereafter be amended.

(2) An officer of the corporation shall not be personally liable to the corporation or its stockholders for damages for breach of any duty owed to the corporation or its stockholders, except to the extent and for the duration of any period of time such personal liability may not be eliminated or limited under the New Jersey Business Corporation Act as the same exists or may hereafter be amended.

(b) Indemnification and Insurance.

(1) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, or any appeal therein or any inquiry or investigation which could lead to such action, suit or proceeding (a “proceeding”), by reason of his or her being or having been a director or officer of the corporation or of any constituent corporation absorbed by the corporation in a consolidation or merger, or by reason of his or her being or having been a director, officer, trustee, employee or agent of any other corporation (domestic or foreign) or of any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise (whether or not for profit), serving as such at the request of the corporation, or the legal representative of any such director, officer, trustee, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent permitted by the New Jersey Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said Act permitted prior to such amendment), from and against any and all reasonable costs, disbursements and attorneys’ fees, and any and all amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties, incurred or suffered in connection with any such proceeding, and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors, administrators and assigns; provided, however, that, except as provided in paragraph (2) hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was specifically authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in connection with any proceeding in advance of the final disposition of such proceeding as authorized by the Board of Directors; provided, however, that if the New Jersey Business Corporation Act so requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer in advance of the final disposition of a proceeding shall be made only upon receipt by the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced unless it shall ultimately be determined that such director or officer is entitled to be indemnified under this Section or otherwise. The corporation may, by action of its Board of Directors, provide for indemnification and advancement of expenses to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(2) Right of Claimant to Bring Suit. If a claim under paragraph (1) of this Section is not paid in full by the corporation within 30 days after a written request has been received by the corporation, the claimant may at any time thereafter apply to a court for an award of indemnification by the corporation for the unpaid amount of the claim and, if successful on the merits or otherwise in connection with any proceeding, or in the defense of any claim, issue or matter therein, the claimant shall be entitled also to be paid by the corporation any and all expenses incurred or suffered in connection with such proceeding. It shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of expenses incurred in connection with any proceeding where the required undertaking, if any, has been tendered to the corporation), that the claimant has not met the standard of conduct which makes it permissible under the New Jersey Business Corporation Act for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such proceeding that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the New Jersey Business Corporation Act, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, nor the termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(3) Non-Exclusivity of Rights. The right to indemnification and advancement of expenses provided by or granted pursuant to this Section (b) shall not exclude or be exclusive of any other rights to which any person may be entitled under a certificate of incorporation, by-law, agreement, vote of stockholders or otherwise, provided that no indemnification shall be made to or on behalf of such person if a judgment or other final adjudication adverse to such person establishes that such person has not met the applicable standard of conduct required to be met under the New Jersey Business Corporation Act.

(4) Insurance. The corporation may purchase and maintain insurance on behalf of any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expenses incurred in any proceeding and any liabilities asserted against him or her by reason of such person being or having been such a director, officer, employee or agent, whether or not the corporation would have the power to indemnify such person against such expenses and liabilities under the provisions of this Section (b) or otherwise.

NINTH:           The By-Laws of the corporation may be altered, amended or repealed by the stockholders or the Board of Directors as provided for in the corporation’s By-Laws.  Any By-Law adopted, amended or repealed by the stockholders as provided for in the By-Laws of the corporation may be amended or repealed by the Board of Directors, unless the resolution of the stockholders adopting such By-Law expressly reserves the right to amend or repeal it to the stockholders.

[remainder of page intentionally left blank – signature page to follow]

IN WITNESS WHEREOF, the corporation has caused this Amended and Restated Certificate of Incorporation to be executed by its President on the ___ day of ___________, 2010.

Gregory E. Murphy,
Chairman, President and
Chief Executive Officer

Appendix B

BY-LAWS

OF

SELECTIVE INSURANCE GROUP, INC.

EFFECTIVE
[__________] [___], 2010

OFFICES

Section 1. The principal office of Selective Insurance Group, Inc. (the “Company”) shall be located at 40 Wantage Avenue, Branchville, New Jersey, 07890. The Company may also establish and have offices at such other place or places as may from time to time be designated by the Board of Directors.

SEAL

Section 2. The Company shall have a seal with the name of the Company, the year of its organization, the words "Corporate Seal" and the state of its incorporation thereon.

MEETINGS OF STOCKHOLDERS

Section 3A. The annual meeting of the stockholders shall be held on a business day and at a time to be affixed by the Board of Directors ~~on~~during the ~~first Friday~~last week in ~~May~~April in each year at the principal office of the Company, or at such other time, date and place within or without the State of New Jersey as a majority of the Directors may previously designate for the election of Directors and for the transaction of such other business as may properly be brought before the meeting. Notice thereof shall be given by the Secretary by mailing a notice to each stockholder to the address appearing on the Company records at least ten (10) days prior to the meeting.  Any stockholder that attends a meeting without objecting to a lack of notice of the meeting prior to the meeting’s conclusion shall be deemed to have waived his/her right to notice of the meeting.

Special meetings of the stockholders may be held at the principal office of the Company, or at such other place within or without the State of New Jersey as the Directors may previously designate, whenever called, by the affirmative vote of a majority of the whole Board of Directors or by the President. Notice of such a special meeting, indicating briefly the object or objects thereof, shall be mailed to each stockholder at his/her address as the same appears on the stock books of the Company at least ten (10) days prior to the time of holding such meeting. Such notice shall be completely given upon mailing.

A majority in amount of the stock issued and outstanding represented by the holders in person or by proxy shall be requisite and sufficient to constitute a quorum at any meeting of the stockholders for the election of Directors or for the transaction of other business.

Section 3B. (a) (i) The proposal of business by a stockholder to be considered at an annual meeting of stockholders, which proposal is not in the form of a proposal requested by such stockholder to be included pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the "Exchange Act") in the Company's proxy statement for such annual meeting, and/or nominations of persons for election to the Board of Directors of the Company at an annual meeting of stockholders, may be made by a stockholder who was a stockholder of record at the time of giving of notice provided for in Section 3B(a)(ii) hereof, who is entitled to vote at such annual meeting and who has complied with the notice procedures set forth in said Section 3B(a)(ii).

                      (ii)         For any such business and/or nominations to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary, and such business must be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Company not less than ninety (90) nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year's annual meeting; provided however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely shall be so delivered not less than ninety (90) days nor more than one hundred twenty (120) days prior to such annual meeting or ten (10) days following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (A) as to any such business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting, any material interest of such stockholder in such business and the ~~beneficial owner~~Stockholder Associated Person (as defined below), if any, on whose behalf the proposal is made; (B) as to each person whom the stockholder proposes to nominate for election as a Director, all information relating to such person that would be required to be disclosed in a solicitation of proxies for the election of such person as a Director pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if so elected); and (C) as to the stockholder giving the notice and the ~~beneficial owner~~Stockholder Associated Person, if any, on whose behalf the proposal or nomination is made (1) the name and address of such stockholder, as they appear on the Company's books, and of such ~~beneficial owner~~Stockholder Associated Person, (2) the class and number of shares of stock of the Company which are owned beneficially and of record by such stockholder and such ~~beneficial owner.~~Stockholder Associated Person, (3) a representation that such stockholder is a holder of record of shares of stock of the Company entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or to make the proposal to the meeting, (4) a representation that the stockholder will notify the Company in writing of the number and class of shares of stock owned beneficially or of record by the stockholder and any Stockholder Associated Person as of the close of business on the record date for the meeting promptly, and in no event later than ten (10) days, following the later of the record date or the date notice of the record date is first publicly disclosed, (4) a description of all agreements, arrangements, or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder or the business is to be proposed, and a representation that the stockholder will notify the Company in writing of any such agreement, arrangement, or understanding in effect as of the close of business on the record date for the meeting promptly, and in no event later than ten (10) days, following the later of the record date or the date notice of the record date is first publicly disclosed, (5) Disclosure of Hedged Positions (as defined below), and a representation that the stockholder will notify the Company in writing of any changes in such Disclosure of Hedged Positions as of the close of business on the record date for the meeting promptly, and in no event later than ten (10) days, following the later of the record date or the date notice of the record date is first publicly disclosed.  “Stockholder Associated Person” of a stockholder means (i) any person controlling, controlled by, under common control with, or acting in concert with, the stockholder, (ii) any beneficial owner of shares of stock of the Company owned of record or beneficially by the stockholder, (iii) any entity of which the stockholder is an employee, officer, member, partner, trustee, director or, except for entities the shares of which are registered under the Exchange Act, a stockholder, and (iv) any person controlling, controlled by or under common control with, the Stockholder Associated Person.  “Disclosure of Hedged Positions” means a description in reasonable detail, with respect to the stockholder or Stockholder Associated Person, of: (A) any Derivative Instrument directly or indirectly beneficially owned by the stockholder or a Stockholder Associated Person, or any other direct or indirect opportunity for the stockholder or Stockholder Associated Person to profit or share in any profit derived from any increase or decrease in the value of shares of stock of the Company, (B) any interest in shares of stock of the Company or Derivative Instruments (as defined below) held, directly or indirectly, by a general or limited partnership in which the stockholder or Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (C) any hedging or other transaction or series of transactions that has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, without limitation, any put, short position or any borrowing or lending of shares of stock) that has been made by or on behalf of, a stockholder or any Stockholder Associated Person, the effect or intent of which is to mitigate loss to, or manage risk or benefit of stock price changes for, or to increase or decrease the voting power of, the stockholder or any Stockholder Associated Person with respect to any share of stock of the Company.  “Derivative Instrument” means an option, warrant, convertible security, stock appreciation right, or other right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to the value of any class or series of shares of the Company’s stock or with a value derived in whole or in part from the value of any class or series of shares of the Company’s stock, whether or not such instrument or right is subject to settlement in the underlying class or series of shares of the Company’s stock or otherwise.

(iii)          Notwithstanding anything in Section 3B(a)(ii) hereof to the contrary, in the event that the number of Directors to be elected to the Board of Directors of the Company is to be increased and there is no public announcement naming all of the nominees for Directors or specifying the size of the increased Board of Directors made by the Company at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required under Section 3B(a)(ii) hereof shall also be considered timely, but only with respect to nominees for any new positions created by such increase in the number of Directors, if it shall be delivered to the Secretary of the Company at the principal executive offices of the Company not less than ten (10) days following the day on which such public announcement is first made by the Company.

(b)                 Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the Company's notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Company who is a stockholder of record at the time of giving of notice provided for in Section 3B(a)(ii) hereof and this Section 3B(b), who is entitled to vote at the meeting and who has complied with the notice procedures set forth in said Section 3B(a)(ii) and this Section 10(b). In the event the Company calls a special meeting of stockholders for the purpose of electing one or more persons to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Company's notice of meeting if the stockholder's notice required by said Section 3B(a)(ii) and this Section 3B(b) shall be delivered to the Secretary of the Company at the principal executive offices of the Company not less than ninety (90) days nor more than one hundred twenty (120) days prior to such special meeting or ten (10) days following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

(c)                 Except as otherwise provided by applicable law, the chairman of the meeting shall have the authority to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed (as the case may be) in accordance with the procedures set forth in this Section 3B, and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal or nomination shall be disregarded.

(d)                 For purposes of this Section 3B, a "public announcement" shall mean disclosure in a press release issued by the Company and reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(e)                 In addition to the requirements of the foregoing provisions of this Section 3B, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this By-Law shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

INSPECTORS OF ELECTION

Section 4. At the annual meeting of the stockholders, two (2) stockholders, not candidates for the office of Director, shall be appointed as inspectors of the election, whose duty it shall be honestly and fairly to conduct such election, and who shall furnish a certificate over their signatures of the result thereof, which certificate shall be presented to and filed by the Secretary.

RIGHTS OF STOCKHOLDERS

Section 5. Every stockholder shall be entitled at any meeting of the stockholders to one (1) vote for each share of stock held by him/her.

Section 6. The Board of Directors shall have power to close the stock transfer books of the Company for a period not exceeding fifty (50) days preceding the date of any meeting of stockholders or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect; provided that, in lieu of so closing the stock transfer books, the Board of Directors may fix in advance a date, not exceeding fifty (50) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of capital stock, and in such case only stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting or to receive payment of such dividend, or allotment of rights or exercise of such rights, as the case may be, and notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as aforesaid.

Certificates of stock of the Company shall be in such form as the Board of Directors shall from time to time prescribe and shall be signed by the President or a Vice President and by either the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. The Board of Directors shall have power to appoint one or more Transfer Agents and/or one (1) or more Registrars for the transfer and/or registration of the certificates of stock and may require that stock certificates shall be countersigned and/or registered by a Transfer Agent and/or Registrar; provided, that when any certificate is signed by a Transfer Agent and registered by a Registrar, if the Board of Directors shall by resolution so provide, the signatures of the officers of the Company who sign such certificate may be facsimiles and the seal of the Company imprinted thereon.  The Board of Directors has the authority to issue some or all stock of any class or series of the Company’s capital stock with or without certificates.

Shares of stock of the Company shall be transferable on the books of the Company by the holder of record thereon in person or by duly authorized attorney and upon the surrender of the certificate properly endorsed.

No stockholder shall be personally liable for any of the debts or obligations of the Company or for any assessment on his/her stock.

Stockholders shall have no right to any division of the assets or profits of the Company or to any dividends therefrom, except as the Board of Directors shall from time to time declare.

The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of New Jersey.

DIRECTORS

                Section 7A. The business and affairs of the Company shall be managed by a Board of Directors which shall have and may exercise all of the powers of the Company, except such as are expressly conferred upon the stockholders by law, by the Amended and Restated Certificate of Incorporation or by these By-Laws. Subject to the rights of the holders of shares of any series of preferred stock then outstanding, the Board of Directors shall consist of not less than seven (7) nor more than twenty (20) persons. The exact number of Directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the whole Board of Directors, and if such number is not so fixed, the number shall be twelve (12). No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.  ~~At the 1987 Annual Meeting of Stockholders, the directors shall be divided into three classes, equal or as nearly equal in number as possible (but with not less than three directors in each class), with the term of office of the first class to expire at the 1988 Annual Meeting of Stockholders, the term of office of the second class to expire at the 1989 Annual Meeting of Stockholders and the term of office of the third class to expire at the 1990 Annual Meeting of Stockholders, and with the members of each class to hold office until their successors~~Commencing at the annual meeting of stockholders that is held in calendar year 2010 (the “2010 Annual Meeting”), Directors shall be elected annually for terms of one (1) year, except that any Director in office at the 2010 Annual Meeting whose term does not expire until the annual meeting of stockholders held in calendar year 2011 or calendar year 2012 (a “Continuing Classified Director”) shall continue to hold office until the end of the term for which such Continuing Classified Director was previously elected and until such Continuing Classified Director’s successor shall have been elected and qualified.  ~~At each Annual Meeting of Stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election.~~  Except as otherwise required by law, until the term of a Continuing Classified Director or any other Director expires or otherwise terminates as aforesaid, such Directors may be removed from office by the stockholders of the Corporation only for cause pursuant to the applicable provisions of the New Jersey Business Corporation Act.

Section 7B. Vacancies, however caused, occurring in the Board of Directors, and newly created directorships resulting from an increase in the authorized number of Directors may be filled by the affirmative vote of a majority of the remaining Directors at any regular or special meeting and such newly appointed Director shall serve a term expiring at the next annual meeting of stockholders and until such Director’s successor shall have been elected and qualified.

Section 7C. No person who has attained his/her 72nd birthday shall be eligible for election as a Director.

Section 7D. Members of the Board of Directors shall receive such compensation as the Board of Directors may from time to time direct or determine.

MEETINGS OF THE BOARD OF DIRECTORS

Section 8. Regular meetings of the Board of Directors shall be held at a time and place to be fixed by the Board of Directors.

The Chairman or President may call a special meeting of the Board of Directors when in his/her opinion the interests of the Company require it.  It shall be the duty of the President or Secretary to call a special meeting of the Board of Directors at the request, in writing, of any three (3) of the Directors; and if the President or Secretary fails or refuses to do so any three (3) Directors may call a special meeting of the Board of Directors.  In the absence of the Chairman of the Board of Directors, the Lead Independent Director (or his or her designee) shall preside at all meetings of the Board of Directors and shall act as temporary chairman at, and call to order, all meetings of the stockholders.

At any meeting of the Board of Directors a majority of the Directors shall constitute a quorum but a lesser number may adjourn the meeting from time to time until a quorum appears.

Twenty-Four (24) hours notice of the time and place of any meeting of the Board of Directors shall be given to all Directors but business transacted at any meeting at which all Directors are present shall be legal even though no notice of the applicable meeting was given.

Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board of Directors, or any committee designated by the Board of Directors, may be taken without a meeting, if, prior or subsequent to such action, all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing (including by facsimile, electronic mail or any other electronic means) and such written consents are filed with the minutes of the proceedings of the Board of Directors or committee.  Such consent shall have the same effect as a unanimous vote of the Board of Directors or committee for all purposes and may be stated as such in any certificate or other document filed with the Treasurer of the State of New Jersey, or other equivalent body in a foreign jurisdiction.

EXECUTIVE COMMITTEE

Section 9. The Board of Directors shall annually at its organizational meeting elect an Executive Committee consisting of the ~~Chief Executive Officer~~President, Lead Independent Director and a minimum of three (3) other Directors who shall constitute the Executive Committee, as fixed by the Board of Directors. The Executive Committee shall meet at the call of the ~~Chief Executive Officer~~President, Lead Independent Director, or any two (2) members of the Executive Committee but business transacted at any meeting at which all Directors comprising the Executive Committee are present shall be legal even though no notice of the applicable committee meeting was given.  The Executive Committee shall have authority, when the Board of Directors is not in session, to take action upon any matters that may be brought before it, excepting the Company's investments, and shall report its proceedings to the Board of Directors at the Board of Director's next meeting. A majority of the Executive Committee shall constitute a quorum thereof.

The ~~Chief Executive Officer~~President shall be Chairman of the Executive Committee.

The action of (i) a majority of the members of the Executive Committee expressed ~~in~~at meetings or ~~by writing, cable or telegram~~(ii) all of the members of the Executive Committee expressed by a writing (including by facsimile, electronic mail or any other electronic means), without a meeting, shall, for all purposes, constitute the action of the Executive Committee ~~and have the same effect as if assented to by all~~.

FINANCE COMMITTEE

Section 9A. The Board of Directors shall annually elect from its members a chairman and a minimum of three (3) other Directors, who shall constitute the Finance Committee, as fixed by the Board of Directors. The Finance Committee shall meet on twenty-four (24) hours' notice at the call of such chairman or any two (2) members but business transacted at any meeting at which all Directors comprising the Finance committee are present shall be legal even though no notice of the applicable committee meeting was given.  The Finance Committee shall have authority to purchase and sell stocks, bonds, notes and other securities, to sell properties acquired in foreclosure suits or in satisfaction of debts, and otherwise to invest and reinvest the funds of the Company. All such purchases, sales, investments and reinvestments must be reported to the Board of Directors at its next meeting. A majority of the Finance Committee shall constitute a quorum thereof.

The action of (i) a majority of the members of the Finance Committee expressed ~~in~~at meetings~~, or by writing, cable or telegram~~ or (ii) all of the members of the Finance Committee expressed by a writing (including by facsimile, electronic mail or any other electronic means), without a meeting, shall, for all purposes, constitute the action of the Finance Committee ~~and have the same effect as if assented to by all~~.

~~AUDITING~~AUDIT COMMITTEE

Section 10. The Board of Directors shall annually arrange for an audit of the Company's accounts by a certified public accountant. It shall fix the number of and elect from its members an ~~Auditing~~Audit Committee none of whom shall be an officer of the Company. The Audit Committee shall meet on twenty-four (24) hours' notice at the call of such chairman or any two (2) members but business transacted at any meeting at which all Directors comprising the Audit Committee are present shall be legal even though no notice of the applicable committee meeting was given.  The Audit Committee shall examine the report of such audit and report to the Board of Directors any matters therein requiring action or consideration. Such ~~Auditing~~Audit Committee or the accountant shall have the right of access at all reasonable times to the accounts, books and vouchers of the Company, and the officers of the Company shall supply such information and explanation as may be necessary for the full performance of their duties.

The action of (i) a majority of the members of the Audit Committee expressed at meetings or (ii) all of the members of the Audit Committee expressed by a writing (including by facsimile, electronic mail or any other electronic means), without a meeting, shall, for all purposes, constitute the action of the Audit Committee.

OTHER COMMITTEES

Section 11. The Board of Directors shall have the power to create other committees~~,~~ and ~~the President~~ shall have the power to appoint the members thereof.

NOTICE TO DIRECTORS, OFFICERS AND COMMITTEE MEMBERS

Section 12. Any notice required to be given to any Director, officer or committee member under the provisions of these By-Laws or otherwise shall be duly and sufficiently given if mailed to such Director, officer or committee member at his/her address as the same appears on the stock books of the Company (or, in the case of an officer who is not a stockholder, at his/her address appearing on the payroll records), or if given personally or by telephone, ~~telegram or e-mail~~facsimile, electronic mail or other electronic means.  Such notice shall be completely given upon mailing, or upon personal or telephonic notification, or upon the sending of a ~~telegram or e-mail~~facsimile, electronic mail or other electronic transmission, to such Director, officer or committee member, as the case may be, at his/her ~~home~~ address, telephone number, facsimile number, electronic mail address or other electronic transmission, in each case as the same appears on the books of the Company.  Any such notice may be waived by any Director, officer or committee member to whom it is required to be given either before or after the meeting or occurrence for which such notice is required.  Any Director that attends a meeting of the Board of Directors or a meeting of any committee designated by of the Board of Directors without objecting to a lack of notice of the meeting prior to the meeting’s conclusion shall be deemed to have waived his/her right to notice of the meeting.

OFFICERS

Section 13A. The Board of Directors immediately after the annual meeting of the stockholders shall meet and elect or appoint a Chairman of the Board of Directors, Lead Independent Director, President, Vice President, Secretary and Treasurer. They may appoint such other officers as the needs of the Company may from time to time require. All officers shall serve for one (1) year, or until the election and qualification of their successors, subject to the power of the Directors to remove any officer at pleasure by a majority vote of the Board of Directors. Any two (2) offices except those of the President and Vice President may be held by the same person. The compensation of the executive officers shall be fixed by the Board of Directors.

Section 13B. President. ~~In the absence of the Chairman of the Board, the President shall preside at all meetings of the Board of Directors and shall act as temporary chairman at and call to order all meetings of the stockholders.~~  If the Chairman of the Board of Directors shall be designated as chief executive officer, the President shall exercise such powers and duties as may be prescribed by the Chairman of the Board of Directors. In the absence of the designation of the Chairman of the Board of Directors as chief executive officer, the President shall be chief executive officer of the Company and shall perform all duties commonly incident to his/her office, and shall have general supervision of the affairs of the Company, subject to the approval of the Board of Directors. At ~~the first regular~~a meeting of the Board of Directors during the first quarter of the ~~company in each~~Company’s fiscal year, the President shall submit a complete report of the operations and the business of the Company for the previous fiscal year, together with a statement of the Company's affairs at the close of such year, and shall submit a similar report at each annual meeting of the stockholders.

The President shall also report to the Board of Directors from time to time all matters coming to his/her notice, relating to the interests of the Company that should be brought to the attention of the Board of Directors.

Section 13C. Vice President. The Vice President shall have and exercise all the powers and duties of the President in case of his/her absence or inability to act, ~~and shall perform~~as such ~~other~~powers and duties ~~as may be~~are prescribed by the Board of Directors.

Section 13D. Secretary. The Secretary shall attend all meetings of the Board of Directors and of the stockholders, and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose. The Secretary shall give or cause to be given notice of all meetings of the stockholders and the Board of Directors, and shall affix the seal of the Company to such papers as may require it. He shall have charge of the Company's seal, stock certificates and such other books and papers as the Board of Directors may prescribe. The Secretary shall make such reports of the Board of Directors as they may request, and shall prepare and cause to be filed such reports and statements as may be required by law.

Section 13E. Treasurer. The Treasurer shall have the care and custody of all the funds and securities of the Company and shall deposit the same in the name of the Company in such bank or banks as the Board of Directors may designate, and shall disburse the same under such rules and regulations as may be made by the Board of Directors, and shall perform such other duties as the Board of Directors may from time to time prescribe. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company, and shall see that all expenditures are duly authorized and are evidenced by proper receipts and vouchers. The Treasurer shall render to the President and Directors at the regular meetings of the Board of Directors, or whenever they may require it, an account of all his/her transactions as Treasurer, and of the financial condition of the Company, and shall also make a full report of the financial condition of the Company at each annual meeting of the stockholders.

Section 13F. Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and the Board of Directors and he shall perform such other duties and exercise such other powers as the Board of Directors or the Executive Committee may prescribe.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 14. Elimination of Certain Liability.  A Director of the Company shall not be personally liable to the Company or its stockholders for damages for breach of any duty owed to the Company or its stockholders, except to the extent such personal liability may not be eliminated or limited under the New Jersey Business Corporation Act as the same exists or may hereafter be amended.

An officer of the Company shall not be personally liable to the Company or its stockholders for damages for breach of any duty owed to the Company or its stockholders, except to the extent and for the duration of any period of time such personal liability may not be eliminated or limited under the New Jersey Business Corporation Act as the same exists or may hereafter be amended.

Section 14A. Indemnification and Insurance

(a)                  Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, or any appeal therein or any inquiry or investigation which could lead to such action, suit or proceeding (a "proceeding"), by reason of his/her being or having been a Director or officer of the Company or of any constituent company absorbed by the Company in a consolidation or merger, or by reason of his/her being or having been a Director, officer, trustee, employee or agent of any other company (domestic or foreign) or of any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise (whether or not for profit), serving as such at the request of the Company, or the legal representative of any such Director, officer, trustee, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent permitted by the New Jersey Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than New Jersey Business Corporation Act permitted prior to such amendment), from and against any and all reasonable costs, disbursements and attorney's fees, and any and all amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties, incurred or suffered in connection with any such proceeding, and such indemnification shall continue as to a person who has ceased to be a Director, officer, trustee, employee or agent and shall inure to the benefit of his/her heirs, executors, administrators and assigns; provided, however, that, except as provided in Section 14A(b) hereof, the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was specifically authorized by the Board of Directors of the Company.  The right to indemnification conferred in this subsection shall be a contract right and shall include the right to be paid by the Company the expenses incurred in connection with any proceeding in advance of the final disposition of such proceeding as authorized by the Board of Directors; provided, however, that, if the New Jersey Business Corporation Act so requires, the payment of such expenses incurred by a Director or officer in his/her capacity as a Director or officer in advance of the final disposition of a proceeding shall be made only upon receipt by the Company of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced unless it shall ultimately be determined that such Director or officer is entitled to be indemnified under this subsection or otherwise. The Company may, by action of the Board of Directors, provide for indemnification and advancement of expenses to employees and agents of the Company with the same scope and effect as the foregoing indemnification of Directors and officers.

(b)                 Right of Claimant to Bring Suit. If a claim under Section 14A(a) of this subsection is not paid in full by the Company within thirty (30) days after a written request has been received by the Company, the claimant may at any time thereafter apply to a court for an award of indemnification by the Company for the unpaid amount of the claim and, if successful on the merits or otherwise in connection with any proceeding, or in the defense of any claim, issue or matter therein, the claimant shall be entitled also to be paid by the Company any and all expenses incurred or suffered in connection with such proceeding. It shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of expenses incurred in connection with any proceeding where the required undertaking, if any, has been tendered to the Company) that the claimant has not met the standard of conduct which makes it permissible under the New Jersey Business Corporation Act for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such proceeding that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the New Jersey Business Corporation Act, nor an actual determination by the Company (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, nor the termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c)                 Non-Exclusivity of Rights. The right to indemnification and advancement of expenses provided by or granted pursuant to this Section 14A shall not exclude or be exclusive of any other rights to which any person may be entitled under a certificate of incorporation, by-law, agreement, vote of stockholders or otherwise, provided that no indemnification shall be made to or on behalf of such person if a judgment or other final adjudication adverse to such person establishes that such person has not met the applicable standard of conduct required to be met under the New Jersey Business Corporation Act.

(d)                 Insurance. The Company may purchase and maintain insurance on behalf of any Director, officer, employee or agent of the Company or another company, partnership, joint venture, trust, employee benefit plan or other enterprise against any expenses incurred in any proceeding and any liabilities asserted against him/her by reason of such person being or having been such a Director, officer, employee or agent, whether or not the Company would have the power to indemnify such person against such expenses and liabilities under the provisions of this Section 14A or otherwise.

GENERAL COUNSEL

Section 15. The Board of Directors shall annually appoint a General Counsel of the Company whose duty it shall be to afford and communicate to the officers, Directors and committees, in writing or otherwise, whenever requested, such counsel, legal advice and information as may be requested to guide them in the discharge and performance of their duties.

~~OFFICIAL BONDS~~

FISCAL YEAR

Section 16. ~~The Treasurer, and such other officers and employees as the Board of Directors may designate, shall give bonds in such sums and with such securities and conditions as the Board may require.  The President shall have custody of all such bonds.~~

~~FISCAL YEAR Section 17.~~ The fiscal year of the Company shall be fixed by resolution of the Board of Directors.

SIGNATURES

Section 18~~.~~17. All checks issued by the Company shall bear the signatures or facsimile signatures of at least two (2) persons designated by the Board of Directors.

All other notes, drafts, orders for the payment of money and all other documents requiring the signature of an officer or officers of the Company shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

BOOKS OF THE COMPANY

Section 19~~.~~18. No stockholders, other than an officer or Director, shall have any right to inspect any account or book or document of the Company except as such right may be conferred by law or authorized by the Board of Directors after evidence satisfactory to the Board of Directors is presented that such inspection is desired for a proper purpose.

AMENDMENTS

Section 20~~.~~19. Notwithstanding any other provision contained in these By-Laws to the contrary, Sections 7A and 7B and this Section 20 of these By-Laws may be altered, amended, supplemented or repealed only by the affirmative vote of 66-2/3% or more of the voting power of all of the shares of the Company entitled to vote generally in the election of Directors, voting together as a single class.

Subject to the foregoing, these By-Laws may be altered, amended, supplemented or repealed and new By-Laws may be adopted by the Board of Directors at any meeting, provided that ten (10) days' notice, in writing has been given to each Director of any proposed alteration, amendment, supplemental repeal or adoption. The affirmative vote of a majority of the whole Board of Directors shall be necessary to accomplish any proposed alteration, amendment, supplement, repeal or adoption. Any By-Law contained in these By-Laws may be altered, amended, supplemented, repealed or adopted without such previous notice by the vote of three-fourths (3/4ths) of the whole Board of Directors.

Appendix C

SELECTIVE INSURANCE GROUP, INC.
2005 OMNIBUS STOCK PLAN
As Amended and Restated Effective as of May 1, 2010

1.	Purpose; Establishment.

The Selective Insurance Group Inc. 2005 Omnibus Stock Plan (the “Plan”) is intended to attract and retain employees, non-employee directors and consultants of the Company and its Affiliates, to motivate them to achieve long-term Company goals and to further align their interests with those of the Company’s stockholders.  The Plan was adopted and approved by the Board effective as of April 1, 2005, and approved by the stockholders of the Company on April 27, 2005.  The Plan is hereby amended and restated, effective as of May 1, 2010, subject to approval by the stockholders of the Company.

2.	Definitions.

As used in the Plan, the following definitions apply to the terms indicated below:

(a)	“Administrative Actions” shall have the meaning set forth in Section 4(b) hereof.

(b)
“Affiliate” shall mean any Subsidiary of the Company, and any entity if, at the time of granting of an Award: (i) the Company, directly or indirectly, owns at least 80% of the combined voting power of all classes of stock of such entity or at least 80 percent of the ownership interests in such entity; or (ii) such entity, directly or indirectly, owns at least 80 percent of the combined voting power of all classes of stock of the Company.

(c)
“Agreement” shall mean the written agreement between the Company and a Participant evidencing an Award or a notice of an Award delivered to a Participant by the Company in hard copy paper form, electronically via the Internet or through other electronic means.

(d)	“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Grant or Other Award granted pursuant to the terms of the Plan.

(e)	“Board” shall mean the Board of Directors of the Company.

(f)
“Cause” shall mean, unless otherwise defined in the Participant’s Agreement, employment agreement, or other written agreement describing the Participant’s terms of employment with the Company or its Affiliates, termination of the Participant’s employment or service by the Company and its Affiliates if, in the reasonable determination of the Company or its applicable Affiliate, the Participant: (i) engages in conduct that violates written policies of the Company or Affiliate; (ii) fails to perform the essential functions of his or her job (except for a failure resulting from a bona fide illness or incapacity); (iii) fails to carry out the Company’s or Affiliate’s reasonable directions, issued through its Chief

Executive Officer, the Board, other appropriate senior employee responsible for the Participant’s business unit or area, or the Participant’s supervisor; (iv) engages in embezzlement, misappropriation of corporate funds, any act of fraud, dishonesty or self-dealing, or the commission of a felony or any significant violation of any statutory or common law duty of loyalty to the Company or Affiliate; (v) commits an act or omission that could adversely and materially affect the Company’s or an Affiliate’s business or reputation or involves moral turpitude; or (vi) breaches a material provision of this Plan or the Agreement evidencing an Award.

(g)
“Change in Control” shall mean the first occurrence of an event of a nature that would be required to be reported in response to Item 5.01 of a Current Report on Form 8-K, as in effect on the date hereof, pursuant to Sections 13 or 15(d) of the Exchange Act; provided, however, that a Change in Control shall, in any event, conclusively be deemed to have occurred upon the first to occur of any one of the following events:

(i)
The acquisition by a person or group, including, without limitation, any current stockholder or stockholders of the Company, of securities of the Company resulting in such person or group owning, of record or beneficially, 25 percent or more of any class of voting securities of the Company;

(ii)
The acquisition by a person or group, including, without limitation, any current stockholder or stockholders of the Company, of securities of the Company resulting in such persons or groups owning, of record or beneficially, 20 percent or more, but less than 25 percent, of any class of voting securities of the Company, if the Board adopts a resolution that such acquisition constitutes a Change in Control;

(iii)	The sale or disposition of all or substantially all of the assets of the Company;

(iv)
The reorganization, recapitalization, merger, consolidation or other business combination involving the Company, the result of which is the ownership by those persons who were stockholders of the Company immediately prior to such business combination of less than 80 percent of those voting securities of the resulting or acquired entity having the power to elect a majority of the board of directors of such entity; or

(v)
A change in the membership of the Board, which, taken in conjunction with any other prior or concurrent changes, results in 50 percent or more of the membership of the Board being persons not nominated by the Board as set forth in the Company’s then most recent proxy statement, excluding changes resulting from substitutions by the

Board because of retirement or death of a director or directors, removal of a director or directors by the Board or resignation of a director or directors due to demonstrated disability or incapacity.

Provided, however, that: (A) for each Award subject to Section 409A of the Code, a Change in Control shall be deemed to have occurred under this Plan with respect to such Award, if and to the extent necessary to comply with Section 409A of the Code, only if a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code; and (B) notwithstanding anything in this definition to the contrary, no Change in Control shall be deemed to have occurred for the purpose of a Participant’s Award by virtue of any transaction which results in such Participant, or a group of persons which includes such Participant, acquiring, directly or indirectly, voting securities of the Company.

For the purpose of this Section 2(g), the following definitions shall apply:

(I)           the terms “person” and “beneficial owner” shall have the meanings set forth in Regulation 13D under the Exchange Act, as such regulation exists on the date hereof;

(II)          the term “voting security” shall include any security that has, or may have upon an event of default or in respect of any transaction, a right to vote on any matter on which the holder of any class of common stock of the Company would have a right to vote;

(III)        the term “group” shall have the meaning set forth in Section 13(d) of the Exchange Act; and

(IV)        the term “substantially all of the assets of the Company” shall mean more than 50 percent of the Company’s assets on a consolidated basis, as shown in the Company’s most recent audited balance sheet.

(h)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(i)
“Committee” shall mean the Company’s Salary and Employee Benefits Committee, which shall consist of two or more persons appointed by the Board, each of whom shall qualify as an “outside director” within the meaning of Section 162(m) of the Code, and a “nonemployee director” within the meaning of Rule 16b-3.

(j)	“Company” shall mean Selective Insurance Group, Inc., a New Jersey corporation.

(k)	“Company Stock” shall mean the common stock of the Company, par value $2.00 per share.

(l)
“Consultant” shall mean any consultant, agent, advisor, or independent contractor who renders services to the Company or an Affiliate that: (i) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction; and (ii) do not directly or indirectly promote or maintain a market for the Company’s securities.

(m)	“Covered Employee” shall mean a “covered employee” within the meaning of Section 162(m) of the Code and regulations and other guidance thereunder.

(n)	“Directors’ Plan” shall mean the Selective Insurance Group, Inc. Non-Employee Directors’ Deferred Compensation Plan, as effective as of May 1, 2010, as amended and in effect from time to time.

(o)	“Effective Date” shall mean April 1, 2005, the original effective date of the Plan.

(p)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(q)
“Fair Market Value” of the Company Stock shall be calculated as follows: (i) if the Company Stock is listed on a national securities exchange or traded on the NASDAQ National Market or the NASDAQ SmallCap Market and sale prices are regularly reported for the Company Stock, then the Fair Market Value shall be the closing selling price for the Company Stock reported on the applicable composite tape or other comparable reporting system on the applicable date, or if the applicable date is not a trading day, on the most recent trading day immediately prior to the applicable date; or (ii) if closing selling prices are not regularly reported for the Company Stock as described in clause (i) above but bid and asked prices for the Company Stock are regularly reported, then the Fair Market Value shall be the arithmetic mean between the closing or last bid and asked prices for the Company Stock on the applicable date or, if the applicable date is not a trading day, on the most recent trading day immediately prior to the applicable date; or (iii) if prices are not regularly reported for the Company Stock as described in clause (i) or (ii) above, then the Fair Market Value shall be such value as the Committee in good faith determines; provided, however, that, for purposes of determining the exercise price of a Nonqualified Stock Option, if prices are not regularly reported for the Company Stock as described in clause (i) or (ii) above, the Fair Market Value of the Company Stock shall be determined in accordance with Section 409A and regulations thereunder.

(r)	“Immediate Family Member” shall have the meaning set forth in Section 21(c) hereof.

(s)
“Incentive Stock Option” shall mean an Option that qualifies as an “incentive stock option” within the meaning of Section 422 of the Code, or any successor provision, and which is designated by the Committee as an Incentive Stock Option.

(t)	“Non-Employee Director” shall mean a member of the Board or a member of the board of directors of an Affiliate who is not an employee of the Company or any Affiliate.

(u)	“Nonqualified Stock Option” shall mean an Option other than an Incentive Stock Option.

(v)	“Option” shall mean an option to purchase shares of Company Stock granted pursuant to Section 7 hereof.

(w)	“Other Award” shall mean an Award granted pursuant to Section 12 hereof.

(x)	“Participant” shall mean an employee of the Company or any Affiliate, a Non-Employee Director or a Consultant to whom an Award is granted pursuant to the Plan.

(y)
“Performance Goals” shall mean performance goals based on one or more of the following criteria: (i) return on total stockholder equity or operating return on total stockholder equity; (ii) earnings per share or book value per share of Company Stock; (iii) net income (before or after taxes); (iv) earnings before all or any interest, taxes, depreciation and/or amortization; (v) return on assets, capital or investment; (vi) market share; (vii) cost reduction goals; (viii) earnings from continuing operations; (ix) levels of expense, costs or liabilities; (x) department, division or business unit level performance; (xi) operating profit; (xii) sales or revenues; (xiii) stock price appreciation; (xiv) total stockholder return; (xv) growth in net premiums written, including, without limitation, policy count; (xvi) combined ratios; (xvii) implementation or completion of critical projects or processes; (xviii) except in the case of a Covered Employee, any other performance criteria established by the Committee; or (xix) any combination of the foregoing.  Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a subsidiary or affiliate, or a division or strategic business unit of the Company or a combination thereof, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee.  The Performance Goals may be subject to a threshold level of performance below which no vesting will occur, levels of performance at which specified vesting will occur, and a maximum level of performance above which full vesting will occur.  To the extent possible, each of the foregoing Performance Goals shall be determined, as appropriate, in accordance with generally accepted accounting principles or statutory accounting principles and shall be subject to certification by the Committee; provided that the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any subsidiary or affiliate or the financial statements of the Company or any subsidiary or affiliate, in response to changes in applicable laws or regulations, or to account for items of realized and unrealized gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

(z)	“Plan” shall have the meaning set forth in Section 1 hereof.

(aa)
“Prior Plan” shall mean each of the Selective Insurance Stock Option Plan III, the Selective Insurance Group, Inc. Stock Option Plan for Directors and the Selective Insurance Group, Inc. Stock Compensation Plan for Nonemployee Directors, as Amended.

(bb)	“Prior Plan Awards” shall mean awards outstanding under the Prior Plans as of April 27, 2005.

(cc)	“Restricted Stock” shall mean a share of Company Stock which is granted pursuant to the terms of Section 9 hereof and which is subject to restrictions as set forth in Section 9(c) and (d) hereof.

(dd)
“Restricted Stock Unit” shall mean an Award valued by reference to shares of Company Stock (also known as “phantom stock” or a “stock unit”), granted pursuant to Section 10 hereof, which upon or following vesting provides the right to receive either cash or shares of Company Stock.

(ee)	“Rule 16b-3” shall mean the Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

(ff)	“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

(gg)	“Stock Appreciation Right” shall mean the right to receive, upon exercise of the right, the applicable amounts as described in Section 8 hereof.

(hh)	“Stock Grant” shall mean an unrestricted share of Company Stock which is granted pursuant to the terms of Section 11 hereof.

(ii)	“Subsidiary” shall mean a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

3.	Stock Subject to the Plan.

(a)
Shares Available for Awards.  The maximum number of shares of Company Stock reserved for issuance under the Plan shall be 3,400,000 shares (subject to adjustment as provided herein).  Such shares may be authorized but unissued shares of Company Stock or authorized and issued shares of Company Stock held in the Company’s treasury.

(b)
Individual Limitation; Limitation on Certain Awards; Limitation on Incentive Stock Options.  The maximum number of shares of Company Stock to which Awards (including Options and Stock Appreciation Rights) relate that may be granted to any Participant during any calendar year shall not exceed 200,000 shares, subject to adjustment as provided in Section 3(c) hereof.  The maximum number of shares of Company Stock to which Options relate that may be granted under the Plan shall be 3,400,000 (subject to adjustment as provided in Section 3(c) hereof), any or all of which may relate to Incentive Stock Options.

(c)
Adjustment for Change in Capitalization.  In the event that any dividend or other distribution is declared (whether in the form of cash, Company Stock, or other property), or there occurs any recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event, the Committee shall equitably adjust, in its sole and absolute discretion: (i) the number and type of shares (or other securities or property) with respect to which Awards may be granted; (ii) the number and type of shares (or other securities or property) subject to outstanding Awards; and (iii) the grant or exercise price with respect to any Award.  Any adjustment to Incentive Stock Options under this Section 3(c) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code.  Any adjustment to Awards subject to Section 409A of the Code shall conform to the requirements of Section 409A of the Code.  Furthermore, with respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, any adjustments to Awards shall be made only to the extent that the Committee determines that such adjustments may be made without causing the Company to be denied a tax deduction on account of Section 162(m) of the Code.

(d)	Corporate Transactions. In the event of a proposed corporate transaction, the Committee may provide for any or a combination of the following:

(i)	provide for the assumption of outstanding Awards by the surviving or successor entity;

(ii)
terminate all or a portion of any outstanding Award, effective upon the closing of the corporate transaction, if it determines that such termination is in the best interests of the Company (if the Committee decides to terminate outstanding Options or Stock Appreciation Rights, the Committee shall give each participant holding an Option or Stock Appreciation Right to be terminated not less than seven days’ notice prior to any such termination, and any Option or Stock Appreciation Right that is to be so terminated may be exercised (if and only to the extent that it is then exercisable) up to, and including the date immediately preceding, such termination); or

(iii)
with respect to the outstanding Options and Stock Appreciation Rights, provide for cash payments, net of applicable tax withholdings, to be made to holders equal to the excess, if any, of: (A) the acquisition price times the number of shares of Company Stock subject to an Option or Stock Appreciation Right (to the extent the exercise price does not exceed the acquisition price), over (B) the aggregate exercise price for all such shares of Company Stock subject to the Option or Stock Appreciation Right, in exchange for the termination of such Option or Stock Appreciation Right; provided, however, that if the acquisition price does not exceed the exercise price of any such Option or Stock Appreciation Right, the Committee may cancel that Option or Stock Appreciation Right without the payment of any consideration therefor prior to or upon the transaction.  For this purpose, “acquisition price” means the amount of cash, and the market value of any other consideration, received in payment for a share of Company Stock surrendered in a transaction.

Notwithstanding the foregoing, with respect to Awards of Incentive Stock Options, no adjustment shall be authorized to the extent that such adjustment would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto; and with respect to Options and Stock Appreciation Rights, such adjustment shall be made in accordance with the provisions of Section 424(h) of the Code.

(e)	Reuse of Shares. For purposes of calculating the number of shares of Company Stock issued under the Plan:

(i)
Except to the extent that to do so would prevent the grant of Incentive Stock Options hereunder, any shares of Company Stock subject to an Award or a Prior Plan Award that remain unissued upon the cancellation, surrender, exchange or termination of such Award or Prior Plan Award without having been exercised or settled shall again become available for Awards.

(ii)
To the extent an Award or a Prior Plan Award is paid or settled in cash, the number of shares of Company Stock with respect to which such payment or settlement is made shall again be available for grants of Awards pursuant to the Plan.

(iii)
If any Option is exercised by delivering previously owned shares of Company Stock in payment of the exercise price therefor, only the net number of shares, that is, the number of shares of Company Stock issued minus the number received by the Company in payment of the exercise price, shall be considered to have been issued pursuant to an Award granted under the Plan.

(iv)	Any shares of Company Stock reacquired in satisfaction of tax withholding obligations of the Company shall again be available for issuance under the Plan.

Notwithstanding the foregoing, with respect to any Covered Employee, Options and Stock Appreciation Rights granted and subsequently canceled or deemed to be canceled in a calendar year shall count against the limit set forth in Section 3(b) on the maximum number of shares of Company Stock to which such Awards may be granted to such Covered Employee during any calendar year, even after their cancellation

4.	Administration of the Plan.

(a)
General.  The Plan shall be administered by the Committee.  The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to: (i) grant Awards; (ii) determine the persons to whom and the time or times at which Awards shall be granted; (iii) determine the type and number of Awards to be granted, the number of shares of Company Stock or cash or other property to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; (iv) determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; (v) construe and interpret the Plan and any Award; (vi) prescribe, amend and rescind rules and regulations relating to the Plan; (vii) determine the terms and provisions of Agreements; and (viii) make all other determinations deemed necessary or advisable for the administration of the Plan.  The Committee may, in its sole and absolute discretion, without amendment to the Plan: (A) accelerate the date on which any Option or Stock Appreciation Right becomes exercisable; (B) waive or amend the operation of Plan provisions respecting exercise after termination of employment (provided that the term of an Option or Stock Appreciation Right may not be extended beyond ten years from the date of grant); (C) accelerate the vesting date, or waive any condition imposed hereunder, with respect to any Award of Restricted Stock, Restricted Stock Units, Stock Grant or Other Award; and (D) otherwise adjust any of the terms applicable to any such Award in a manner consistent with the terms of the Plan.

(b)
Indemnification.  No member of the Committee (or a delegate of the Committee), and no officer of the Company, shall be liable for any action taken or omitted to be taken by such individual or by any other member of the Committee or officer of the Company in connection with the performance of duties under this Plan, except for such individual’s own willful misconduct or as expressly provided by law (the “Administrative Actions”).  Further, the Committee (and all delegates of the Committee), in addition to such other rights of indemnification as they may have as members of the Board or officers of the Company or an Affiliate, any individual serving as a Committee member shall be indemnified and held harmless by the Company to the fullest extent allowed by law against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any Administrative Action.

5.	Eligibility.

The persons who shall be eligible to receive Awards pursuant to the Plan shall be such employees of the Company or any Affiliate (including officers of the Company or any Affiliate, whether or not they are directors of the Company or any Affiliate), Non-Employee Directors, and Consultants, in each case as the Committee shall select from time to time.  The grant of an Award hereunder to any employee, Non-Employee Director or Consultant shall impose no obligation on the Company or any Affiliate to continue the employment or services of a Participant and shall not lessen or affect the Company’s or such Affiliate’s right to terminate the employment or services of such Participant.  No Participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards, or of multiple Awards granted to a Participant.  The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).  Notwithstanding any provision of the Plan, no Award may be granted if it would be subject to, but fail to comply with, the requirements set forth in Section 409A of the Code and any regulations or guidance promulgated thereunder.

6.	Awards Under the Plan; Agreement.

The Committee may grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Grants and Other Awards in such amounts and with such terms and conditions as the Committee shall determine, subject to the provisions of the Plan.  Each Award granted under the Plan (except unconditional Stock Grants or Stock Grants issued pursuant to the terms of the Directors’ Plan) shall be evidenced by an Agreement which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable and which are not in conflict with the terms of the Plan.  By accepting an Award, a Participant shall be deemed to agree that the Award shall be subject to all of the terms and provisions of the Plan and the applicable Agreement.

7.	Options.

The following provisions govern Options.

(a)
Identification of Options.  Each Option shall be clearly identified in the applicable Agreement as either an Incentive Stock Option or a Nonqualified Stock Option.  All Options shall be non-transferable, except by will or the laws of descent and distribution or except as otherwise determined by the Committee as provided by Section 21(c) hereof with respect to a Nonqualified Stock Option.

(b)
Exercise Price.  Each Agreement with respect to an Option shall set forth the amount per share (the “option exercise price”) payable by the Participant to the Company upon exercise of the Option; provided, however, in no event shall the option exercise price be less than the Fair Market Value of a share of Company Stock as of the date of grant of such Option.

(c)	Term and Exercise of Options.

(i)
Each Option shall become exercisable at the time determined by the Committee and set forth in the applicable Agreement. At the time of grant of an Option, the Committee may impose such restrictions or conditions to the exercisability of the Option as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of one or more Performance Goals. Subject to Section 7(d) hereof, the Committee shall determine the expiration date of each Option, which shall be no later than the tenth anniversary of the date of grant of the Option.

(ii)
An Option shall be exercised by delivering the form of notice of exercise provided by the Company.  Payment for shares of Company Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise by one or a combination of the following means: (A) in cash or by personal check, certified check, bank cashier’s check or wire transfer; (B) in shares of Company Stock owned by the Participant for at least six months prior to the date of exercise; (C) by broker assisted cashless exercise; (D) with the approval of the Committee, by “net exercise,” meaning that upon the exercise of an Option or any portion thereof, the Company shall deliver the greatest number of whole shares of Company Stock having a Fair Market Value on the date of exercise not in excess of the difference between: (x) the aggregate Fair Market Value of the shares of Company Stock subject to the Option (or the portion of such Option then being exercised); and (y) the aggregate exercise price for all such shares of Company Stock under the Option (or the portion thereof then being exercised) plus (to the extent it would not give rise to adverse accounting consequences pursuant to applicable accounting principles) the amount of withholding tax due upon exercise, with any fractional share that would result from such equation to be payable in cash, to the extent practicable, or cancelled; or (E) by any such other methods as the Committee may from time to time authorize; provided, however, that in the case of a Participant who is subject to Section 16 of the Exchange Act, the method of making such payment shall be in compliance with applicable law.  Any payment in shares of Company Stock shall be effected by the delivery of such shares to, and in a form approved by, the Secretary of the Company or his or her designee (including by way of electronic delivery), accompanied by any other documents and evidences as the Secretary of the Company or his or her designee shall require.

(iii)
Shares of Company Stock purchased upon the exercise of an Option shall be issued in book entry form in the name of or for the account of the Participant or other person entitled to receive such shares and shall be entered on the books of the Company’s transfer agent in the name of the Participant or such other person (unless otherwise determined by the Committee), as soon as practicable following the effective date on which the Option is exercised.

(d)
Provisions Relating to Incentive Stock Options.  Incentive Stock Options may only be granted to employees of the Company and its Affiliates, in accordance with the provisions of Section 422 of the Code.  The option exercise price for each Incentive Stock Option shall be equal to or greater than the Fair Market Value of a share of Company Stock on the date of grant.  To the extent that the aggregate Fair Market Value of shares of Company Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company or a Subsidiary shall exceed $100,000, such Options shall be treated as Nonqualified Stock Options.  For purposes of this Section 7(d), Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.  No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns (or is deemed to own under the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company unless: (A) the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of a share of Company Stock at the time such Incentive Stock Option is granted; and (B) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

(e)
Effect of Termination of Employment (or Provision of Services).  Unless otherwise provided by the Committee, in the event that the employment of a Participant with the Company and its Affiliates (or the Participant’s service to the Company and its Affiliates) shall terminate for any reason other than Cause, death or disability, then: (i) each Option granted to such Participant, to the extent that it is exercisable at the time of such termination, shall remain exercisable for: (x) in the case of Incentive Stock Options, the 90 day period following such termination, but in no event following the expiration of its term; and (y) in the case of Nonqualified Stock Options, the one year period following such termination, but in no event following the expiration of its term; and (ii) each Option that remains unexercisable as of the date of such a termination shall be terminated at the time of such termination.  Unless otherwise provided by the Committee, in the event that the employment of a Participant with the Company and its Affiliates (or the Participant’s service to the Company and its Affiliates) shall terminate on account of the death or disability of the Participant, except as otherwise determined by the Committee, all Options held by the Participant immediately prior to the Participant’s death or disability, as the case may be, to the extent then exercisable, may be exercised by the Participant or by the Participant’s legal representative, executor, administrator or transferee by will or the laws of descent and distribution, at any time within the one year period ending on the first anniversary of the Participant’s death or disability, and shall thereupon terminate.  In no event, however, shall an Option remain exercisable following the expiration of its term.  In the event that the employment of a Participant with the Company and its Affiliates (or the Participant’s service to the Company and its Affiliates) shall terminate on account of Cause, each Option that is outstanding as of the date of such termination, whether or not then exercisable, shall be terminated at the time of such termination.

8.	Stock Appreciation Rights.

(a)
General.  A Stock Appreciation Right may be granted in connection with an Option, either at the time of grant or, with respect to a Nonqualified Stock Option, at any time thereafter during the term of the Option, or may be granted unrelated to an Option.  At the time of grant of a Stock Appreciation Right, the Committee may impose such restrictions or conditions to the exercisability of the Stock Appreciation Right as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of performance goals based on one or more Performance Goals.  The term of a Stock Appreciation Right granted without relationship to an Option shall not exceed ten years from the date of grant.

(b)
Surrender of Option.  A Stock Appreciation Right related to an Option shall require the holder, upon exercise, to surrender such Option with respect to the number of shares as to which such Stock Appreciation Right is exercised, in order to receive payment of any amount computed pursuant to Section 8(d).  Such Option will, to the extent surrendered, then cease to be exercisable.

(c)
Timing and Transferability.  Subject to Section 8(g) and to such rules and restrictions as the Committee may impose, a Stock Appreciation Right granted in connection with an Option will be exercisable at such time or times, and only to the extent, that a related Option is exercisable, and will not be transferable except to the extent that such related Option may be transferable.

(d)
Exercise of Stock Appreciation Rights Related to Options.  Upon the exercise of a Stock Appreciation Right related to an Option, the holder will be entitled to receive payment of an amount determined by multiplying:

(i)	the excess of the Fair Market Value of a share of Company Stock on the date of exercise of such Stock Appreciation Right over the option exercise price specified in the related Option; by

(ii)	the number of shares as to which such Stock Appreciation Right is exercised.

The payment upon exercise of a Stock Appreciation Right granted with a relationship to an Option shall be made in shares of Company Stock which have an aggregate Fair Market Value (as of the date of exercise of the Stock Appreciation Right) equal to the amount of the payment as set forth in such

Agreement or, only if and to the extent set out in the Agreement for the Award, in cash.

(e)
Exercise of Stock Appreciation Rights Not Related to Options.  A Stock Appreciation Right granted without relationship to an Option will entitle the holder, upon exercise of the Stock Appreciation Right, to receive payment of an amount determined by multiplying:

(i)
the excess of: (A) the Fair Market Value of a share of Company Stock on the date of exercise of such Stock Appreciation Right; over (B) the greater of the Fair Market Value of a share of Company Stock on the date the Stock Appreciation Right was granted or such greater amount as may be set forth in the applicable Agreement; by

(ii)	the number of shares as to which such Stock Appreciation Right is exercised.

The payment upon exercise of a Stock Appreciation Right granted without a relationship to an Option shall be made in shares of Company Stock which have an aggregate Fair Market Value (as of the date of exercise of the Stock Appreciation Right) equal to the amount of the payment as set forth in such Agreement or, only if and to the extent set out in the Agreement for the Award, in cash.

(f)
Limitations on Amounts Payable.  Notwithstanding subsections (d) and (e) above, the Committee may place a limitation on the amount payable upon exercise of a Stock Appreciation Right.  Any such limitation must be determined as of the date of grant and noted in the applicable Agreement.

(g)
Effect of Termination of Employment (or Provision of Services).  Unless otherwise provided by the Committee, in the event that the employment of a Participant with the Company and its Affiliates (or the Participant’s service to the Company and its Affiliates) shall terminate for any reason other than Cause, death or disability, then: (i) each Stock Appreciation Right granted to such Participant, to the extent that it is exercisable at the time of such termination, shall remain exercisable for the one year period following such termination, but in no event following the expiration of its term; and (ii) each Stock Appreciation Right that remains unexercisable as of the date of such a termination shall be terminated at the time of such termination.  In the event that the employment of a Participant with the Company and its Affiliates (or the Participant’s service to the Company and its Affiliates) shall terminate on account of the death or disability of the Participant, except as otherwise determined by the Committee, all Stock Appreciation Rights held by the Participant immediately prior to the Participant’s death or disability, as the case may be, to the extent then exercisable, may be exercised by the Participant or by the Participant’s legal representative, executor, administrator or transferee by will or the laws of descent and distribution, at any time within the one year period ending on the first anniversary of the Participant’s death or disability, and shall thereupon terminate.  In no event, however, shall a Stock Appreciation Right remain exercisable following the expiration of its term.  In the event that the employment of a Participant with the Company and its Affiliates (or the Participant’s service to the Company and its Affiliates) shall terminate on account of Cause, each Stock Appreciation Right that is outstanding as of the date of such termination, whether or not then exercisable, shall be terminated at the time of such termination.

9.	Restricted Stock.

(a)	Price. At the time of the grant of shares of Restricted Stock, the Committee shall determine the price, if any, to be paid by the Participant for each share of Restricted Stock subject to the Award.

(b)
Vesting Date.  At the time of the grant of shares of Restricted Stock, the Committee shall establish a vesting date or vesting dates with respect to such shares.  The Committee may divide such shares into classes and assign a different vesting date for each class.  Provided that all conditions to the vesting of a share of Restricted Stock are satisfied, and subject to Section 9(h), upon the occurrence of the vesting date with respect to a share of Restricted Stock, such share shall vest and the restrictions of Section 9(d) shall lapse.

(c)
Conditions to Vesting.  At the time of the grant of shares of Restricted Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of performance goals based on one or more Performance Goals.  The Committee may also provide that the vesting or forfeiture of shares of Restricted Stock may be based upon the achievement of, or failure to achieve, certain levels of performance and may provide for partial vesting of Restricted Stock in the event that the maximum level of performance is not met if the minimum level of performance has been equaled or exceeded.

(d)
Restrictions on Transfer Prior to Vesting.  Prior to the vesting of a share of Restricted Stock, such Restricted Stock may not be transferred, assigned or otherwise disposed of, and no transfer of a Participant’s rights with respect to such Restricted Stock, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted.  Immediately upon any attempt to transfer such rights, such shares, and all of the rights related thereto, shall be forfeited by the Participant.

(e)
Voting Rights; Dividends on Restricted Stock.  Unless the Committee determines otherwise, a Participant who has been awarded shares of Restricted Stock shall be entitled to vote such shares.  The Company shall pay to each Participant, in cash, any dividends paid on Restricted Stock awarded to such Participant.  Such payment shall be made on the date that such dividend would be paid to the Company’s stockholders, generally; provided, however, that if the vesting of any shares of Restricted Stock awarded to a Participant is based on achievement of one or more Performance Goals, such dividends shall be accrued and shall be paid to the Participant only if and when such shares become vested.

(f)
Book Entry.  Unless otherwise determined by the Committee, the shares of Company Stock underlying Restricted Stock awards shall be registered by the Company in book entry form, with such notation specifying that such shares are not transferable and are subject to the provisions of the Plan and the restrictions, terms and conditions set forth in the applicable Agreement as the Committee determines to be appropriate.  The Committee may, upon such terms and conditions as it determines, provide that a certificate or certificates representing the shares underlying a Restricted Stock award shall be registered in the Participant’s name which shall: (i) bear an appropriate legend specifying that such shares are not transferable and are subject to the provisions of the Plan and the restrictions, terms and conditions set forth in the applicable Agreement; and (ii) shall be held in escrow by the Company on behalf of the Participant until such shares become vested or are forfeited.

(g)
Consequences of Vesting.  Upon the vesting of a share of Restricted Stock pursuant to the terms hereof, the restrictions of Section 9(d) shall lapse with respect to such share.  Following the date on which a share of Restricted Stock vests, the Company shall cause to be entered on the books of the Company's transfer agent an entry reflecting the lapse of such restrictions with respect to such share of Restricted Stock vested in the name of the Participant.

(h)
Effect of Termination of Employment (or Provision of Services).  Unless otherwise provided by the Committee, upon the termination of a Participant’s employment with the Company and its Affiliates for any reason other than death or disability, any and all shares to which restrictions on transferability apply shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company.  In the event of a forfeiture of shares pursuant to this Section 9(h), the Company shall repay to the Participant (or the Participant’s estate) any amount paid by the Participant for such shares.  In the event that the Company requires a return of shares, it shall also have the right to require the return of all dividends paid on such shares, whether by termination of any escrow arrangement under which such dividends are held or otherwise.  In the event that the employment of a Participant with the Company and its Affiliates (or the Participant’s service to the Company and its Affiliates) shall terminate on account of the death or disability:

(i)
all shares of Company Stock subject to restrictions on transferability as set forth in Section 9(d), the vesting of which is not subject to the achievement of Performance Goals, shall no longer be subject to any restrictions on transferability; and

(ii)
all shares of Company Stock subject to restrictions on transferability, the vesting of which is subject to the achievement of Performance Goals, shall continue to be subject to such restrictions on transferability unless and until the conditions of vesting of such Company Stock contained in the applicable Participant Agreement are satisfied.  Any and all shares which fail to become vested pursuant to the terms of the Participant Agreement evidencing the award of such Company Stock shall be forfeited by the Participant (or the Participant’s estate) and transferred to, and reacquired by, the Company as described in the first paragraph of Section 9(h) above.

10.	Restricted Stock Units.

(a)
Vesting Date.  At the time of the grant of an Award of Restricted Stock Units, the Committee shall establish a vesting date or vesting dates with respect to such Restricted Stock Units.  The Committee may divide such Restricted Stock Units into classes and assign a different vesting date for each class.  Provided that all conditions to the vesting of a Restricted Stock Unit imposed pursuant to Section 10(d) are satisfied, and subject to Section 10(e), upon the occurrence of the vesting date with respect to a Restricted Stock Unit, such Unit shall vest.

(b)
Settlement of Awards.  Following the vesting of a Participant’s Restricted Stock Units, the Participant shall be paid, at such time or times as shall be set forth in the Award Agreement, a number of shares of Company Stock equal to the number of the Restricted Stock Units, or, only if and to the extent set forth in the Award Agreement, the Fair Market Value of an equal number of shares of Company Stock in cash, or a combination thereof.

(c)
Dividend Equivalents.  If so provided in the Award Agreement, following the vesting of a Restricted Stock Unit, the Participant shall also be entitled to dividend equivalents as follows: (i) an amount equal to the aggregate dividends paid with respect to a share of Company Stock during the period commencing on the date on which the Restricted Stock Unit was granted and terminating on the date on which the Participant is entitled to settlement of such Restricted Stock Unit; or (ii) the Fair Market Value of that number of shares of Company Stock that would have been payable had the aggregate dividends paid with respect to a share of Company Stock during the period commencing on the date on which the Restricted Stock Unit was granted and terminating on the date on which the Participant is entitled to settlement of such Restricted Stock Unit been immediately reinvested in Company Stock on the dividend payment date.  Any such dividend equivalents shall be payable either in cash or shares of Company Stock, with any fractional shares payable in cash, and at such time or times, as is provided in the applicable Agreement.

(d)
Conditions to Vesting.  At the time of the grant of an Award of Restricted Stock Units, the Committee may impose such restrictions or conditions to the vesting of such Restricted Stock Units as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of performance goals based on one or more Performance Goals.

(e)
Effect of Termination of Employment (or Provision of Services).  All Restricted Stock Units held by a Participant which are not vested upon the termination of such Participant’s employment with the Company and its Affiliates (or upon cessation of such Participant’s services to the Company and its Affiliates) shall be forfeited to the Company unless otherwise provided by the Committee as set forth in the Agreement evidencing the grant of such Restricted Stock Units.

11.	Stock Grants.

Stock Grants may be awarded: (i) as, or in payment of, a bonus (including without limitation any compensation that is intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code), or to provide incentives or recognize special achievements or contributions; or (ii) as that portion of the annual retainer of any Non-Employee Director that is paid in shares of Company Stock pursuant to the Directors’ Plan.  In the event that the Committee makes a Stock Grant to a Participant, the shares of Company Stock granted pursuant to such Stock Grant shall be issued in the form of book-entry shares in the name of the Participant as soon as reasonably practicable after the grant date.

12.	Other Awards.

Other forms of Awards (“Other Awards”) valued in whole or in part by reference to, or otherwise based on, Company Stock may be granted either alone or in addition to other Awards under the Plan.  Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Awards shall be granted, the number of shares of Company Stock to be granted pursuant to such Other Awards, and the conditions to the vesting and/or payment of such Other Awards (which may include, but not be limited to, achievement of performance goals based on one or more Performance Goals) and all other terms and conditions of such Other Awards, provided, however, that to the extent the Committee determines that an Other Award is subject to Section 409A of the Code, the terms and conditions of such Other Award must comply with the applicable provisions of such section.

13.	Special Provisions Regarding Certain Awards.

The Committee may make Awards hereunder to Covered Employees (or to individuals whom the Committee believes may become Covered Employees) that are intended to qualify as performance-based compensation under Section 162(m) of the Code.  The exercisability and/or payment of such Awards may be subject to the achievement of one or more Performance Goals and to certification of such achievement in writing by the Committee.  Such Performance Goals shall be established in writing by the Committee not later than the time period prescribed under Section 162(m) and the regulations thereunder.  All provisions of such Awards which are intended to qualify as performance-based compensation shall be construed in a manner to so comply.

14.	Change in Control.

Notwithstanding any other provisions of the Plan, if a Change of Control occurs, then:

(a)	the Participant’s Restricted Stock that was forfeitable shall thereupon become nonforfeitable;

(b)
any unexercised Option or Stock Appreciation Right, whether or not exercisable on the date of such Change of Control, shall thereupon be fully exercisable and may be exercised, in whole or in part; and

(c)	any other Award granted pursuant to the Plan, to the extent not previously vested, shall thereupon become fully vested.

15.	Rights as a Stockholder.

Except as specifically provided by the Plan or an Agreement, no person shall have any rights as a stockholder with respect to any shares of Company Stock covered by or relating to any Award until the date on which the Company shall cause to be entered on the books of the Company’s transfer agent an entry recording the name of the person to whom such shares were granted and the number of shares of Company Stock granted.  Except for adjustments provided in Section 3(c) or as otherwise specifically provided by the Plan or an Agreement, no adjustment to any Award shall be made for dividends or other rights for which the record date occurs prior to the effective date of such book entry.

16.	No Employment Rights; No Right to Award.

Nothing contained in the Plan or any Agreement shall confer upon any Participant any right with respect to the continuation of employment by or provision of services to the Company and its Affiliates or interfere in any way with the right of the Company and its Affiliates, subject to the terms of any separate agreement to the contrary, at any time to terminate such employment or service or to increase or decrease the compensation of the Participant.  No person shall have any claim or right to receive an Award hereunder.  The Committee’s granting of an Award to a Participant at any time shall neither require the Committee to grant any other Award to such Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other person.

17.	Securities Matters.

(a)
Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause its transfer agent to enter in its records the transfer of shares of Company Stock to any person or to be issued or delivered any certificates evidencing shares of Company Stock pursuant to the Plan unless and until the Company is advised by its counsel (which may be the Company’s in-house counsel) that such book entry or such issuance and delivery of certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded.  The Committee may require, as a condition of such book entry or issuance and delivery of certificates evidencing shares of Company Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such book entry contain such notations or that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or advisable.

(b)
The transfer of any shares of Company Stock hereunder shall be effective only at such time as counsel to the Company (which may be the Company’s in-house counsel) shall have determined that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded.  The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Company Stock hereunder in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws.  The Committee shall inform the Participant in writing of its decision to defer the effectiveness of a transfer.  During the period of such deferral in connection with the exercise of an Option, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

18.	Withholding Taxes.

Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto.  Whenever shares of Company Stock are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto.  With the approval of the Committee, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares of Company Stock having a Fair Market Value equal to the minimum statutory amount of tax required to be withheld, as determined by the Committee.  Fractional share amounts shall be settled in cash.  Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an Award.

19.	Notification of Election Under Section 83(b) of the Code.

If any Participant shall, in connection with the acquisition of shares of Company Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service.

20.	Amendment or Termination of the Plan.

The Board may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that stockholder approval shall be required for any such amendment if and to the extent such approval is required in order to comply with applicable law (including, but not limited to, the incentive stock options regulations and any amendments thereto) or stock exchange listing requirements.  Nothing herein shall restrict the Committee’s ability to exercise its discretionary authority pursuant to Sections 3 and 4, which discretion may be exercised without amendment to the Plan.  Except as described in Section 31 of this Plan, no action hereunder may, without the consent of a Participant, reduce the Participant’s rights under any outstanding Award.  In addition, the Board shall not, without the prior approval of the

Company’s stockholders, amend any Award outstanding under the Plan to reduce the exercise price of such Award (other than equitable adjustments made in accordance with Section 3(c) hereof); nor shall the Board, without the prior approval of the Company’s stockholders, cancel any Award outstanding under the Plan and then subsequently regrant to the Participant the same Award with a lower exercise price.

21.	Nontransferability of Awards.

(a)
Except as provided below, each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s guardian or legal representative.

(b)
Except as provided below, no Award, and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(c)
To the extent and in the manner permitted by the Committee, and subject to such terms, conditions, restrictions or limitations that may be prescribed by the Committee, a Participant may transfer an Award (other than an Incentive Stock Option) to: (i) a spouse, sibling, parent, stepparent, child, stepchild, grandchild, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships (any of which, an “Immediate Family Member”) of the Participant; (ii) a trust, the primary beneficiaries of which consist exclusively of the Participant or Immediate Family Members of the Participant; or (iii) a corporation, partnership or similar entity, the owners of which consist exclusively of the Participant or Immediate Family Members of the Participant.

22.	Leaves of Absence.

In the case of any Participant on an approved leave of absence, the Committee may make such provisions respecting the continuance of Awards while such Participant is in the employ or service of the Company as it may deem equitable, except that in no event may any Option or Stock Appreciation Right be exercised after the expiration of its term.

23.	Expenses and Receipts.

The expenses of the Plan shall be paid by the Company.  Any proceeds received by the Company in connection with any Award may be used for general corporate purposes.

24.	Effective Date and Term of Plan.

The Plan was approved by the stockholders of the Company on April 27, 2005.  The Plan, As Amended and Restated Effective as of May 1, 2010 (the “Restated Plan”), shall be subject to the requisite approval of the stockholders of the Company.  In the absence of such approval, any Awards granted on or after May 1, 2010 with respect to the additional shares reserved for issuance under the Restated Plan shall be null and void.  Unless earlier terminated by the Board, the right to grant Awards under the Plan shall terminate on the tenth anniversary of the Effective Date.  Awards outstanding at Plan termination shall remain in effect according to their terms and the provisions of the Plan.

25.	Applicable Law.

Except to the extent preempted by any applicable federal law, the Plan shall be construed and administered in accordance with the laws of the State of New Jersey without reference to its principles of conflicts of law.

26.	Participant Rights.

No Participant shall have any claim to be granted any award under the Plan, and there is no obligation for uniformity of treatment for Participants.

27.	Unfunded Status of Awards.

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation.  With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company.

28.	No Fractional Shares.

No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan.  The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

29.	Beneficiary.

A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation.  If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

30.	Severability.

If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

31.	409A Compliance.

Notwithstanding anything to the contrary contained in the Plan or in any Agreement, to the extent that the Committee determines that the Plan or any Award is subject to Section 409A of the Code and fails to comply with the requirements of Section 409A of the Code, the Committee reserves the right to amend or terminate the Plan and/or amend, restructure, terminate or replace the Award in order to cause the Award to either not be subject to Section 409A of the Code or to comply with the applicable provisions of such section.  Notwithstanding any provision of this Plan to the contrary, in no event shall the Company or any Affiliate be liable to a Participant on account of an Award’s failure to: (i) qualify for favorable U.S., State or other tax treatment; or (ii) avoid adverse tax treatment under U.S., State or other law, including, without limitation, Section 409A of the Code.

Appendix D

SELECTIVE INSURANCE GROUP, INC.
CASH INCENTIVE PLAN

As Amended and Restated as of May 1, 2010

1.	Purpose.

The purpose of the Cash Incentive Plan of Selective Insurance Group, Inc. is to provide the Company with an effective vehicle to assist in attracting, retaining, and motivating its employees; to reinforce corporate, organizational and business development goals; and to promote year-to-year and long-range financial and other business objectives by rewarding the performance of officers and other employees in fulfilling their individual responsibilities for achieving these year-to-year and long-range objectives.

2.	Definitions.

The following terms, as used herein, shall have the following meanings:

(a)           “Award” shall mean an incentive compensation award granted pursuant to the Plan that is contingent upon the individual performance of a Participant and the attainment of Performance Goals with respect to a Performance Period.

(b)           “Board” shall mean the Board of Directors of Selective Insurance Group, Inc..

(c)           “Code” shall mean the Internal Revenue Code of 1986, as amended.

(d)           “Committee” shall mean the Salary and Employee Benefits Committee of the Board.

(e)           “Company” shall mean Selective Insurance Group, Inc., a New Jersey corporation, and its subsidiaries.

(f)           “Covered Employee” shall have the meaning set forth in Section 162(m)(3) of the Code.

(g)           “Participant” shall mean an officer or other employee of the Company who is, pursuant to Section 4 of the Plan, selected to participate in the Plan.

(h)           “Performance Goals” means performance goals based on one or more of the following criteria: (i) return on total stockholder equity or operating return on total stockholder equity; (ii) earnings per share or book value per share of the Company's stock; (iii) net income (before or after taxes); (iv) earnings before all or any interest, taxes, depreciation and/or amortization; (v) return on assets, capital or investment; (vi) market share; (vii) cost reduction goals; (viii) earnings from continuing operations; (ix) levels of expense, costs or liabilities; (x) department, division or business unit level performance; (xi) operating profit; (xii) sales or revenues; (xiii) stock price appreciation; (xiv) total stockholder return; (xv) growth in net premiums written, including, without limitation, policy count; (xvi) combined ratios; (xvii)

 implementation or completion of critical projects or processes; (xviii) except in the case of a “Covered Employee,” any other performance criteria established by the Committee; or (xix) any combination of the foregoing.  Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, or affiliate, or a division or strategic business unit of the Company or a combination thereof, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee.  The Performance Goals may include a threshold level of performance below which no payment will be made, levels of performance at which specified payments will be made, and a maximum level of performance above which no additional payment will be made.  To the extent possible, each of the foregoing Performance Goals shall be determined, as appropriate, in accordance with generally accepted accounting principles or statutory accounting principles and shall be subject to certification by the Committee; provided that the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any affiliate or the financial statements of the Company or any affiliate, in response to changes in applicable laws or regulations, or to account for items of realized and unrealized gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

(i)           “Performance Period” shall mean a period of time determined by the Committee that is no less than one year.

(j)           “Plan” shall mean this Selective Insurance Group, Inc. Cash Incentive Plan.

3.	Administration.

The Plan shall be administered by the Committee.  Subject to the provisions of the Plan, the Committee shall have the authority in its sole discretion, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the terms, conditions, restrictions and performance criteria, including Performance Goals and the length of the Performance Period relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, or surrendered; to make adjustments in the Performance Goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles, or for any other reason; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of any Award; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.  All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, the Participant (or any person claiming any rights under the Plan from or through any Participant) and any shareholder.

4.           Eligibility.

Awards may be granted to officers and other employees of the Company in the sole discretion of the Committee.  In determining the persons to whom Awards shall be granted and the Performance Goals relating to each Award, the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5.           Terms of Awards.

(a)           Form of Award.  Awards granted pursuant to the Plan shall be evidenced in such form as the Committee shall from time to time approve and the terms and conditions of such Awards shall be set forth therein.

(b)           Performance Goals.  For each Performance Period, the Committee shall specify the Performance Goals applicable to each Award.  Performance Goals may include a level of performance below which no payment shall be made and levels of performance at which specified percentages of the Award shall be paid.  Award levels for any Performance Period may be expressed as a dollar amount or as a percentage of the Participant's annual base salary.

(c)           Payment of Awards.  Unless otherwise determined by the Committee, all payments in respect of Awards granted under this Plan shall be made, in cash, as soon as practicable in the calendar year following the end of the calendar year during which the Performance Period concludes.  Participants must be employed by the Company as of the payment date established for Awards relating to the Performance Period for which payment is to be made; provided that, if the Participant's employment is terminated prior to such payment date by reason of death, retirement on or after “Early Retirement Age” or “Normal Retirement Age,” as each is defined in the Retirement Income Plan For Selective Insurance Company of America, “Total Disability” as such is defined in the aforementioned Retirement Income Plan, or for any other reason with the express consent of the Committee, the Committee, in its sole discretion, may provide for an Award payment to the Participant or, if applicable, the Participant's designated beneficiary.

(d)           Limitations and Reductions.  Notwithstanding anything to the contrary contained herein, in no event shall payments in respect of Awards be made in any Performance Period to a Participant in an amount that exceeds the product of (i) seven million five hundred thousand dollars ($7.5 million), multiplied by (ii) the number of full and partial years of the Performance Period.  The Committee may reduce or eliminate any Award under the Plan, but in no event may the Committee increase the amount of an Award payable to a Covered Employee over such amount payable based on the objective criteria established at the outset of the fiscal year for which the Award is made.

6.           General Provisions.

(a)           Compliance with Legal Requirements.  The Plan and the granting and payment of Awards, and the other obligations of the Company under the Plan or other agreement made with respect to any Award shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.

(b)           Nontransferability.  Awards shall not be transferable by a Participant except by will or the laws of descent and distribution.

(c)           No Right To Continued Employment.  Nothing in the Plan or in any Award granted or other agreement entered into pursuant hereto shall confer upon any Participant the right to continue in the employ of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or other agreement or to interfere with or limit in any way the right of the Company to terminate such Participant’s employment.

(d)           Withholding Taxes.  Where a Participant or other person is entitled to receive a cash payment pursuant to an Award hereunder, the Company shall have the right to withhold from such Award or require the Participant or such other person to pay to the Company the amount of any taxes that the Company may be required to withhold before delivery to such Participant or other person of such payment.

(e)           Amendment, Termination and Duration of the Plan.  The Board or the Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided that, no amendment that requires shareholder approval in order for the Plan to continue to comply with Code Section 162(m) shall be effective unless the same shall be approved by the requisite vote of the shareholders of the Company.  Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Participant, without such Participant’s consent, under any Award  previously granted under the Plan.

(f)           Participant Rights.  No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment for Participants.

(g)           Unfunded Status of Awards.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation.  With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company.

(h)           Governing Law.  The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of New Jersey without giving effect to the conflict of laws principles thereof.

(i)           Effective Date.  The Plan was originally effective as of April 1, 2005.  This amended and restated Plan shall be effective as of May 1, 2010, subject to approval by the Company’s shareholders.

(j)           Beneficiary.  A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation.  If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the grantee’s beneficiary.

(k)           Interpretation.  The Plan is designed and intended to comply, to the extent applicable, with Section 162(m) of the Code, and all provisions hereof shall be construed in a manner to so comply.

(l)           Other Plans or Payments.  Nothing in this Plan shall be construed (i) to limit the authority of the Committee, the Board, or the Company, to establish any other compensation plan, or (ii) to limit their authority to pay bonuses or other supplemental compensation to any persons employed by the Company, whether or not such person is a Participant in this Plan and regardless of how such compensation or bonus is determined.

DIRECTIONS

Selective Insurance Group, Inc.
Directions to Principal Offices
40 Wantage Avenue
Branchville, NJ 07890-1000

From East:
Route I-80 West to Route 15 North to Route 206 North. Go about 2 miles from Route 15/Route 206 intersection, turn right at traffic light, then left on Route 630 (Broad Street).  Turn right at Post Office onto Wantage Avenue (Route 519).  1st entrance on right - Northeast Operations.  2nd entrance on right - Corporate office/main reception area.

From West:
Route I-80 East to Route 94 North to Route 206 North. Turn right at Branchville traffic light opposite "Our Lady Queen of Peace" Catholic church, then left on Route 630 (Broad Street).  Turn right at Post Office onto Wantage Avenue (Route 519).  1st entrance on right - Northeast Operations.  2nd entrance on right - Corporate office/main reception area.
- or -
Route I-78 East to Pa. Route 611 North to Route 94 North to Route 206 North. Turn right at Branchville traffic light opposite "Our Lady Queen of Peace" Catholic church, then left on Route 630 (Broad Street).  Turn right at Post Office onto Wantage Avenue (Route 519).  1st entrance on right - Northeast Operations.  2nd entrance on right - Corporate office/main reception area.
- or -
Route I-78 East to Route 31 North to Route 46 West to Route 94 North to Route 206 North. Turn right at Branchville traffic light opposite "Our Lady Queen of Peace" Catholic church, then left on Route 630 (Broad Street).  Turn right at Post Office onto Wantage Avenue (Route 519).  1st entrance on right - Northeast Operations.  2nd entrance on right - Corporate office/main reception area.

From North:
Route I-84 (East or West) to PA Route 209 South to Route 206 South. Left at Branchville traffic light opposite "Our Lady Queen of Peace" Catholic church, then turn left on Route 630 (Broad Street).  Turn right at Post Office onto Wantage Avenue (Route 519).  1st entrance on right - Northeast Operations. 2nd entrance on right - Corporate office/main reception area.

From South:
Route 206 North or Route I-80 West to Route 15 North to Route 206 North.  Turn right at Branchville traffic light opposite "Our Lady Queen of Peace" Catholic church, then left on Route 630 (Broad Street).  Turn right at Post Office onto Wantage Avenue (Route 519).  1st entrance on right - Northeast Operations.  2nd entrance on right - Corporate office/main reception area.

SELECTIVE®

Shareowner Services℠
P.O. Box 64945
St. Paul, MN 55164-0945

COMPANY #

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET – www.eproxy.com/sigi
Use the Internet to vote your proxy until 12:00 p.m. (CT) on April 27, 2010. Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available and follow the instructions to obtain your records and create an electronic ballot.

PHONE – 1-800-560-1965
Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on April 27, 2010. Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available and follow the instructions.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Selective Insurance Group, Inc., c/o Shareowner Services℠, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

TO CHANGE YOUR VOTE
You may revoke your proxy by giving proper written notice of revocation to the Corporate Secretary of the Company before your proxy is exercised. Any subsequent timely and valid vote, by any means, will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. The last vote received before 12:00 noon (CT) on April 27, 2010, will be the one counted. You may also change your vote by voting in person at the Annual Meeting of Stockholders.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2, 3, 4 and 5.

1. Approve the amendment of the Restated Certificate of Incorporation of Selective Insurance Group, Inc. and the By-Laws. ☐ For ☐ Against ☐ Abstain

2. Election of four Class I directors: 01 W. Marston Becker, 02 Gregory E. Murphy, 03 Cynthia S. Nicholson, 04 William M. Rue ☐ Vote FOR all nominees (except as marked) ☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

5. Ratify the appointment of KPMG LLP as independent registered public accounting firm for the fiscal year ending December 31, 2010. ☐ For ☐ Against ☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:

Date ____________________

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

SELECTIVE INSURANCE GROUP, INC.

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, April 28, 2010
3:00 p.m.

40 Wantage Avenue
Branchville, New Jersey 07890

SELECTIVE®

proxy

This proxy is solicited by the Board of Directors of Selective Insurance Group, Inc. for use at the Annual Meeting of Stockholders to be held on April 28, 2010.

The undersigned, a stockholder of Selective Insurance Group, Inc. (the "Company"), hereby constitutes and appoints A. David Brown and J. Brian Thebault and/or any one of them (with full power of substitution and the full power to act without the other), proxies to vote all the shares of the Common Stock of the Company, registered in the name of the undersigned, at the Annual Meeting of Stockholders of the Company to be held on Wednesday, April 28, 2010 at 3:00 p.m., in the auditorium at the headquarters of the Company at 40 Wantage Avenue, Branchville, New Jersey, and at any adjournment thereof.

Specify your choices by marking the appropriate box (see reverse side), but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote your shares unless you sign and return this proxy, submit a proxy by telephone or through the Internet, or attend the meeting and vote by ballot.

Your vote is important. Please vote immediately.

See reverse for voting instructions.